As filed with the Securities and Exchange Commission on July 27, 2006
Registration No. 333-135510

United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM S-1
Amendment Number 1
Registration Statement
Under The Securities Act of 1933
HYPERDYNAMICS CORPORATION
(Exact name of small business issuer in its charter)

Delaware	1311	87-0400335
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial code)	(I.R.S. Employer Identification Number)

HYPERDYNAMICS CORPORATION
One Sugar Creek Blvd., #125
Sugar Land, Texas 77478
voice: (713) 353-9400        fax: (713) 353-9421
(Address and telephone number of principal executive offices and principal place of business)

Kent Watts, CEO and President
One Sugar Creek Blvd., #125
Sugar Land, Texas 77478 voice: (713) 353-9400        fax: (713) 353-9421
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:
 Joel Seidner, Esq.
880 Tully Road, Suite 50
Houston, Texas 77079
voice: (281) 493-1311         fax: (281) 667-3292
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.	☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock par value $0.001 underlying warrants	2,100,000 shares	$2.21	$4,641,000.00	$500.00

Common Stock par value $0.001 underlying convertible debentures	3,000,000 shares	$2.21	$3,105,000.00	$710.00

TOTAL REGISTRATION FEE				$1,210.00	(3)

(1)           The Proposed Maximum Offering Price Per Share was computed pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee. This fee computation is based on the closing price of the common stock on the American Stock Exchange under the stock symbol “HDY” on June 23, 2006.

(2)           In accordance with Rule 416 promulgated under the Securities Act of 1933, this Registration Statement also registers an indeterminate number of shares of common stock to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(3)    Previously Paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. THE SECURITIES COVERED BY THIS PROSPECTUS CANNOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF THAT STATE.

FORM S-1
PART I
INFORMATION REQUIRED IN A PROSPECTUS

WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WITH THE SECURITIES AND EXCHANGE COMMISSION. WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject To Completion : July 27, 2006
PROSPECTUS
HYPERDYNAMICS CORPORATION
One Sugar Creek Blvd., #125
Sugar Land, Texas 77478 voice: (713) 353-9400       fax: (713) 353-9421
5,100,000 Shares of Common Stock
This prospectus relates to the sale of up to 5,100,000 shares of our common stock by the Selling Stockholders. We will not receive proceeds from the sale of our shares by the Selling Stockholders. However, we may receive proceeds of up to $6,610,000 from the exercise of the warrants overlying some of the common stock only if Cornell Capital Partners, LP utilizes the cash method exercise.

        Our common stock is traded on the American Stock Exchange under the trading symbol “HDY.”

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 32 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE OUR STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is _______________ , 2006

Dealer Prospectus Delivery Obligation
Until ______________, 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

AVAILABLE INFORMATION

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file periodic reports, proxy materials and other information with the Securities and Exchange Commission (the “Commission”). In addition, we will furnish stockholders with annual reports containing audited financial statements certified by our independent accountants and interim reports containing unaudited financial information as may be necessary or desirable. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to: Kent Watts, Hyperdynamics Corporation, One Sugar Creek Blvd., #125, Sugar Land, Texas 77478, voice: (713) 353-9400, fax: (713) 353-9421. Our Web site is www.hypd.com.

We provide free of charge on our Web site our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable.

We have filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and this offering, reference is made to the Registration Statement, including its exhibits, that may be inspected without charge at the public reference room maintained by the Commission at 100 F Street N.E., Washington , D.C. 20549, tel. 1-800-SEC-0330. Copies of such material may also be obtained from the Public Reference Section of the Commission at 100 F Street N.E., Washington , D.C. 20549.

The Web site of the Commission is www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Visitors to the Commission's Web site may access such information by searching the EDGAR database.

PROSPECTUS SUMMARY

About Hyperdynamics

Our growth is dependent on our attaining profit from our operations and our raising capital through the sale of stock or debt. There is no assurance that we will be able to operate at a profit or sell our stock or debt. Our stock is traded on the American Stock Exchange under the symbol “HDY.” Our Web site is www.hypd.com. Our executive offices are located at Hyperdynamics Corporation, One Sugar Creek Blvd, #125, Sugar Land, Texas 77478, voice: (713) 353-9400, fax: (713) 353-9421. In this prospectus, we refer to ourselves and our subsidiaries as “Hyperdynamics,” “HDY, “We,” Us,” “Our” and the “Company.”

We explore for and produce oil and gas. We are active in onshore exploration, drilling and production in Louisiana. We own farmout rights for approximately 16,000,000 acres offshore Guinea upon which we have conducted extensive geophysical seismic testing and geochemical testing. We are presently negotiating a direct Production Sharing Agreement (“PSA”) with Guinea for a new PSA for the same offshore acreage.

In June 2006, we entered into a financing arrangement with Cornell Capital Partners, LP in the gross amount of $6,000,000 whereby we have already received the net amount of $1,800,000. We pay 9% of the proceeds of each of the three debentures to an affiliate of Cornell. We received an additional net amount of $1,820,000 pursuant to the second debenture. When the registration statement is ordered effective by the Commission, we expect to receive another net amount of $1,820,000. Since only the Commission can order that a registration statement is effective, we cannot determine when or if the registration statement will be effective.

In connection with the Cornell transaction, we issued 2,100,000 warrants to Cornell. We may receive proceeds of up to $6,610,000 from the exercise of the warrants if Cornell utilizes the cash method exercise.

Impact of Cornell transaction on share price. The Cornell transactions consist of 3 convertible debentures each maturing three years from each issue date and 3 warrants that Cornell purchased from us. The debentures have a fixed conversion price of $2.00 per share of our common stock. If Cornell purchases all three debentures and subsequently converts the three debentures at the fixed conversion price of $2.00 per share of common stock, we will have issued an aggregate of 3,000,000 shares of common stock. If Cornell exercises all of the warrants, we will issue 2,100,000 shares of common stock. The warrants expire in 2011 and are in three tranches consisting of:

(a)	one warrant to purchase 955,000 shares of common stock at an exercise price of $2.50 per share;

(b)	one warrant to purchase 715,000 shares of common stock at an exercise price of $3.50 per share; and

(c)	one warrant to purchase 430,000 shares of common stock at an exercise price of $4.00 per share.

If Cornell converts all of the debentures and exercises all of the warrants, we will issue an aggregate of 5,100,000 shares to Cornell.

The Agreements with Cornell.

On June 22, 2006, a condition subsequent to an agreement signed on June 19, 2006 occurred, allowing the financing transaction with Cornell to proceed. The condition subsequent was the approval of the transaction by the American Stock Exchange. We are sometimes called the "Obligor" or the "Company," and Cornell is sometimes called the "Holder" or the "Investor" or "Buyer," in the contracts described below.

The financing transaction is between us and Cornell Capital Partners, LP. Pursuant to the transaction we received the net cash amount of $1,800,000 from Cornell which is the net sale proceeds of the first debenture in the face amount of $2,000,000 less fees of 9% which we pay to an affiliate of Cornell. We received an additional net amount of $1,820,000 pursuant to the second debenture. We anticipate receiving further additional proceeds in the net amount of $1,820,000 from yet another debenture upon the effectiveness of the registration statement. Each of the three convertible debentures has a face amount of $2,000,000. Each convertible debenture is convertible into our common stock at a fixed price of $2.00 per share. If Cornell ultimately converts all three debentures in full, we will have issued an aggregate of 3,000,000 shares of common stock to Cornell in connection with the conversion of the debentures. The registration statement will register the 3,000,000 shares of common stock underlying the convertible debentures. Until the debentures are fully repaid or converted into common stock, they bear interest at the rate of 10% per annum. The aggregate monthly cash repayment is $175,000 for all of the 3 debentures less offsets from conversion amounts.

  As further consideration, we issued to Cornell three warrants to purchase an aggregate of 2,100,000 shares of our common stock. The registration statement will also register 2,100,000 shares of common stock underlying the warrants. The warrants expire on June 19, 2011. The terms of the three warrants are: (a) one warrant to purchase 955,000 shares of common stock at an exercise price of $2.50 per share; (b) one warrant to purchase 715,000 shares of common stock at an exercise price of $3.50 per share; and (c) one warrant to purchase 430,000 shares of common stock at an exercise price of $4.00 per share. If Cornell ultimately exercises all three warrants in full, then we will have issued 2,100,000 shares of common stock to Cornell in connection with the warrants, and we will have received an additional $6,610,000 in cash proceeds from the warrant exercises.

We are filing this registration statement to register 5,100,000 shares of common stock (3,000,000 shares underlying the debentures and 2,100,000 shares underlying the warrants). Since only the Commission can order a Form S-1 effective, we do not know when or if the Form S-1 will become effective. The Form S-1 will register the number of shares of common stock underlying the convertible debentures and the warrants.

The debentures have customary default, notice and cure provisions. If we default, receive notice from Cornell and fail to cure the default during the allotted time for cure (which varies depending on the type of default), then the conversion price of the debentures will become variable depending on our stock price at the time of conversion (a so called "market" conversion price, or a so called "future price" conversion price). If an uncured default occurs, we may have to issue more shares than the number of shares in the Form S-1 and in such a case we would have to file a new Form S-1. Pursuant to the rules of the American Stock Exchange, we cannot issue more that 9,215,406 shares of common stock in this transaction with Cornell unless we obtain shareholder approval.

The Agreements with Cornell:

1.	THE FIRST DEBENTURE.

We sold the first convertible debenture to Cornell at the first closing which occurred on June 22, 2006. Pursuant to the terms of the first convertible debenture, we promise to pay to Cornell or its successors and assigns the principal sum of $2,000,000 together with accrued but unpaid interest on or before June 19, 2009 (the "Maturity Date"). Interest accrues on the outstanding principal balance at the annual rate of 10%. Interest is calculated on the basis of a 365-day year and the actual number of days elapsed. Interest is to be paid to Cornell or its assignee. We will make monthly scheduled payments ("Scheduled Payments") on the Debenture and all other debentures issued in connection with the Securities Purchase Agreement consisting of a total of $175,000 of principal plus accrued and unpaid interest, commencing with the first Scheduled Payment which shall be due and payable on the earlier of (a) September 1, 2006 or (b) three days after the date that the Registration Statement is declared effective and continuing on the first business day of each calendar month until paid in full. The Debenture shall become due and immediately payable, including all accrued but unpaid interest, upon an Event of Default. If the Holder converts a portion of the principal amount outstanding under this Debenture or any other debenture issued in connection with the Securities Purchase Agreement prior to a Scheduled Payment due date, the Obligor shall be entitled to an off-set of the amount due pursuant to such Schedule Payment equal to the amount converted (the "Off-Set Amount"). In such event we are still obligated to make a Scheduled Payment reduced by the Off-Set Amount. At our option we have the right to redeem a portion or all amounts outstanding under this Debenture prior to the Maturity Date, which are not otherwise due pursuant to a Scheduled Payment, provided that the Closing Bid Price of the of the our Common Stock is less than $2.00 at the time of the Redemption Notice. We will pay an amount equal to the principal amount being redeemed plus a redemption premium ("Redemption Premium") equal to twenty percent (20%) of the principal amount being redeemed, and accrued interest, (collectively referred to as the "Redemption Amount"). In order to make a redemption, we must first provide written notice to Cornell. After receipt of the Redemption Notice, Cornell will have three business days to elect to convert all or any portion of this Debenture.

The Debenture is secured by a Security Agreement dated June 19, 2006 between the Holder and Trendsetters Production Company the "Security Agreement") and a Subsidiary Security Agreement dated June 19, 2006.

An "Event of Default" means any one of the following events:

(i)             Any default in the payment of the principal of, interest on or other charges in respect of this Debenture, free of any claim of subordination (whether on a Scheduled Payment due date, a Conversion Date or the Maturity Date or by acceleration or otherwise), which is not cured within three (3) business days of notice of such breach;

(ii)    The Obligor or any material subsidiary of the Obligor shall commence, or there shall be commenced against the Obligor or any material subsidiary of the Obligor under any applicable bankruptcy or insolvency laws as now or later in effect or any successor, or the Obligor or any material subsidiary of the Obligor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or later in effect relating to the Obligor or any material subsidiary of the Obligor or there is commenced against the Obligor or any material subsidiary of the Obligor any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Obligor or any material subsidiary of the Obligor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Obligor or any material subsidiary of the Obligor suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Obligor or any material subsidiary of the Obligor makes a general assignment for the benefit of creditors; or the Obligor or any material subsidiary of the Obligor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Obligor or any material subsidiary of the Obligor shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Obligor or any material subsidiary of the Obligor shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Obligor or any material subsidiary of the Obligor for the purpose of effecting any of the foregoing. The term "material subsidiary" shall mean any subsidiary with total assets in excess of $100,000;

(iii)    The Obligor shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Obligor in an amount exceeding $500,000, whether such indebtedness now exists or shall later be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, except those being contested in good faith;

(iv)    The Common Stock shall cease to be quoted for trading or listing for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq National Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board ("OTC") (each, a "Subsequent Market") and shall not again be quoted or listed for trading on any Subsequent Market within five (5) Trading Days of such delisting;

(v)              The Obligor shall fail to file the Underlying Shares Registration Statement within the time periods set forth in the Investor Registration Rights Agreement ("Registration Rights Agreement") of even date herewith between the Obligor and the Holder, or the Underlying Shares Registration Statement shall not have been declared effective by the Commission within forty five (45) days of the Scheduled Effective Deadline as set forth in the Registration Rights Agreement, provided however, that a default shall not occur if a delay in the effectiveness is the result of the SEC commenting that a specific part of the Transaction Document is adverse to the SEC ordering effectiveness and the Obligor has used its best efforts to respond to, and resolve such comment, which shall be determined in the reasonable discretion of the Holder;

(vi)             If the effectiveness of the Underlying Shares Registration Statement lapses for any reason or the Holder shall not be permitted to resell the shares of Common Stock underlying this Debenture under the Underlying Shares Registration Statement, in either case, for more than ten (10) consecutive Trading Days or an aggregate of thirty (30) Trading Days (which need not be consecutive Trading Days);

(vii)    The Obligor shall fail for any reason to deliver Common Stock certificates to a Holder prior to the fifth (5th) Trading Day after a Conversion Date or the Obligor shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of this Debenture such breach is not cured within three (3) days of notice of such breach;

(viii)           The Obligor shall fail for any reason to deliver the payment in cash pursuant to a Buy-In within five (5) days after notice is claimed delivered;

(x)       The Obligor shall fail to observe or perform in any material respect any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture or any Transaction Document which is not cured within twenty (20) business days after the Obligor is provided with written notice from the Holder.

(b)    During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred, the full principal amount of this Debenture, together with interest and other amounts owing to the date of acceleration shall become at the Holder's election, immediately due and payable in cash, provided however, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Obligor. In addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price then in-effect (including, without limitation, the Default Conversion Price).

Conversion of Debenture

The Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date. The number of shares of Common Stock issuable upon a conversion equals the quotient obtained by dividing (x) the outstanding amount of this Debenture to be converted by $2.00. The Obligor shall deliver Common Stock certificates to the Holder prior to the Fifth (5th) Trading Day after a Conversion Date.

However, if on any Conversion Date (and subject to notice by the Debenture holder to us and subject to cure by us):

(1)
The number of shares of our Common Stock that are at that time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay principal and interest on the Debenture in shares of Common Stock; or,

(2)	Our Common Stock is not listed or quoted for trading on our trading market; or

(3)	We have failed to timely satisfy conversion of the Debentures,

then, at the option of the Debenture Holder, we shall, in lieu of delivering shares of Common Stock to the Debenture Holder, deliver to the Debenture Holder, within three trading days of each conversion date, an amount in cash equal to the product of the outstanding principal amount to be converted plus any interest due therein divided by the Conversion Price, and multiplied by the highest closing price of the stock from date of the conversion notice till the date that such cash payment is made.

However, if we have not delivered any cash due in respect of conversion of the Debenture or as payment of interest by the fifth trading day after the conversion date, the Debenture holder may, by notice to us, require us to issue shares of Common Stock except that for such purpose the Conversion Price shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand.”

Conversion Restrictions

A Holder may not convert this Debenture or receive shares of Common Stock as payment of interest to the extent such conversion or receipt of such interest payment would result in the Holder, together with any affiliate, beneficially owning in excess of 4.99% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, this Debenture held by such Holder.

The Total Transaction Shares shall not be greater than 9,215,406 shares (which does not exceed 19.99% of the 46,308,573 outstanding shares of Common Stock as of the date of the Securities Purchase Agreement), until the Obligor's shareholders approve (without the vote of any shares acquired in this transaction and related transactions) the issuance of the Total Transaction Shares. "Total Transaction Shares" shall mean, in the aggregate, any shares of Common Stock issued under (a) this Debenture to the Holder, or its affiliates, and transferees, subsequent transferees, or any other debenture issued pursuant to the Securities Purchase Agreement (b) the Warrant Shares (as defined in the Securities Purchase Agreement), and (c) any shares of Common Stock issued as Liquidated Damages (as defined in the Registration Rights Agreement).

Conversion Price and Adjustments to Conversion Price.

The conversion price (the "Fixed Conversion Price" or "Conversion Price") in effect on any Conversion Date shall be equal to $2.00, subject to anti-dilution adjustments.

1A.	THE SECOND DEBENTURE.

We sold the second debenture to Cornell before the filing of this registration statement.
The second debenture matures on June 28, 2009 and has the same terms as the first debenture.

1C.	THE THIRD DEBENTURE.

Pursuant to the Securities Purchase Agreement we will sell third debenture to Cornell upon the effectiveness of the registration statement. The issue date of the third debenture will be on the date that the registration statement is ordered effective by the commission. That date is not determinable at this time. The third debenture will mature 3 years from its issue date, and has the same terms as the first and second debenture.

2.	THREE WARRANTS.

Pursuant to the Securities Purchase Agreement, we issued three warrants to Cornell, all issued on June 19, 2006, with similar terms except for the exercise price and number of underlying shares of common stock. The unique terms of each of the three warrants are: (a) one warrant to purchase 955,000 shares of common stock at an exercise price of $2.50 per share; (b) one warrant to purchase 715,000 shares of common stock at an exercise price of $3.50 per share; and (c) one warrant to purchase 430,000 shares of common stock at an exercise price of $4.00 per share. The three warrants expire in 2011

The material terms of each of the Warrants are as follows:

Cornell, is entitled to purchase from the Company upon surrender of the Warrants the number of shares of common stock at the applicable exercise price or as subsequently adjusted. However, in no event shall the holder be entitled to exercise this Warrant or be forced to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within 60 days of the Expiration Date (however, such restriction may be waived by Holder (but only as to itself and not to any other holder) upon not less than 65 days prior notice to the Company).

Exercise of Warrant

Each Warrant may be exercised by the holder (i) on a cash basis or (ii) if an Event of Default has occurred, or if at the time of exercise, one year has elapsed from the Issuance Date and the Warrant Shares are not subject to an effective registration statement, then on a cashless exercise.

Adjustment of Warrant Exercise Price and Number of Shares upon Issuance of Common Stock.

If and whenever on or after the Issuance Date of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than (i) Excluded Securities, (ii) shares of Common Stock which are issued or deemed to have been issued by the Company in connection with an Approved Stock Plan, or (iii) the Other Securities) for a consideration per share less than a price (the "Applicable Price") equal to the Warrant Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to such consideration per share. Upon each such adjustment of the Warrant Exercise Price, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product by the Warrant Exercise Price resulting from such adjustment.

The number of shares of Common Stock issuable upon exercise of this Warrant shall in no event be increased to an amount such that the Total Transaction Shares shall be greater than 9,215,406 shares (which no more than 19.99% of the 46,308,573 outstanding shares of Common Stock as of the date of Securities Purchase Agreement), until the Company's shareholders approve (without the vote of any shares acquired in this transaction and related transactions) the issuance of the Total Transaction Shares. "Total Transaction Shares" shall mean, in the aggregate, any shares of Common Stock issued under (a) the Convertible Debentures issued in connection with the Securities Purchase Agreement to the Holder, or its affiliates, and transferees, subsequent transferees, or any other debenture issued pursuant to the Securities Purchase Agreement (b) the Warrant Shares (as defined in the Securities Purchase Agreement), and (c) any shares of Common Stock issued as Liquidated Damages (as defined in the Registration Rights Agreement).

Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment shall become effective at the close of business on the date the subdivision or combination becomes effective.

Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

Limitations. Notwithstanding the above warrant provisions, the number of shares of Common Stock issuable upon exercise of this Warrant shall in no event be increased to an amount such that the Total Transaction Shares shall be greater than 9,215,406 shares (which no more than 19.99% of the 46,308,573 outstanding shares of Common Stock as of the date of Securities Purchase Agreement), until the Company's shareholders approve (without the vote of any shares acquired in this transaction and related transactions) the issuance of the Total Transaction Shares. "Total Transaction Shares" shall mean, in the aggregate, any shares of Common Stock issued under (a) the Convertible Debentures issued in connection with the Securities Purchase Agreement to the Holder, or its affiliates, and transferees, subsequent transferees, or any other debenture issued pursuant to the Securities Purchase Agreement (b) the Warrant Shares (as defined in the Securities Purchase Agreement), and (c) any shares of Common Stock issued as Liquidated Damages (as defined in the Registration Rights Agreement).

Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance satisfactory to the holders of Warrants representing at least two-thirds (iii) of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants (including an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants without regard to any limitations on exercise, if the value so reflected is less than any Applicable Warrant Exercise Price immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore issuable and receivable upon the exercise of such holder's Warrants (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Warrant Shares which would have been issuable and receivable upon the exercise of such holder's Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the Exercisability of this Warrant).

3.	REGISTRATION RIGHTS AGREEMENT.

We are required to file a registration statement to register the shares underlying the debentures and the warrants no later than 30 days from June 22, 2006 which was the date of the first closing. The Company will cause the Registration Statement to remain effective until all of the Registrable Securities have been sold. The Company shall use its best efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than one hundred thirty five (135) days from the date of the first closing. (the "Scheduled Effective Deadline") and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement. In the event the Registration Statement is not filed by the Scheduled Filing Deadline or is not declared effective by the SEC on or before the Scheduled Effective Date, or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, failure to register sufficient shares of Common Stock or otherwise) then as partial relief for the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages (the "Liquidated Damages") to the holder, at the holder's option, either a cash amount or shares of the Company's Common Stock within three (3) business days, after demand therefore, equal to two percent (2%) of the liquidated value of the Convertible Debentures outstanding as Liquidated Damages for each thirty (30) day period after the Scheduled Filing Deadline or the Scheduled Effective Date as the case may be.

The Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until the date on which the Investor shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement by reason of the Company's filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

All expenses incurred in connection with registrations, filings or qualifications shall be paid by the Company.

4.	SECURITIES PURCHASE AGREEMENT.

The Company and Cornell entered into the Securities Purchase Agreement on June 19, 206, pursuant to which the First Closing of the purchase and sale of the ConvertibleDebentures took place on June 22, 2006. The Second Closing of thepurchase and sale of the Convertible Debentures took place prior to the date the RegistrationStatement was filed with the SEC, and the Third Closing ofthe purchase and sale of the Convertible Debentures shall take place immediately followingthe date the Registration Statement is declared effective by the SEC

We have agreed to take all steps necessary in our control to maintain the effectiveness and availability of an equity credit line that we already have. We are limited in the number and value of puts we may make against the equity credit line to aggregate gross proceeds of up to $500,000 per sixty (60) day period. However, if (a) the Registration Statement has been filed, (b) no Event of Default has occurred, (c) the Closing Bid Price of the Common Stock is above $5 for five consecutive Trading Days, (d) the Closing Bid Price remains above $5.00 on the day a put is made, then the Company may exceed the limitation set forth above and instead make up to two puts per 30 day period using a volume matrix price formula, the result of which is based on future stock volume and stock prices and it not determinable at this time.

We have reserved for issuance to the Buyers 6,000,000 shares for issuance upon conversions of the Convertible Debentures and 2,100,000 shares for issuance upon exercise of the Warrants

The Company has paid Yorkville Advisors, LLC a fee of $180,000 of the first Debenture Purchase Price, a fee of $180,000 of the second Debenture Purchase Price, and will pay a fee of $180,000 of the third Debenture Purchase Price. The Company paid a structuring fee to Yorkville Advisors, LLC of $15,000. The Company paid Yorkville Advisors, LLC a due diligence fee of $5,000.

We issued to the Buyer (a) a warrant to purchase 955,000 shares of Common Stock at an exercise price of $2.50 per share, (b) a warrant to purchase 715,000 shares of Common Stock at an exercise price of $3.50 per share, and (c) a warrant to purchase 430,000 shares of Common Stock at an exercise price of $4.00 per share (collectively, the "Warrants").

Cornell has represented and agreed that neither it nor any of its affiliates had an open short position in the Common Stock of the Company, and that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock as long as any Convertible Debentures shall remain outstanding

So long as any Convertible Debentures are outstanding, except with respect to the Excluded Securities (as defined below), the Company shall not, without the prior written consent of the Buyer(s), (i) issue or sell shares of Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, (ii) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration less than such Common Stock's Bid Price determined immediately prior to it's issuance, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company, or (iv) file any registration statement on Form S-8, except to register up to 1,000,000 shares of common stock issued in connection with the Company's employee stock option plan. Notwithstanding the forgoing, the Company may issue and sell shares pursuant to its equity line of credit. For the purposes hereof, the term "Excluded Securities" shall mean up to 300,000 shares per 90 day period issued at any time as compensation to employees or consultants, provided such shares are issued at current market prices at the time of issuance.

The obligation of Cornell to accept the Convertible Debentures at the Third Closing is subject to the satisfaction, at or before the Third Closing Date, of each of the following conditions:

The Common Stock shall be authorized for quotation on the a Primary Market, trading in the Common Stock shall not have been suspended for any reason, and the Conversion Shares shall have been approved for listing or quotation on the Primary Market.

The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Third Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Third Closing Date.

The Company shall have executed and delivered to the Buyer(s) the Convertible Debentures.

The Registration Statement shall have been declared effective by the SEC.

The Company shall not be in default under any of the Transaction Documents.

All conditions to the First Closing and the Second Closing shall have been performed.

The Company shall have certified, in a certificate executed by two officers of the Company and dated as of the Third Closing Date, that all conditions to the Third Closing have been satisfied.

5.	THE AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT.

At the request of the American Stock Exchange we added explicit language to the Securities Purchase Agreement to set forth that the aggregate number of shares that could be issued in the transaction with Cornell shall not be greater than 9,215,406 shares (which does not exceed 19.99% of the 46,308,573 outstanding shares of Common Stock as of the date of the Securities Purchase Agreement), until the Obligor's shareholders approve (without the vote of any shares acquired in this transaction and related transactions) the issuance of the Total Transaction Shares.

6.	TWO SECURITY AGREEMENTS.

We and two of our subsidiaries gave Cornell a security interest in some assets.

Parent Security Agreement.

In consideration of the debentures and warrant transactions, we granted to Cornell a security interest in:

(a)    All goods including, without limitation, machinery, equipment, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description owned by the Company or in which the Company may have.

(b)    All inventory including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Company's custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;

(c)    All contract rights and general intangibles, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents and patent applications, copyrights, deposit accounts;

(d)    All documents, warehouse receipts, instruments and chattel paper of the Company;

(e)    All accounts and other receivables, instruments or other forms of obligations and rights to payment.

(f)    to the extent assignable, all rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities

(g)   except with respect to SCS Corporation and SCS Guinea SARL or any other interest, direct or indirect, that the subsidiaries may have or acquire in connection with Guinea, all equity interests, securities or other instruments in other companies, including, without limitation, any subsidiaries, investments or other entities (whether or not controlled); and;

(h)    all products and proceeds (including, without limitation, insurance proceeds) from the above-described Pledged Property.

(i)    The Pledged Property shall specifically exclude any and all interests in SCS Corporation and SCS Guinea SARL and any other interest, direct or indirect, now or in the future in connection with Guinea, and nothing herein shall be deemed to encumber any assets of either SCS Corporation or SCS Guinea SARL or any other interest, direct or indirect, that the subsidiaries may have or acquire in connection with Guinea.

Subsidiary Security Agreement.

In consideration of the debenture and warrant transactions, two of our subsidiaries, Trendsetter Production Company and HYD Resources Corporation, granted to Cornell a security interest in effectively all of their assets.

7.	IRREVOCABLE TRANSFER AGENT INSTRUCTIONS.

We gave our transfer agent irrevocable instructions on the procedure to follow when issuing shares to Cornell whereby the transfer agent will issue shares to Cornell upon delivery to the transfer agent of a conversion notice or an exercise notice. The shares to be issued will have no restricted legend. We have appointed an escrow agent to deliver the notices from Cornell to the transfer agent. Acts, errors, commissions or omission of the escrow agent shall not cause a default of the irrevocable transfer agent instructions, nor a default of any related agreement. The transfer agent shall rely exclusively on the notice and shall have no liability for relying on such notice. Any notice constitutes an irrevocable instruction to the transfer agent to process such notices. We agreed that it shall we will not replace the transfer agent without the prior written consent of Cornell.

THE OFFERING

Outstanding Common Stock Before This Offering	46,308,573 (as of July 25, 2006).

Common Stock Offered	Up to 5,100,000 shares of common stock underlying the 3 convertible debenture and the 2,100,000 warrants to be issued to Selling Stockholders.

Outstanding Common Stock After This Offering	51,408,573 shares (if all offered shares are sold).

Offering Price	Determined at the time of sale by the Selling Stockholders.

Proceeds
We will not receive any proceeds from the sale of the common stock offered by the Selling Stockholders that may be sold pursuant to this prospectus. However, we may receive proceeds of up to $6,610,000 from the exercise of the warrants overlying some of the common stock only if Cornell utilizes the cash method of exercise.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors” on page 32.

RISK FACTORS

You should carefully consider the following risk factors before purchasing our common stock. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations would likely suffer. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the risk factors that might cause those differences.

Risks about the Oil and Gas Industry

OIL AND GAS PRICES ARE VOLATILE.

Our revenues, cash flow, operating results, financial condition and ability to borrow funds or obtain additional capital depend substantially on the prices that we receive for oil and gas production. Declines in oil and gas prices may adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil and gas prices also may reduce the amount of oil and gas that we can produce economically. High oil and gas prices could preclude acceptance of our business model. Depressed prices in the future could have a negative effect on our future financial results. Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control. These factors include:

-	the domestic and foreign supplies of oil;

-	the level of consumer product demand;

-	weather conditions;

-	political conditions in oil producing regions, including the Middle East;

-	the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

-	the price of foreign imports;

-	actions of governmental authorities;

-	domestic and foreign governmental regulations;

-	the price, availability and acceptance of alternative fuels;

-	overall economic conditions.

These factors and the volatile nature of the energy markets make it impossible to predict with any certainty future oil and gas prices. Our inability to respond appropriately to changes in these factors could negatively affect our profitability.

INVESTMENT IN THE OIL AND GAS BUSINESS IS RISKY.

Oil and gas exploration and development are inherently speculative activities. There is no certain method to determine whether or not a given lease will produce oil or gas or yield oil or gas in sufficient quantities and quality to result in commercial production. There is always the risk that development of a lease may result in dry holes or in the discovery of oil or gas that is not commercially feasible to produce. There is no guarantee that a producing asset will continue to produce. Because of the high degree of risk involved, there can be no assurance that we will recover any portion of our investment or that our investment in leases will be profitable.

THERE ARE DRILLING AND OPERATIONAL HAZARDS.

The oil and gas business involves a variety of operating risks, including:

-	blowouts, cratering and explosions;
-	mechanical and equipment problems;
-	uncontrolled flows of oil and gas or well fluids;
-	fires;
-	marine hazards with respect to offshore operations;
-	formations with abnormal pressures;
-	pollution and other environmental risks;
-	natural disasters.

Any of these events could result in loss of human life, significant damage to property, environmental pollution, impairment of our operations and substantial losses. Locating pipelines near populated areas, including residential areas, commercial business centers and industrial sites, could increase these risks. In accordance with customary industry practice, we will maintain insurance against some, but not all, of these risks and losses. The occurrence of any of these events not fully covered by insurance could have an adverse effect on our financial position and results of operations.

WE ARE SUBJECT TO GOVERNMENTAL REGULATIONS.

Oil and gas operations in the United States are subject to extensive government regulation and to interruption or termination by governmental authorities on account of ecological and other considerations. The Environmental Protection Agency of the United States and the various state departments of environmental affairs closely regulate gas and oil production effects on air, water and surface resources. Furthermore, proposals concerning regulation and taxation of the gas and oil industry are constantly before Congress. It is impossible to predict future proposals that might be enacted into law and the effect they might have on us. Thus, restrictions on gas and oil activities, such as production restrictions, price controls, tax increases and pollution and environmental controls may have an adverse effect on us.

THE OIL AND GAS INDUSTRY IS SUBJECT TO HAZARDS RELATED TO POLLUTION AND ENVIRONMENTAL ISSUES.

Hazards in the drilling and/or the operation of gas and oil properties, such as accidental leakage or spillage, are sometimes encountered. Such hazards may cause substantial liabilities to third parties or governmental entities, the payment of which could reduce distributions or result in the loss of our leases. Although it is anticipated that insurance will be obtained by third party operators for our benefit, we may be subject to liability for pollution and other damages due to environmental events which cannot be insured against due to prohibitive premium costs, or for other reasons. Environmental regulatory matters also could increase substantially the cost of doing business, may cause delays in producing oil and gas or require the modification of operations in certain areas.

Our operations are subject to numerous stringent and complex laws and regulations at the Federal, state and local levels governing the discharge of materials into the environment or otherwise relating to environmental protection. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial requirements, and the imposition of injunctions to force future compliance.

The Oil Pollution Act of 1990 and its implementing regulations impose a variety of requirements related to the prevention of oil spills, and liability for damages resulting from such spills in United States waters. OPA 90 imposes strict joint and several liability on responsible parties for oil removal costs and a variety of public and private damages, including natural resource damages. While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the spill was caused by gross negligence or willful misconduct or resulted from violation of a Federal safety, construction or operation regulation. If a party fails to report a spill or to cooperate fully in a cleanup, liability limits likewise do not apply. Even if applicable, the liability limits for offshore facilities require the responsible party to pay all removal costs, plus up to $75 million in other damages. For onshore facilities, the total liability limit is $350 million. OPA 90 also requires a responsible party at an offshore facility to submit proof of its financial ability to cover environmental cleanup and restoration costs that could be incurred in connection with an oil spill.

The Comprehensive Environmental Response, Compensation, and Liability Act, also known as the “Superfund” law, and analogous state laws impose joint and several liability on certain classes of persons that are considered to have contributed to the release of a “hazardous substance” into the environment. These parties include the owner or operator of the site where the release occurred, and those that disposed or arranged for the disposal of hazardous substances found at the site. Responsible parties under CERCLA may be subject to joint and several liability for remediation costs at the site, and may also be liable for natural resource damages. Additionally, it is not uncommon for neighboring landowners and other third parties to file tort claims for personal injury and property damage allegedly caused by hazardous substances released into the environment.

State and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. In addition, there are state statutes, rules and regulations governing conservation matters, including the unitization or pooling of oil and gas properties, establishment of maximum rates of production from oil and gas wells and the spacing, plugging and abandonment of such wells. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced from our properties and may restrict the number of wells that may be drilled on a particular lease or in a particular field.

Risks About Our Business

GEOPOLITICAL INSTABILITY.

We conduct business in Guinea, which is in a region of the world where there have been recent civil wars, revolutionary wars, and internecine conflicts. Although Guinea is a peaceful nation, external or internal political forces could potentially create a political or military climate that might cause a change in political leadership or the outbreak of hostilities. Such a change could result in our having to cease our Guinea operations and result in the loss or delay of our rights under the PSA.

GEOPOLITICAL POLITICS.

We could lose the Guinea acreage. We are presently operating under a farmout from a PSA through USOil Corporation (“USOil”). However, in the recent past USOil told us that the PSA had been terminated by the “proper authority.” Subsequently the government of Guinea told us that the termination did not come from the proper authority. If the PSA is determined to have been lawfully terminated or if we are unable to negotiate a new PSA with the government, we will lose the Guinea acreage. That outcome would mean that we would not be able to drill for oil and gas in Guinea.

WE MAY HAVE WRITE DOWNS OF OUR ASSETS DUE TO PRICE VOLATILITY.

SEC accounting rules require us to review the carrying value of our oil and gas properties on a quarterly basis for possible write down or impairment. Under these rules, capitalized costs of proved reserves may not exceed a ceiling calculated at the present value of estimated future net revenues from those proved reserves. Capital costs in excess of the ceiling must be permanently written down. A decline in oil and natural gas prices could cause a write down which would negatively affect our net income.

ESTIMATES OF OIL AND GAS RESERVES ARE UNCERTAIN AND MAY VARY SUBSTANTIALLY FROM ACTUAL PRODUCTION.

We do not have any reserve reports or geology or petroleum engineering reports. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of expenditures, including many factors beyond our control. A reserve report is the estimated quantities of oil and gas based on reports prepared by third party reserve engineers. Reserve reporting is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available geological, geophysical, engineering and economic data and the precision of engineering and judgment. As a result, estimates of different engineers often vary. The estimates of reserves, future cash flows and present value are based on various assumptions, including those prescribed by the SEC relating to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds, and are inherently imprecise.

THE UNAVAILABILITY OR HIGH COST OF DRILLING RIGS, EQUIPMENT, SUPPLIES, PERSONNEL AND OILFIELD SERVICES COULD ADVERSELY IMPACT US.

Drilling activity offshore Guinea will require that we have access to an offshore drilling rig. Either unavailability, shortages or increases in the cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our Guinea operations. There can be no assurance that we will be able to obtain the necessary equipment or that services will be available at economical prices.

FAILURE TO FIND OIL AND GAS.

We may not be able to find oil and gas in commercial quantities, and if not, our future revenue potential would be substantially reduced.

WE MAY BE UNABLE TO ACQUIRE OIL AND GAS LEASES.

To engage in oil and gas exploration, we must first acquire rights to conduct exploration and recovery activities on identified prospects. We may not be successful in acquiring farmouts, permits, lease options, leases or other rights to explore for or recover oil and gas. Other major and independent oil and gas companies with financial resources significantly greater than ours may bid against us for the purchase of oil and gas leases. If we or our subsidiaries are unsuccessful in acquiring these leases, permits, options and other interests, our prospect inventory for exploration and drilling could be significantly reduced, and our business, results of operations and financial condition could be substantially harmed.

EXPANSION OF OUR EXPLORATION PROGRAM WILL REQUIRE CAPITAL FROM OUTSIDE SOURCES.

We do not currently have the financial resources to explore and drill all of our currently identified prospects. Absent raising additional capital or entering into joint venture agreements, we will not be able to increase our exploration and drilling operations at the projected rate. This could limit the size of our business. There is no assurance that capital will be available in the future to us or that capital will be available under terms acceptable to us. We will need to raise additional money, either through the sale of equity securities (which could dilute the existing stockholders' interest), through the entering of joint venture agreements (which, while limiting our risk, could reduce our ownership interest in particular assets), or from borrowings from third parties (which could result in additional assets being pledged as collateral and which would increase our debt service requirements).

Additional capital could be obtained from a combination of funding sources, many of which could have an adverse effect on our business, results of operations and financial condition. These potential funding sources, and the potential adverse effects attributable thereto, include:

-	cash flow from operating activities, which is sensitive to prices we receive for oil and natural gas and the success of current and future operations;

-	borrowings from financial institutions, which may subject us to certain restrictive covenants, including covenants restricting our ability to raise additional capital or pay dividends;

-
debt offerings, which would increase our leverage and add to our need for cash to service such debt (which could result in additional assets being pledged as collateral and which could increase our debt service requirements);

-	additional offerings of equity securities, which would cause dilution of our common stock;

-	sales of prospects generated by the exploration program, which would reduce future revenues from that program;

-	additional sales of interests in our projects, which could reduce future revenues.

Our ability to raise additional capital will depend on the results of operations and the status of various capital and industry markets at the time such additional capital is sought. Capital may not become available to us from any particular source or at all. Even if additional capital becomes available, it may not be on terms acceptable to us. Failure to obtain additional financing on acceptable terms may have an adverse effect on our business, results of operations and financial condition.

WE HAVE COMPETITION FROM OTHER COMPANIES.

A large number of companies and individuals engage in drilling for gas and oil, and there is competition for the most desirable prospects. We will encounter intense competition from other companies and other entities in the sale of our gas and oil production. We could be competing with numerous gas and oil companies which may have financial resources significantly greater than ours. Further, the quantities of gas and oil to be delivered by us may be affected by factors beyond our control, such as the inability of the wells to deliver at the necessary quality and pressure, premature exhaustion of reserves, changes in governmental regulations affecting allowable production and priority allocations, and price limitations imposed by Federal and state regulatory agencies.

WE DEPEND ON INDUSTRY VENDORS AND MAY NOT BE ABLE TO OBTAIN ADEQUATE SERVICES.

We are and will continue to be dependent on industry vendors for the success of our oil and gas exploration projects. These contracted services include, but are not limited to, accounting, drilling, completion, workovers (remedial down hole work on a well) and reentries (entering an existing well and changing the direction and/or depth of a well), geological evaluations, engineering, leasehold acquisition (landmen), operations, legal, investor relations/public relations, and prospect generation. We could be harmed if we fail to attract quality industry vendors to participate in the drilling of prospects which we identify or if our industry vendors do not perform satisfactorily. We often have, and will continue to have, little control over factors that would influence the performance of our vendors.

WE RELY ON THIRD PARTIES FOR PRODUCTION SERVICES AND PROCESSING FACILITIES.

The marketability of our production depends upon the proximity of our reserves to, and the capacity of, facilities and third party services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities. The unavailability or lack of capacity of such services and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. A shut-in or delay or discontinuance could adversely affect our financial condition. In addition, Federal and state regulation of oil and natural gas production and transportation affect our ability to produce and market oil and natural gas on a profitable basis.

OUR APPROACH TO TITLE ASSURANCE COULD ADVERSELY AFFECT OUR BUSINESS AND OPERATIONS.

We intend to purchase oil and gas interests and leases from third parties or directly from the mineral fee owners as the inventory upon which we will perform our exploration activities. The existence of a title deficiency can render a lease worthless and can result in a large expense to us. Title insurance covering the mineral leaseholds is not generally available and in all instances, we forego the expense of retaining lawyers to examine the title to the mineral interest to be placed under lease or already placed under lease until the drilling block is assembled and ready to be drilled. We rely upon the judgment of oil and gas lease brokers or experienced landmen who perform the field work in examining records in the appropriate governmental office before attempting to acquire or place under lease a specific mineral interest. This is customary practice in the oil and gas industry. However, if there is a defect in title, the amount that we paid for such oil and gas leases or interests is generally lost. If the defective lease covers acreage which is critical to the success of a particular project, the loss could have an adverse effect by making the target area potentially undrillable.

RISKS RELATED TO OUR FINANCIAL OPERATIONS

WE HAVE A HISTORY OF LOSSES.

We have experienced substantial operating losses. We expect to incur significant operating losses until sales increase. We will also need to raise sufficient funds to finance our activities. We may be unable to achieve or sustain profitability.

WE HAVE AN ACCUMULATED DEFICIT AND MAY INCUR ADDITIONAL LOSSES.

We have a substantial accumulated deficit. We may not be able to meet our debts as they become due. If we are unable to generate sufficient cash flow or obtain funds to pay debt, we will be in default.

WE MAY EXPERIENCE POTENTIAL FLUCTUATIONS IN RESULTS OF OPERATIONS.

Our future revenues may be affected by a variety of factors, many of which are outside our control, including (a) the success of project results; (b) swings in availability of drilling services needed to implement projects and the pricing of such services; (c) a volatile oil and gas pricing market which may make certain projects that we undertake uneconomic; (d) the ability to attract new independent professionals with prospects in a timely and effective manner; and (e) the amount and timing of operating costs and capital expenditures relating to conducting our business operations and infrastructure. As a result of our limited operating history and the emerging nature of our business plan, it is difficult to forecast revenues or earnings accurately, which may fluctuate significantly from quarter to quarter.

IF WE CANNOT OBTAIN ADDITIONAL FINANCING, WE MAY HAVE TO CURTAIL OPERATIONS AND MAY ULTIMATELY CEASE TO EXIST.

Our financial statements reflect recurring, ongoing and substantial yearly net losses, and negative cash flows from operations. These conditions require sufficient additional funding or alternative sources of capital to meet our working capital needs. We have raised capital by selling common stock, issuing convertible debentures and our equity line of credit which will also requires us to issue common stock. However, future financing may not be available in amounts or on terms acceptable to us, if at all. If we cannot raise funds on acceptable terms, or achieve positive cash flow, we may be forced to curtail operations or may ultimately cease to exist.

WE MAY NOT BE ABLE TO RAISE THE REQUIRED CAPITAL TO CONDUCT OUR OPERATIONS; EQUITY LINE OF CREDIT.

We may require additional capital resources in order to conduct our operations. If we cannot obtain additional funding, we may make reductions in the scope and size of our operations. In order to grow and expand our business, and to introduce our services to the marketplace, we will need to raise additional funds. We have an equity line of credit. We have made 5 puts on the equity line of credit since February 2006 in the aggregate amount of $967,00. At June 23, 2006, the remaining amount available for us to draw down on the equity line of credit is $19,032,900. The equity line of credit expires in February 2009, after which we will not be able to draw down on the equity line of credit even if has not been fully utilized by us. The Cornell agreements limit our use of the equity line of credit. Whether as a result of the Cornell Agreements or as a result of our discretion, between now and February 2009, we may not have drawn down the full $19,032,900 currently available in the equity line of credit.

RISKS ABOUT OUR SECURITIES

WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE, WHICH COULD CAUSE DILUTION TO ALL SHAREHOLDERS.

We may seek to raise additional equity capital in the future. Any issuance of additional shares of our common stock will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock.

SHAREHOLDERS COULD INCUR NEGATIVE IMPACT DUE TO THE REMOVAL OF THE LEGEND ON A SIGNIFICANT PERCENTAGE OF OUR OUTSTANDING SHARES OF COMMON STOCK, OR THE EXERCISE OF OPTIONS AND WARRANTS.

As of July 25, 2006, approximately 9,320,146 shares of our common stock was restricted stock some of which was eligible to be sold immediately pursuant Rule 144 of the Securities Act of 1933, as amended. We have outstanding approximately 6,6,088,778 warrants and options (excluding the 2,100,000 warrants issued to Cornell). If these options and warrants are exercised, the underlying shares will ultimately become subject to resale pursuant to Rule 144. We do not know when or if these options will be exercised. In the event that a substantial number of these shares are offered for sale in the market by several holders, the market price of our common stock could be adversely affected.

SHAREHOLDERS COULD INCUR NEGATIVE IMPACT DUE TO THE SALE OF THE SHARES IN THIS OFFERING.

The registration of 5,100,000 shares in this registration statement will also increase the number of common shares which could be sold in the public market. The availability of public trading for such a large number of shares may have an adverse effect on the trading prices of our common stock. No prediction can be made as to the effect, if any, that sales of shares of our common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market would likely have an adverse effect on prevailing market prices for the common stock.

OUR MANAGEMENT CONTROLS A SIGNIFICANT PERCENTAGE OF OUR CURRENT OUTSTANDING COMMON STOCK; THEIR INTERESTS MAY CONFLICT WITH THOSE OF OUR SHAREHOLDERS.

As of July 25, 2006, our Directors and Executive Officers and their affiliates collectively and beneficially owned approximately 38 % of our outstanding common stock, including all warrants exercisable within 60 days of the date of this prospectus. This concentration of voting control gives our Directors and Executive Officers and their respective affiliates substantial influence over any matters which require a shareholder vote, including, without limitation, the election of Directors, even if their interests may conflict with those of other shareholders. It could also have the effect of delaying or preventing a change in control of or otherwise discouraging a potential acquirer from attempting to obtain control of us. This could have an adverse effect on the market price of our common stock or prevent our shareholders from realizing a premium over the then prevailing market prices for their shares of common stock.

IF WE ISSUE SECURITIES PURSUANT TO THE EQUITY LINE OF CREDIT, THEN EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION.

We utilize an equity line of credit. The sale of shares pursuant to equity line of credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise draw down on the equity line of credit, the more shares we will have to issue. If our stock price decreases, then our existing stockholders would experience greater dilution.

IMPACT OF THE EQUITY LINE OF CREDIT

As we draw down on the equity line of credit, our such common stock will be purchased at or less than the then market price. Sales of such common stock could cause the market price of our common stock to decline.

OUR STOCK PRICE IS HIGHLY VOLATILE AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

Trading prices of our common stock may fluctuate in response to a number of events and factors, such as:

-	general economic conditions changes in interest rates;

-	conditions or trends in the oil and gas business;

-	fluctuations in the stock market in general and market prices for oil and gas companies in particular;

-	quarterly variations in our operating results;

-	new products, services, innovations, and strategic developments by our competitors or us, or business combinations and investments by our competitors or us;

-	changes in environmental regulation;

-	changes in our capital structure, including issuance of additional debt or equity to the public;

-	additions or departures of our key personnel;

-	corporate restructurings, including layoffs or closures of facilities;

-	certain analyst reports, news and speculation.

Any of these events may cause our stock price to rise or fall and may adversely affect our business and financing opportunities.

WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE; THEREFORE, YOU MAY NEVER SEE A RETURN ON YOUR INVESTMENT.

We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available and other factors.

THE SHARES AVAILABLE FOR SALE BY THE SELLING STOCKHOLDERS COULD SIGNIFICANTLY REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

A total of 5,100,000 shares of our common stock are being registered for resale under this prospectus. The market price of our common stock could drop if a substantial amount of these shares are sold in the public market. A drop in the market price will reduce the value of your investment.

SELLING STOCKHOLDERS MAY SELL SECURITIES AT ANY PRICE OR TIME WHICH COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

The Selling Stockholders may offer and sell their shares at prices and times determined by them. However, the Selling Stockholders are not required to engage in any stock selling at all. The timing of sales and the prices at which the shares are sold by the Selling Stockholders could have an adverse effect upon the public market for our common stock. If the Selling Stockholders offer or sell their shares at less than the then prevailing market price, our stock price may decline.

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO DO SO IN THE FUTURE, A PURCHASER OF OUR COMMON STOCK WILL ONLY REALIZE A GAIN ON THEIR INVESTMENT IF THE MARKET PRICE OF OUR COMMON STOCK INCREASES.

We have never paid, and do not intend to pay, any cash dividends on our common Stock for the foreseeable future. An investor in this offering, in all likelihood, will only realize a profit on their investment if the market price of our common stock increases in value.

MATERIAL RISKS RELATED TO OUR CORPORATE GOVERNANCE

OUR DIRECTORS AND OFFICERS HAVE RIGHTS TO INDEMNIFICATION.

The Delaware General Corporation Law provides that we will indemnify our directors and officers if they are a party to any civil or criminal action. This may discourage claimants from making claims against the directors and officers even if the claims have merit. The cost of indemnification could be high.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INFORMATION ABOUT
FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” and other words of similar import, are “forward-looking statements.” Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on forward-looking statements.

SELECTED FINANCIAL DATA
SELECTED ANNUAL FINANCIAL DATA
	2005	2004	2003	2002	2001

Revenues	$172,699	$38,344	$468,022	$355,628	$426,601

Loss from Operations	(4,899,905)	(3,116,914)	(2,414,700)	(3,012,759)	(2,881,129)

NET LOSS CHARGEABLE TO COMMON SHAREHOLDERS	(5,344,570)	(3,677,821)	(2,645,316)	(3,180,866)	(2,911,971)

Basic and Diluted loss per common share	(0.13)	(0.12)	(0.12)	(0.18)	(0.21)
Weighted average shares outstanding	41,646,844	31,938,926	22,580,526	17,426,561	13,655,960

Working Capital (deficit)	$(1,413,761)	$1,624,848	$(1,266,584)	$(723,960)	$(1,083,108)
Capital Expenditure (deficit)	(2,889,993)	2,973,424	147,002	(5,250)	(999,170)
Long Term Liabilities	134,696	725,604	255,793	183,345	81,292
Stockholders' Equity	3,145,449	4,660,190	(317,101)	367,388	84,737
Total Assets	5,209,322	7,282,662	1,480,294	1,424,966	1,568,939

SELECTED QUARTERLY FINANCIAL DATA (Unaudited)

	Nine months ended

	March 31,	March 31,
	2006	2005

Revenues	$329,052	$148,693

Loss from operations	$(4,402,573)	$(3,282,223)

Net loss chargeable to common shareholders	$(5,793,977)	$(3,681,256)

Basic and diluted loss per common share	$(0.14)	$(0.09)

Weighted average shares outstanding	42,468,964	41,498,372

Working capital (deficit)	$(2,818,269)	$(349,925)

Long term liabilities	$ _	$173,164

Stockholders equity	$2,513,937	$4,068,923

Total Assets	$5,704,728	$6,277,270

	Quarter Ended
2006	September 30	December 31	March 31	June 30	Total
Revenue	$87,410	$107,408	$134,234		$$329,052
Gross profit (loss)	(606,083)	(472,506))	(107,544))		(1,186,143)
Loss from operations	(1,385,086)	(1,372,752)	(1,645,635)		(4,402,573)
Net loss	(1,444,032)	(1,477,161)	(2,792,584)		(5,711,977)
Basic and diluted loss per common share	(0.03)	(0.04)	(0.06)		(0.14

	Quarter Ended
2005	September 30	December 31	March 31	June 30	Total
Revenue	$66,156	$54,535	$28,002	$24,006	$172,699
Gross profit (loss)	(129,429)	(166,058)	(238,025)	(642,318)	(1,175,830)
Loss from operations	(965,774)	(1,251,722)	(1,064,726)	(1,617,683)	(4,899,905)
Net loss	(1,019,675)	(1,476,195)	(1,084,191)	(1,636,064)	(5,216,125)
Basic and diluted loss per common share	(0.03)	(0.04)	(0.03)	(0.03)	(0.13

	Quarter Ended
2004	September 30	December 31	March 31	June 30	Total
Revenue	$--	$24,027	$--	$14,317	$38,344
Gross profit (loss)	--	(25,687)	(42,522)	(100,647)	(168,856)
Loss from operations	(4,479,717)	(321,097)	(1,290,726)	2,974,626	(3,116,914)
Net loss	(4,518,720)	(647,551)	(1,348,774)	3,024,002	(3,491,043)
Basic and diluted loss per common share	(0.17)	(0.02)	(0.04)	1.00	(0.13)

SUPPLEMENTARY FINANCIAL INFORMATION

Supplemental Oil and Gas Information (Unaudited)
Capitalized Costs

Capitalized costs incurred in property acquisition, exploration, and development activities as of March 31, 2006 are as follows:

Total capitalized:
Proved properties	$786,084

Unproved properties	$4,133,609

Less accumulated depletion	(117,913)
Net capitalized costs	$4,801,780

Costs incurred in oil and gas producing activities for the nine months ended March 31, 2006 and 2005 are as follows:
	2006	2005
Property acquisition costs
Proved	$69,259	-0-
Unproved	13,329	-0-
Exploration costs	931,711	-0-
Development costs	607,175	-0-

Results of operations for oil and gas producing activities for the nine months ended March 31, 2006 and 2005 are as follows:
	2006	2005
Oil and gas sales	$329,052	28,002
Production costs	488,788	36,211
Exploration costs	6,101	43,640
Depreciation, depletion and amortization	231,000	80,602
Gain on sale of oil and gas properties	361,193	-0-

Capitalized costs incurred in property acquisition, exploration, and development activities as of June 30, 2005 (fiscal year end) are as follows:

Total capitalized - unproved properties	$4,072,503
Less accumulated depletion	-0-
Net capitalized costs	$4,072,503

Costs incurred in oil and gas producing activities for the years ended June 30, 2005 and 2004 are as follows:
	2005	2004
Property acquisition costs
Proved	$69,259	-0-
Unproved	13,329	-0-
Exploration costs	931,711	-0-
Development costs	607,175	-0-

Results of operations for oil and gas producing activities for the years ended June 30, 2005 and 2004 are as follows:
	2005	2004
Oil and gas sales	$52,008	-0-
Production costs	271,337	-0-
Exploration costs	-0-	-0-
Depreciation, depletion and amortization	-0-	-0-
Gain on sale of oil and gas properties	-0-	-0-
Results of operations for oil and gas producing activities	(219,329)	-0-

NO OIL AND GAS RESERVE DATA

We do not have a report from an independent petroleum engineer. We have not made any internal estimates of proved developed and undeveloped reserves. The determination of oil and gas reserve quantities involves numerous estimates which are highly complex and interpretive. Such estimates are subject to continuing reevaluation. Reserve quantities may change as additional information becomes available. We expect to have a report from an independent petroleum engineer completed during the calendar year 2006. We did not sell any gas in fiscal 2005 or 2006.

USE OF PROCEEDS

We will pay for the cost of registering the shares of common stock in this offering. We will not receive proceeds from the sale of our shares by the Selling Stockholders. However, we may receive proceeds of up to $6,610,000 from the exercise of the warrants overlying some of the common stock only if Cornell utilizes the cash method exercise. We will use such proceeds for general corporate purposes and working capital in connection with our oil and gas operations. We will use the proceeds of the debenture for general corporate purposes and working capital in connection with our oil and gas operations.

Examples of the Use of Proceeds:

		Warrant Proceeds (if any)(**)
	______________________
Source:	Debenture	Minimum	Maximum
	Proceeds (*)	Proceeds	Proceeds	Use

Debenture #1	$1,800,000 (received)			General corporate
Debenture#2	$1,820,000 (received)			purposes and
Debenture #3	$1,820,000 (expected)((***)			working capital

Warrant #1		-0-	$2,387,500	General corporate
Warrant #2		-0-	$2,502,500	purposes and
Warrant #3		-0-	$1,720,000	working capital
____________________________
(*)	Net of a 9% fee we pay to an affiliate of Cornell.
(**)	There is no assurance than any warrants will be exercised.
(***)	Expected upon effectiveness of the registration statement.

DESCRIPTION OF BUSINESS
Descriptors.
HDY	“Hyperdynamics Corporation” is the company listed on the American Stock Exchange.

HYDR	“HYD Resources” is the name of a business segment of HDY that is composed of our oil and gas operations in Louisiana.

HYD	“HYD Resources Corporation” owns drilling rigs, a workover rig and drilling equipment. HYD is in our HYDR business segment. We own HYD.

TPC	“Trendsetter Production Company” is an authorized oil and gas operator in Louisiana. TPC is in our HYDR business segment. We own TPC.

SCS
“SCS Corporation” is engaged in oil and gas exploration activities located offshore Guinea, West Africa. We own SCS. SCS is also the name of a business segment of HDY that is composed of our oil and gas exploration activity in Guinea.

SCSG
“SCS Guinea SARL” is a Guinea limited liability company located in Conakry, Guinea. We own 65% of SCSG, which was formed to manage the business associated with SCS's farmed out 2002 Oil and Gas Production and Sharing Agreement with the government of the Republic of Guinea.

Introduction.

Hyperdynamics Corporation (“Hyperdynamics”) is a Delaware corporation. At inception we were a value added reseller of computer hardware and software. Our business plan was to develop into a complete service provider of integrated information technology services. During the fiscal year ended June 30, 2001, we began to offer our Integrated Technology Service Provider (ITSP) product, a bundled service offering for clients who wished to outsource their information technology department in addition to receiving Internet service. We discontinued this integrated service beginning in fiscal year 2002, about a year after acquiring our subsidiary, SCS Corporation (“SCS”). When we acquired SCS, we decided to implement a dramatic change in our business plan. SCS quickly became our only operating subsidiary. In the summer of 2001, months after the SCS acquisition, we began offering products and services targeted specifically to the oil and gas industry such as seismic data management services, customized geological workstations, and data transcription services. Additionally, SCS's management had years of experience which included both oil and gas exploration and the provision of seismic data management services to the oil and gas industry. In 2002, SCS got the opportunity to become involved in an exploration project offshore of the Republic of Guinea, West Africa (“Guinea”). Additionally in 2004, we began exploration and production activities in Louisiana, USA through our business segment HYD Resources (“HYDR”).

In 2005, a misunderstanding arose in connection with our Guinea exploration project. We believe that the Guinea exploration project dispute will be resolved favorably and we have received a letter from the Guinea government to that effect. We believe that the Guinea exploration project misunderstanding will be resolved favorably.

In 2004, we started a new subsidiary, HYD Resources Corporation (“HYD”) which owns drilling rigs, a workover rig and drilling equipment. We drill oil wells in proven areas within the United States. Thus far all of our drilling activity has occurred in Louisiana. Our primary goal for HYDR is to cost effectively generate domestic production revenues.

We continue to use our seismic data management or NuData (sm) services in house. In fiscal 2005, we copied all the vintage data of the Republic of Guinea from nine track data tapes to DVD. This software continues to meet our in-house data management requirements. Our seismic data management capabilities facilitate the further analysis and use of the data acquired pursuant to the needs of our exploration work programs.

Current Focus and Direction of Business Plan.

Our current business focuses are offshore oil and gas exploration and exploitation in Guinea, and onshore production in Louisiana.

Production and Sharing Agreement for Exploration Territory Offshore The Republic of Guinea. In early 2002, SCS management, in association with USOil Corporation of Houston, Texas (“USOil”) began to evaluate the viability of USOil's oil and gas concession off the coast of The Republic of Guinea, West Africa (“Guinea”). After SCS's review of older seismic data collected from that concession, we decided that the concession provided a good business opportunity. We negotiated an agreement with USOil to revitalize the then dormant 1995 Production and Sharing Agreement that USOil still had in effect with Guinea. We proposed to perform a regional seismic data acquisition across the concession using modern digital technology. USOil agreed to the proposal and the Government of Guinea was amenable to our proposal and issued permits. SCS proceeded in 2002 to acquire one thousand kilometers of regional two dimensional (“2D”) seismic lines. In December 2002 USOil negotiated a new Production and Sharing Agreement (“2002 PSA”) with Guinea. USOil farmed out 100% of the rights and obligations of this agreement to SCS. The 2002 PSA gives rights for exploration and production across the concession of approximately sixteen million (16,000,000) acres. In November 2003, SCS acquired another four thousand kilometers of 2D seismic. We performed our exploration work in Africa under Guinea's Hydrocarbon Development Program, which was instituted by President Lansana Conte. During fiscal 2004 we accomplished critical exploration work: a 4000 kilometer 2D seismic data shoot, the processing of the seismic data acquired, and the evaluation of that data and data that had been acquired in the past.

Until SCS began the exploration program, the geological information relating to offshore Guinea was scant. The first exploration activity in our concession area occurred in the 1970s. The technology available for data acquisition and processing at that time did not reveal geological information with great precision. The area was not considered as attractive as other areas which more clearly evidenced hydrocarbon systems using contemporaneous technology and which were easier to explore and develop. Accordingly, very little additional exploration work occurred on the concession until we began our work in 2002. The general economic environment has changed dramatically since the 1970s. Today, oil is more scarce and the price of oil is the highest it has ever been. Exploration and development is occurring in certain areas around the world that were previously not explored because the cost was perceived to exceed the potential benefits, and offshore Guinea had been viewed as an area such as this for many years based on old geological and geophysical data. We conducted our surveys using modern technology which more accurately depicts the geological character of the area. The geological work that we and our vendors have performed supports our plan to begin drilling exploration wells.

The regional 2D seismic acquired in 2002 included about 1,000 kilometers of new data, which we reevaluated during 2004. We used the information from this regional data shoot to design a more detailed 2D coverage of a 4,000 kilometer grid and we acquired the additional data. During 2004, we completed the processing and interpretation of this additional 4,000 kilometers of seismic data. This fulfilled our work obligation under the initial exploration phase of the 2002 PSA.

The interpretation and analysis of this data kept us in full compliance with our required work under the 2002 PSA and began our strategy to exceed minimum requirements in support of our commitment to a hydrocarbon discovery. We continued our analyses with new and better methods into 2005. This work is continually providing us with growing evidence in the form of documented direct hydrocarbon indicators.

In 2004, after completion of the initial processing and reprocessing of our newly acquired 4,000 kilometers of digital 2D data, we were able to determine, through intense detailed analysis and mapping procedures, the existence of direct hydrocarbon indicators, including many noted gas seeps sourcing from the ocean floor in our coverage area. Based on this and the other geological and geophysical analysis, we contracted TDI-Brooks International (“TDI”) to perform an extensive geochemical analysis. In 2004 we obtained a permit from the government of Guinea and the geochemical work program began offshore Guinea in 2004. A total of 57 core samples were acquired and delivered back to TDI's laboratory at College Station, Texas and an analysis was completed in August 2004. The results of the coring program added additional evidence supporting our plan to drill our first exploration wells.

In addition to the geochemical analysis, we had originally planned to implement a three dimensional (“3D”) survey in early 2004. We decided to defer the 3D survey because we desired to first perform further analysis of our data in order to design a more efficient program which would concentrate our efforts on the most prospective areas in the concession. We contracted with internationally known Petroleum Geo-Services (“PGS”) to perform a third party detailed and comprehensive analysis and interpretation of all our seismic data which PGS began in July 2004, and PGS presented its preliminary report to us in August 2004 revealing significant corroborating evidence of hydrocarbons, but most importantly it clearly expressed agreement with our view that there is a well defined working petroleum system across the concession in Guinea. PGS gave us their completed report in December 2004. This report supported our work, giving us additional corroborating evidence to go forward with drilling in Guinea. One of the main issues with regard to determining the next step was the corroborating evidence of the size of the drilling targets. This confirmed our belief that the next step should be drilling our first exploration wells as opposed to spending any more time and money on 3D seismic. Due to the size of the structures, we determined that we would gain much more by simply spending the money to drill. In January 2005, we began looking at ways to put together drilling operations. Additionally, we stepped up our communications and negotiations with potential oil company working interest partners and drilling companies, and we began work to contract drilling platforms to use to drill our exploration wells. We refined their work during the first half of 2005and we focused on four targets in shallow to medium depth water. We also developed a multi channel strategy to drill wells faster. The first channel is to partner with oil companies on a working interest basis. The second is to raise significant private funds and to contract directly with a drilling company and drilling platform vendors ourselves. The third strategy was to contract with turn key offshore drilling companies whereby we would direct the drilling operations of the contractor. We made progress toward this goal and in June 2005, we sent a request for a drilling permit to Guinea, through USOil. The request was to obtain a permit to drill as many as four exploration wells offshore Guinea. In July 2005 we received a notice from USOil which alleged that the 2002 PSA had been canceled by the government of Guinea. We disagreed totally with that and filed suit against USOil in July 2005. We immediately began working diligently to clear up this misunderstanding with the Government of Guinea. In August 2005, we hired Mr. Famourou Kourouma as our new Vice President of Guinea Affairs (we do not consider this to be an executive officer position ). Famourou Kourouma was born and raised in Guinea. He began his work for us in Guinea in August 2005 with the goal being to get us back into a position to begin our Guinea drilling program. Through Famourou Kourouma's many meetings and contacts with business and government officials, including two separate meetings with the Head of State, support for our issues was sincerely expressed by the government. In September 2005, Kent Watts, our president, arrived in Guinea to meet with government officials who told Kent Watts that the government of Guinea had not terminated PSA. The Secretary General Son Excelence of Guinea, Mr. Fode Bangoura, told us that he was pleased to discuss our issues and that he was very encouraged and believed that we were the right company for the work. Fode Bangoura then said that he will begin by reviewing everything in detail and he would discuss the information with the minister committee and a proposal from the President will be submitted to the National Assembly for approval.

In December 2005, Famourou Kourouma reported that someone in Guinea may have misinformed the government about who was doing exploration work that we had actually performed. Famourou Kourouma reported that we have the support of Guinea ministers, politicians and President Lansana Conte to begin our drilling program. The Guinea government now understands the rights we have and the work we have done. We need to obtain a drilling permit form the government of Guinea. We can report that we have had conversations with Guinea government officials which appear to us to suggest that the government looks favorably on our desire to start drilling. We have received a letter encouraging dialog form the government of Guinea. However, we have not obtained a written drilling permit yet. The letter dated December 5, 2005 from the government of Guinea to us, states that the government is currently examining the Sharing and Production Agreement (the “PSA”) and royalties between the Republic of Guinea and SCS Corporation and considers it extremely important, and that the government of Guinea wishes to work as transparently as possible on this in the interest of both countries.

In September 2005, Mr. Kent Watts, CEO ,and Mr. Kourouma, VPGA, had a private meeting at the presidential palace in Conakry, Guinea with the Ministre Secretaire General De La Presidence De La Republique De Guinee, Son Excelence Mr. Fode Bangoura (referred to as the “MSG”). Our issues pertaining to being allowed to continue our work were discussed. First and foremost, the MSG emphatically denied that any termination letter had been generated or authorized by his office. This means that the termination letter forwarded to us by USOil and reported in our Form 8-K was a fake and not valid.

After some additional interpretive dialogue, Mr. Watts and Mr. Kourouma asked the Secretary General, “what could we report as a summary outcome of our meeting together.” Mr. Kourouma reported to Mr. Watts the following substantive interpretation of the Secretary General's response.

“The Secretary General Son Excelence Mr. Fode Bangoura told us that he was pleased to discuss our issues with us and that he was very encouraged and believed that we were the right company for the work. He then said that he will begin by reviewing everything in detail. Then he will discuss the information with the minister committee and a proposal from the President will be submitted to the National Assembly for approval. Once the proposal is approved, the National Assembly will issue a legal approval (“projet de lois”). Then he said that he will inform us of the approval and at that time he will perform all steps necessary to allow us to continue our work.”

Seismic Data Management Services.

In August 2004, we entered into a contract with Texas Geophysical Company (“TGC”) relating to its data from Northern Alaska covering an offshore area of the Alaska National Wildlife Refuge (“ANWR”). Under this contract, SCS became the sales agent and seismic data management provider for TGC's ANWR data. TGC has the rights to the only 2D seismic data known to cover this area. Should oil companies license this data, SCS will perform the data processing and will earn associated service revenues and a percentage of the license fees.

Development of SCS NuData(TM) Management System.

In September 2002, we acquired the copyrights and all rights to the source code of the ONYX and ONYXII related conversion and transcription software. The software is instrumental in providing the technical capabilities to handle virtually any type of tape transcription and data conversion service. The ONYX software establishes a major competitive advantage for us as a primary component for our SCS NuData Management System. The ONYX software has been developed over the last five years and we are in the process of completing the latest version of the software to take full advantage of Microsoft's 32 bit Operating Systems such as Windows XP and future 64 bit operating systems. ONYX facilitates over 120 different tape formats including such common formats like SEG A, B, C, or D, Western Code 4.2 and 1, Geocore 4, and Tempest. These formats are converted to the more standard SEG-Y format and then consolidated to DVD. Features of the NuData Management System in addition to the ONYX based conversion capabilities include:

-
A custom and unique tape tracking system tightly monitoring and managing the transcription process and database to organize and keep track of all the data associated with a particular line or area of seismic data. Bundled services to scan well logs, maps and other related information to PDF format and consolidate such related data on the same disk or DVD as the converted seismic data.

-	Strong quality assurance procedures. Data sets are catalogued in the NuData database and then compared to client's database and reconciled to NuData database.

-
Once consolidated on DVD, there are many different data management and backup solutions available, for example, online virtual private network (VPN) access established privately or high speed transmission from Hyperdynamics transcription facility to remote sites across high bandwidth capacity connection.

-	While we maintain the ability to service third party companies, the primary benefit of our NuData capability is to make our exploration activities significantly more efficient.

When coupled with our extensive industry experience, the NuData Management System allows us to consolidate our seismic data in ways that save substantial amounts in future data maintenance expenses. We can dramatically enhance our accessibility and utility of our seismic data, thereby enhancing our ability to find new oil and gas reserves faster and at a lower cost. In summary, the NuData Management System makes the data we manage more secure, accessible, manageable, and portable all while saving us significant time and money.

Domestic Oil Field Service and Production.

In April 2004, we acquired our new subsidiary, HYD Resources Corporation. It is our second operating subsidiary with corporate offices located at our home office in Sugar Land, Texas and one field office located in La Salle Parish in Louisiana. HYD Resources Corporation had approximately $375,000 worth of assets, the bulk of which was oil field equipment. At the time of its acquisition, HYD Resources Corporation also had no prior history of operations. HYD Resources Corporation drills oil wells in proven areas within the United States. Thus far, all of our drilling activity is in Louisiana.

In January 2005, Hyperdynamics acquired an inactive company from the former owners of HYD Resources Corporation named Trendsetter Production Company (“TPC”). TPC is an authorized operator in the state of Louisiana. This immediately made us an oil and gas operator.

We evaluate the performance of these two companies (HYD Resources Corporation and Trendsetter Production Company) as a single business unit through our business segment named HYD Resources (“HYDR”).
One of HYDR's activities is the acquisition and repair of oil field equipment. We can then use this equipment to drill for our own oil and gas production, establish production facilities, and maintain our producing wells. Because of our capabilities to drill and operate, we acquired the working interest on 614 acres in Louisiana. We intend to continue to acquire oil leases in known producing areas and drill these leases to increase our own production revenues. We can acquire onshore producing leases with a very low risk and we can enhance the production of wells by working over existing wells. We typically sell a portion of the working interest in our onshore wells.

Since 2005, we have drilled or reworked 16 oil wells on three separate leases. While drilling our first lease known as the J. W. Norris lease, it was determined that significant amounts of high pressure gas existed on the lease. As each well drilled continued to hit additional gas zones, the first twelve wells were left basically shut-in and it was determined that we would need to install a gas gathering system, contract with a pipeline transmission company and then execute a contract with a company to buy our gas. This process to establish a means to sell our gas began in June 2005 and we signed a contract with Tennessee Gas on September 2, 2005. We subsequently delivered our contract to sell our gas with British Petroleum in September 2005. This has enabled us to install a gas gathering system and metering equipment to begin selling our natural gas reserves. We have not yet sold commercial quantities of gas. We began drilling oil wells on the Kelly lease. The first well drilled, Kelly #1 began initially with flow rates of approximately 30 barrels per day in July 2005. This increased to approximately 70 barrels per day in early August and is expected to level out at around 50 barrels per day. We drilled Kelly # 2 which was completed at the end of August 2005. While drilling Kelly #1 and Kelly #2, we discovered new gas zones as well. Since the gas metering equipment for the Norris lease will actually be located on the Kelly lease, we believe that drilling additional gas wells to increase gas production will be much easier and faster once the gas system is completed. During the 12 months ended June 30, 2006, we sold approximately 15,450 barrels of oil (not adjusted to reflect the royalty interest or our fractional ownership of the working interest.

Employees and Independent Contractors.

We currently have 22 full time employees and one part time employee of which 13 people are a part of corporate overhead and three are directly associated with SCS and attributable to the exploration and seismic data management effort. Seven people are focused on our domestic oil field production of which one person is a manager and 6 people are hourly employees working on oil field workover, production, and shop work.  Additionally, we use independent contractors to minimize fixed overhead. No employees are represented by a union and we believe that our labor relations are good.

Alliance Partnerships, Key Vendors and Technical Certifications.

Hyperdynamics maintains certifications with Microsoft as a Microsoft Solution Provider and Great Plains Software as an eEnterprise reseller. Our technical capabilities are focused on software development such as our new version of ONYX software that is the part of our NuData (sm) end-to-end seismic data services.

Our oil industry vendors include the following:

Spectrum Geophysical Processing Company (“Spectrum”) provides us with professional data processing services. Spectrum is a member of a UK registered group of companies providing seismic data processing, nonexclusive surveys and electronic data management services to a wide range of international clients. Spectrum has its headquarters in Woking, England, with operational centers in Houston and Cairo.

Petroleum Geophysical Services (“PGS”) provides us with seismic acquisition and independent data interpretation services. PGS provides a broad range of seismic and reservoir services, including data acquisition, processing, interpretation, and field evaluation. PGS also owns and operates four floating production, storage and offloading units (FPSOs). PGS operates on a worldwide basis with headquarters in Oslo, Norway.

TDI-Brooks International (“TDI”) provides us with geochemical core analysis of our concession.  TDI is the recognized leader in offshore surface geochemical exploration and heat flow measurement.

Competition.

A large number of companies and individuals engage in drilling for gas and oil, and there is competition for the most desirable prospects. We will encounter intense competition from other companies and other entities in the sale of our oil and gas. We could be competing with numerous gas and oil companies which may have financial resources significantly greater than ours. The quantities of oil and gas that we may produce and deliver may be affected by factors beyond our control, such as the inability of the wells to deliver at the necessary quality and pressure, premature exhaustion of reserves, changes in governmental regulations affecting allowable production and priority allocations, and price limitations imposed by Federal and state regulatory agencies.

Key Customers.

Oil production from our Louisiana properties is purchased by one customer, Plains Marketing LLC.

Research and Development.

We do not expend a material amount on research and development.

Cost of Compliance with Environmental Laws.

Because we are engaged in extracting natural resources, our business is subject to various Federal, state and local provisions regarding the environment. Compliance with environmental laws may necessitate significant capital outlays, affect our earnings potential, and cause material changes in our current and proposed business activities. At the present time, however, the environmental laws do not materially hinder nor adversely affect our business. Capital expenditures relating to environmental control facilities have not been material to our operations since our inception. In 2005, we did one oil well clean up. The cost of the clean up was less than $5,000. We have abided by and are in compliance with the environmental law. There were no clean ups in 2006.

Recent Events.

In August 2005, we hired Mr. Famourou Kourouma as our new Vice President of Guinea Affairs. His task is primarily to interface with the Guinea government. Famourou Kourouma will receive compensation from us in the amount of $2,000 per month and he may also receive between 200,000 and 400,000 options base upon our relations with the government of Guinea.

In October 2005, we established SCS Guinea SARL (SCSG”), a Guinea limited liability company located in Conakry, Guinea. We own 65% of SCSG, which was formed to manage the business associated with SCS's farmed out 2002 Oil and Gas Production and Sharing Agreement with the government of the Republic of Guinea. Mr. Baba Kourouma is the General Manager of SCSG. Baba Kourouma is the brother of Famourou Kourouma. Baba Kourouma is a citizen of Guinea who is an electrical engineer educated in Czechoslovakia. He has owned and managed a trucking business that dealt extensively with the government. He currently holds and manages the contract to manufacture the footwear for the Armed Forces of Guinea.

DESCRIPTION OF PROPERTY

Description of Oil and Gas Properties--Foreign.

We are engaged in oil and gas operations. In West Africa, offshore Guinea, we are engaged in oil and gas geophysical exploration. We have not yet done any drilling off the coast of Guinea.

 [Graphic of Map of Offshore Guinea Oil and Gas Leases]

In 2002, SCS management, in association with USOil began to evaluate the viability of USOil's oil and gas concession off the coast of Guinea. After SCS's review of older seismic data collected from that concession, we decided that the concession provided a good business opportunity. Thus, we negotiated an agreement with USOil to revitalize the then dormant 1995 Production and Sharing Agreement that USOil still had in effect with Guinea. We proposed to perform a regional seismic data acquisition across the concession using modern digital technology. USOil agreed to the proposal and the Government of Guinea was amenable to our proposal and issued permits. SCS proceeded in 2002 to acquire one thousand kilometers of regional two dimensional (“2D”) seismic lines. In 2002 USOil negotiated a new Production and Sharing Agreement (“2002 PSA”) with Guinea. USOil farmed out 100% of the rights and obligations of this agreement to SCS. This 2002 PSA gives exclusive rights for exploration and production across the concession of 16 million acres.

In 2003, SCS acquired another four thousand kilometers of 2D seismic. The 2003 seismic data was processed by Spectrum Energy Information and Technology. In 2004, we engaged Petroleum Geo Services to perform an independent evaluation of our seismic data. In we hired TDI Brooks to perform a seabed coring program and in November of 2004, we employed Infoterra to conduct a satellite seep study offshore Guinea. In January of 2005, we deployed PrimeView to further analyze our seismic data through a technique known as attribute analysis. The culmination of all of this effort and expense was evident when in 2005 we sent a request for a drilling permit to Guinea, through USOil Corporation. The request was to obtain a permit to drill as many as 4 wells offshore Guinea.

The minimum remaining term of our Guinea farmout is described as follows: If a well is not drilled by December 2, 2005, then SCS Corporation will be granted an extension until December 2, 2006 to drill a well. If a well is not drilled by December 2, 2006, then SCS will relinquish our entire concession of 16 million acres. If a well is drilled by December 2, 2006, then SCS will have until December 2, 2011 to drill additional wells and evaluate areas for exploitation. Once we determine an area to be capable of commercial production, SCS can secure it as an “Exploitation Area” of a simple geometrical shape of 50 km x 50 km with a payment of one million dollars to the Republic of Guinea. The Exploitation Area is held for 35 years for each well drilled in its boundaries. SCS can have multiple Exploitation Areas. After December 2, 2011, SCS will surrender all acreage to the Republic of Guinea with the exception of the Exploitation Areas.

The above would be the case if there had been no interruption to the work. However, a dispute arose when we asked Guinea for a drilling permit. If we take a legal position with respect to the dispute, regarding the timing of the work, part of our claim will include that we have been prevented from performing our work and thus the time to perform will need to be adjusted and extended accordingly once we are allowed to continue.

Description of Oil and Gas Properties--Domestic.

Beginning in 2004, in Louisiana (onshore), we started drilling for and produced oil. During that time we also started drilling for gas, sometimes in the same borehole as was drilled for oil. As of July 25, 2006, we drilled in Louisiana an aggregate of 8 wells, and reworked 8 shut in wells that predate our acquisition of the leases. We finance our Louisiana drilling and production operations from internal resources and by selling some of the working interest in oil and gas leases to investors, while retaining a portion of the working interest for ourselves.

Our domestic energy operations are conducted by our business segment HYD Resources (HYDR”). HYDR provides drilling, work over and construction services internally and to third parties. It also leases and operates oil properties. HYDR has approximately 698 acres of land under lease for oil and gas development. Of this total, leases held by production total approximately 258 acres . We have 70% working interest on the Kelly and Norris leases, and a 100% working interest on the two Magee Smith leases in La Salle Parish, Louisiana that are currently producing oil.

 [Graphic of Map of Louisiana Oil and Gas Leases]

Reserves Reported To Other Agencies.

We did not report any estimates of total, proved net oil or gas reserves to any other Federal authority or agency.

Production.

The average sales price (including transfers) per unit of oil produced in fiscal 2006 was $53.61 per barrel. We have not yet produced or sold any gas in commercial quantities.

Lifting Costs.

The average production cost (lifting cost) per barrel of oil produced in fiscal 2006 was $30.19 per barrel. We expect this cost to decrease as additional production is brought online.

Productive Crude Oil Wells and Natural Gas Wells.

The number of productive crude oil and natural gas wells in which we held an interest as of July 25, 2006 was as follows:

2006	(1) Gross	(2) Net
Crude Oil Wells:

United States
Onshore	16	12.4

International:

Guinea
Offshore	0	0
Total	16	12.4
___________________________________
(1) Productive wells are producing wells and wells capable of production. A gross well is a well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.
(2) A net well is deemed to exist when the sum of fractional ownership working interests in gross wells equals one. The number of net wells is the sum of the fractional working interests owned in gross wells expressed as whole numbers and fractions thereof. One or more completions in the same borehole are counted as one well in this table.

Acreage.

The developed and undeveloped acreage (including both leases and concessions) that we held as of July 25, 2006 are as follows:

	Developed Acreage (1) (2)		Undeveloped Acreage (2) (3)
Location	Gross Acres	Net Acres	Gross Acres	Net Acres
United States
Onshore

Louisiana	258	178	440	365

Foreign
Offshore

Guinea	0	0	16,000,000	13,120,000
Total	258	178	16,000,440	13,120,365

_________________________________
(1)  Developed acreage is acreage spaced or assignable to productive wells.
(2) A gross acre is an acre in which a working interest is owned. A net acre is deemed to exist when the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof. Undeveloped acreage is considered to be those leased acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of crude oil and natural gas regardless of whether or not such acreage contains proved reserves.
(3) Included within undeveloped acreage are those leased acres (held by production under the terms of a lease) that are not within the spacing unit containing, or acreage assigned to, the productive well so holding such lease.

Net Exploratory and Development Wells.

The following table sets forth, as of July 25, 2006, the number of net exploratory and development wells we drilled thus far since 2005. An exploratory well is a well drilled to find and produce crude oil or natural gas in an unproved area, to find a new reservoir in a field previously found to be productive of crude oil or natural gas in another reservoir, or to extend a known reservoir. A development well, for purposes of the following table is a well drilled within the proved area of a crude oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive. The number of wells drilled refers to the number of wells completed at any time during fiscal 2006 and through July 25, 2006, regardless of when drilling was initiated. Completion refers to the installation of permanent equipment for the production of crude oil or natural gas, or in the case of a dry hole, to the reporting of abandonment to the appropriate agency.

	Net Exploratory Wells				Net Development Wells
	Productive (1)		Dry (2)		Productive (1)		Dry (2)
Year Ended June 30, 2006 and through July 25, 2006	US	Int'l	US	Int'l	US	Int'l	US	Int'l

	0	0	1	0	8	0	0	0
____________________________
(1)	A productive well is an exploratory or development well that is not a dry hole.
(2)	A dry hole is an exploratory or development well determined to be incapable of producing either crude oil or natural gas in sufficient quantities to justify completion as an oil or gas well.

Drilling In Progress

At July 25, 2006, there was no drilling in progress.

Delivery Commitments--Offshore Guinea.

When, if and as there is production in Guinea that falls under the terms of the 2002 PSA, a 15% royalty will be paid to the Republic of Guinea and 3% will be paid to USOil subject to our litigation with them.

Delivery Commitments--Onshore Louisiana.

We have no domestic delivery commitments.

Description of Physical Facilities--Description of Operations Center in Louisiana.

We own .7 acre of highway frontage land containing a metal building of approximately 7,000 square feet that we use for our oil and gas operations in Jena, Louisiana. In December 2005, we paid $52,330 for this property. The property is well located and well suited to facilitate the organization and mobilization of our oil and gas drilling and production in Louisiana.

Description of Physical Facilities--Description of Administrative Office Property.

Our executive and administrative offices are located at One Sugar Creek Blvd., Suite 125, Sugar Land, Texas 77478 where we lease 6,752 square feet of space. The lease term is 65 months beginning on February 1, 2006 or our move in date. The space is presently being remodeled for us. We will get 5 months of free rent.  We have prepaid 3 months of rent and given the landlord a $75,000 letter of credit for 18 months to secure the cost of the build-out. The letter of credit will be released after 18 months. The monthly rent is $10,972 per month. As of June 26, 3006, the buildout has not been completed.

LEGAL PROCEEDINGS

Dixon Financial Services.

In 2001, we were named as a defendant in a lawsuit styled Dixon Financial Services, Ltd. v. Fidelity Transfer Company, Erin Oil Exploration, Inc., Bill Knollenberg, Ron Bearden, R.F. Bearden Associates, Inc., James Chang, Nick H. Johnson, Riley L. Burnett, Jr., Johnson, Burnett & Chang, L.L.P., Greenberg, Peden, Siegmyer & Oshman, P.C., George Siegmyer and Hyperdynamics Corporation; Cause No. 2001-06263; In the 215th Judicial District Court of Harris County, Texas.

This suit alleged breach of contract for failure to deliver share certificates in the name of Dixon Financial Services for 574,500 shares of our stock which were held in a nominee name. In 2000, The Erin Oil Exploration parties, including their attorneys, brought suit against us, wrongfully claiming that the shares were subject to their claims against other persons and obtained a temporary restraining order preventing the transfer of the shares. Fidelity Transfer, as our transfer agent, refused to transfer the shares to Dixon because of the restraining order. We set aside the temporary restraining order as to the shares and the shares were not subject to a later temporary injunction. However, legal counsel for the Erin Oil parties wrongfully asserted to Fidelity Transfer that the shares were subject to the injunction and Fidelity Transfer refused to transfer the shares to Dixon Financial for a period of at least three months during which the share price dropped from more than $6.00 a share to slightly more than $1.00 per share. We and Dixon Financial brought claims against the Erin Oil parties and their legal counsel for their wrongful conduct. The Erin Oil legal counsel asserted a litigation privilege under Texas law. The Erin Oil parties and their legal counsel filed motions for summary judgment asserting the litigation privilege as a bar to liability. The trial court granted all such motions for summary judgment.

Fidelity Transfer asserted that it was not subject to jurisdiction in Texas and we determined that Fidelity Transfer was not currently solvent for purposes of any judgment against it in this matter. Fidelity Transfer is no longer a party to this lawsuit at this time, but we have a formal agreement allowing us to pursue recovery against Fidelity Transfer at a later time.

At the end of April 2005, we and Dixon Financial entered into an agreement to settle and resolve this litigation. The agreement provides, among other things, that since the claims of both Dixon Financial and us against the Erin Oil parties and their legal counsel are similar, that we will bear the cost of appealing the summary judgments granted to the Erin Oil parties on the litigation privilege defense to liability. The agreement further provides that we agree to a judgment in the amount of $2,015,264 for the failure to deliver the shares into the name of Dixon Financial. However, Dixon Financial has agreed that it will not abstract or otherwise seek to enforce the agreed judgment, except in the event that the appeal is unsuccessful or the Erin Oil parties are determined not to be liable for any other reason. If the appeal is unsuccessful, we and Dixon Financial have agreed that we will pay the sum of $240,000 payable in the amount of $10,000 per month for a period of 24 months. This agreement is subject to court approval. We reasonably believe that our liability, if any, will not arise prior to January 2007. In the event that the appeal is successful, we will not be obligated to pay any amount of money other than legal fees and expenses. If the appeal is successful, we will seek to recover our damages and costs from the Erin Oil parties and their legal counsel. The Erin Oil parties' legal counsel has insurance which has been providing a defense and which may pay for any liability awarded against the Erin Oil parties' counsel.

The proposed agreed judgment described above was submitted to the court in May 2005.  As of July 25, 2006, the judge had not signed the agreed judgment.

Wellington, LLC.

On April 9, 2001, we were named as a defendant in a lawsuit styled Wellington, LLC vs. Hyperdynamics Corporation et al. Civil Action# 18811-NC, The Court of Chancery of Delaware.

The Plaintiff claims that we did not carry out conversion of Series A preferred stock to common stock. On August 9, 2002 Plaintiff, Defendant, and their respective counsels executed an “Agreement for Transfer of Claims in Delaware Action to Georgia. Subsequently, the lawsuit was moved in its entirety to Atlanta, Georgia to be litigated under the lawsuit discussed below. Under the agreement, the Plaintiff in the Delaware action, Wellington, LLC. would become the Defendant in Atlanta. During the fiscal year ended June 30, 2004, the Court of Chancery of Delaware dismissed the Delaware case.

On November 5, 2001, we filed a lawsuit styled Hyperdynamics Corporation, Plaintiff, v. J.P. Carey Securities, Inc., J.P. Carey Asset Management LLC, Joseph C. Canouse, John C. Canouse, James P. Canouse, Jeffrey Canouse, Southridge Capital Management LLC, Stephen Hicks a/k/a Steve Hicks, Thomson Kernaghan & Co., Limited, Mark Valentine, Talya Davies, Cache Capital (USA), L.P., Carpe Diem, Carpe Diem LTD., Wellington, LLC, Minglewood Capital, LLC, Falcon Securities, LTD, Navigator Management LTD., David Sims, and Citco Trustees (Cayman) Limited, Defendants; and Wellington LLC, Counterclaim/Third-Party Plaintiff, v. Hyperdynamics Corporation, a Delaware corporation, Kent Watts, Michael Watts, Robert Hill, Harry J. Briers, DJX, Ltd., a Belize corporation, and Does 1-10, Counterclaim/Third-Party Defendants, Civil Action File No. 2001CV44988, In The Superior Court of Fulton County, State of Georgia.

We filed our First Amended Complaint against Defendants on September 12, 2002 in which we presented thirteen counts for Causes of Action against defendants including “Violations of Georgia Racketeer Influenced and Corrupt Organizations” (RICO) Act (O.C.G.A. SS 16-14-1, ET SEO).

We believe that more than one of the Defendants worked together to create the appearance of providing initial long term financing ($3,000,000) and additional financing commitments (up to additional $5,000,000), all from reputable sources, while the Defendants' real plan was to manipulate our stock through contractually prohibited short selling and multiple breaches of the contractually agreed to selling covenants.

We are subject to counterclaims in this Georgia litigation. The counterclaimants allege that Hyperdynamics and its Officers and Directors breached their fiduciary duties to shareholders and committed other tortuous acts. We intend to continue to vigorously pursue damages and defend all counterclaims. Discovery is being primarily focused on jurisdictional issues at this time. During the litigation we have made numerous claims of discovery abuse resulting in certain defendants and defense attorney's involved being sanctioned by the court. They have filed for sanctions against us as well. The court dismissed all non-Georgia defendants. We have filed a notice of appeal of that ruling.

USOil Corporation.

On July 29, 2005, our wholly owned subsidiary filed a lawsuit styled SCS Corporation, Plaintiff v. USOil Corporation, Defendant; Cause No. 2005-49205; in the 333rd Judicial District Court of Harris County, Texas. We allege breach of contract, fraud, negligent misrepresentation, and we seek a declaratory judgment. We have added two defendants, DINESH SHUKLA and JOSEPH R. DELAWA.  We have also filed a Motion to Compel against US OIL that is currently pending requesting additional documents.  We have also propounded discovery to Shukla.

Trendsetter Investors, LLC

On March 8, 2006, a lawsuit was filed against us styled Trendsetter Investors, LLC, Plaintiff vs. Hyperdynamics Corporation, Trendsetter Production Co., Kent Watts, Michael Watts, Christopher Watts and Harry Briers, Defendants; Civil Action No. H 06-0746; in the United States District Court for the Southern District of Texas, Houston Division.

The Plaintiff alleges Fraud or Deceit in the Sale of Securities, Common Law Fraud, Fraud by Omission and Control Person Liability. Plaintiff seeks unspecified monetary damages. We deny all their allegations and are vigorously defending ourselves. We have filed a motion to dismiss on behalf of all defendants. The case is currently stayed by the Court pending a ruling on these motions to dismiss. We believe this plaintiff's shareholders are one and the same as the members of a control group (the "Manning Group") led by Mr. Jack Manning. Manning is a Houston based attorney and has been a supporter of Hyperdynamics Corporation in the past. In private equity deals since April of 2003, he and his group have purchased common stock in the price range of $.15 to $.80 per share. We believe that the Manning Group through the circumstances surrounding the Trendsetter LLC working interest investment, has an agenda to unjustly enrich themselves through our securities. We are considering counter claims against Trendsetter LLC and each member of the Manning Group. We have significant concerns that they collectively have or have had over 10% of our common stock and they have been acting in concert, making them an undisclosed affiliate group.

Manning, Moore, Long

On May 5, 2006 a lawsuit was served styled Jack Manning, Sue Manning, Stephen Moore and Geoffrey Long, Plaintiffs versus Hyperdynamics Corporation and Kent Watts, defendants. The suit was filed in the 189th District Court of Harris County, Texas with cause no. 2006-22135. The Plaintiff alleges they had the pre-emptive right to invest in Hyperdynamics Corporation's common stock. We deny all their allegations and will vigorously defend ourselves and are evaluating all possible counter claim actions. We believe this lawsuit is tied to the Trendsetter LLC litigation discussed above, and is a part of their groups' concerted attack on the company as a strategy to receive undue enrichment in the form of our common stock. We have exchanged the first round of written discovery and intend to conduct additional discovery, including depositions.

Of far more importance to us is that this group may have been or is now acting together in concert since as far back as April 2003 when they funded a bridge loan and collectively invested and purchased 2,878,969 shares of common stock. At that time there was approximately 27,000,000 shares of common stock outstanding. This would have given them greater than 10% of the outstanding common stock of the company. In review of our records, during the period of time between October of 2003 through approximately the end of March of 2004, this group dramatically increased their holdings of Hyperdynamics Corporation's common stock. Based on concerted actions since then, we are seriously evaluating all corroborating information concerning the possibility that their group is an undisclosed affiliate of Hyperdynamics Corporation.

MANAGEMENT’S DISCUSSION AND ANALYSIS
CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

We are including the following cautionary statement to make applicable and take advantage of the safe harbor provision of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us, or on our behalf. This prospectus contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe them to have a reasonable basis, including without limitations, our examination of historical operating trends, data contained in our records and other data available from third parties, but there can be no assurance that our expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements: our ability to respond to changes in the information system environment, competition, the availability of financing, if available, on terms and conditions acceptable to us, and the availability of personnel in the future. We have no obligations to update or revise these forward-looking statements to reflect future events.

Our fiscal year end is June 30.

Results of Operations --- Reportable segments.

Hyperdynamics has two reportable segments: Our operations in Guinea and our Louisiana operations (“HYDR”). SCS is engaged in oil and gas exploration activities pertaining to offshore Guinea, West Africa. Additionally, it provides seismic data transcription and management services to support its activities and to external customers. The seismic data work is performed in the USA. HYDR is engaged in oil and gas exploration and production activities in Louisiana, USA. HYDR also provides some oilfield services to external customers. Hyperdynamics evaluates performance based on profit or loss from operations. The reportable segments are managed by separate management teams who are evaluated based on their segment's performance

By Segment.
	Year ended June 30,			Year ended June 30,
	2005	2004	% Change	2004	2003	% Change
Revenues
SCS	3,140	18,314	(83%)	18,314	450,831	(96%)
HYDR	169,259	9,974	** (2)	9,974	0	**(1)
Corporate	300	10,056	(97%)	10,056	17,191	(42%)
Total Revenues	$172,699	$38,344	350%	$38,344	$468,022	(92%)

Note:
**  (1) There were no adequate results to compare in 2003 for HYDR.
** (2) Data only reflects two months of operation in 2004 and is not comparable.

Based on the factors discussed for each segment below for the three months ended March 31, 2006, our net loss chargeable to common shareholders for 2006 increased $1,708,643 or 154% to ($2,820,084) or ($.06) per basic and diluted loss per common share. This compares to ($1,111,441) or ($.03) per basic and diluted loss per common share for the three months ended March 31, 2005. The net loss chargeable to common shareholders includes a provision for preferred stock dividends of $27,500in 2006 compared to $27,250 in 2005.

During the three months ended March 31, 2006, we realized increasing oil production revenues of $134,234 with $-0- service revenue compared to $28,002 oil production revenue and $-0- in service revenue for the three months ended March 31, 2005. Revenues are not directly comparable as the focus of the company over the last year has shifted towards building production revenue and away from service revenue. The increase in net losses for March 31, 2006 is primarily attributed to an increase in cost of maintaining and repairing our production facilities in preparation for bringing newly anticipated oil and natural gas production online. Cost of revenues decreased to $241,249 for the three months ended March 31, 2006 compared to $266,027 for March the three months March 31, 2005. This $24,249 or 9% increase due to the billing of recoverable drilling costs to our working interest partners. General and administrative expenses were $1,018,039 and $804,577 for the three months ended March 31, 2006 and March 31, 2005, respectively. The increase of $213,462 is primarily due to the establishment of a reserve for uncollectible working interest billings in the amount of $201,784 during the quarter as a result of a lawsuit filed by one of our working interest holders.

The following tables summarize balance sheet and income statement data about Hyperdynamics' reportable segments and corporate overhead for the three months ended March 31, 2006 and 2005.

	SCS	HYDR	Corporate	Total
As of March 31, 2006:
Segment assets	$4,274,928	1,226,819	202,981	5,704,7283

Three months ended March 31, 2006 Revenues from external customers
Revenues from external customers	-	134,234	-	134,234
Depreciation, depletion and amortization	8,019	142,808	8,032	158,859
Loss from operations	(180,965)	(802,562)	(662,108)	(1,645,635)
Expenditures for long-lived assets	2,629	174,474	3,813	180,916
As of March 31, 2005:
Segment assets	4,074,834	1,480,284	722,152	6,277,270
Three months ended March 31, 2005
Revenues from external customers	-	28,002	-	28,002
Depreciation, depletion and amortization	7,243	12,669	4,465	24,377
Loss from operations	(112,903)	(329,705)	(622,118)	(1,064,726)
Expenditures for long-lived assets	137,114	427,331	-	564,445

Product and services information
Quarter Ended March 31,
	2006	2005
Revenues from:	$-	$-
Seismic data management	-	-
Computer-related sales	-	-
Oilfield services	-	-
Oil and gas production	134,234	28,002
Totals	134,234	28,002

Results of Operations --- Louisiana Operations (“HYDR”)
Comparison for Fiscal Year 2005 and 2004

Revenues.  Our prior year revenue reflects only two months of operation. Accordingly, we are not able to compare the results for this segment. Our revenues in 2004 were $9,974 compared to $169,259 in 2005, which includes $52,008 from oil production and $117,251 from oilfield service work for 2005. The oilfield service work was performed during the six months ended December 31, 2004. Since that time, our workover crew has been devoted to improving our oil and gas properties, and we expect them to continue to provide internal services. We expect to derive our future revenues primarily from oil production and not from the provision of oilfield services.

In 2005, our cost of revenue comprised of approximately $80,000 of costs associated with oilfield service work, $271,337 associated with oil production revenues, and $859,608 of general field expenses. The breakdown for this expense is derived from the costs associated with startup costs, repairs and maintenance, tools and yard cost, equipment and service contracts of approximately $602,917, and $256,691 in operational salaries and contract labor.

Additionally, we incurred selling, general and administrative expenses of approximately $372,666 and $133,357 attributable to administrative payroll costs. Our other significant expenditures were professional fees, such as consulting, legal and accounting of $62,090, workman's compensation and insurance expenses of $76,668, bad debt expense of $34,368, office and administrative expenses of $66,182 and depreciation and amortization of $77,370. Our loss from operations for the year ended June 30, 2005 from this segment was ($1,508,093) and ($92,232) in 2004 which only reflects two months of operation for this segment.

Comparison for Fiscal Year 2004 and 2003

Revenues.  Our revenues in 2004 were $9,974 and there are no 2003 results for HYDR to compare.

Selling, General and Administrative Expenses. There are no 2003 results for HYDR to compare for this segment.

Loss from Operations. There are no 2003 results for HYDR to compare for this segment.

Results of Operations --- Guinea And Seismic Data Management (“SCS”)
Comparison for Fiscal Year 2005 and 2004

Revenues.  We had revenues of $3,140 from this segment in 2005 and $18,314 in 2004, respectively. The lack of revenues is attributable to the decrease of internal seismic data processing work sine we have focused on the acquisition of seismic data for our concession in Guinea. Cost of revenues increased 19% from $58,432 in 2004 to $69,480 in 2005.

We have processed a portion of some data that we have the right to market in order to provide samples of the data to our prospects. When we sell the right to use this data, we will receive a fee and we will also be compensated for processing the data that we sell.

Selling, General and Administrative Expenses. We had an increase of 23%, from $343,256 in 2004 to $423,558 for 2005 for selling, general and administrative expenses. The selling expenses increased 102% from $18,556 in 2004 to $37,522 in 2005 due to an addition of staff and 6801% increase in general and administrative expenses relating to the purchase of additional health insurance coverage for new employees from $349 in 2004 to $24,083 in 2005. An increase of 175% on other taxes, particularly the Franchise Tax Board assessment, which was $5,000 higher than 2004. Utility use also rose 31% from $35,926 in 2004 to $47,170 in 2005 due to a higher electric consumption. The office expenses increased 38% from $17,369 in 2004 to $24,051 in 2005 due to more conference participation by personnel. Our travel expenses increased 40% from $48,406 in 2004 to $67,793 in 2005 due to multiple trips to London and Africa in connection with the Guinea concession.

Our other significant expenditures include professional fees which reflect an increase of 305% due to accounting costs related to the fairness opinion for a preferred stock paydown matter. Our depreciation and amortization increased 18% from $24,248 in 2004 to $28,499 for year ended 2005.

Loss from Operations. Based on the factors discussed above, our loss from operations from this segment increased 30% from ($407,622) in 2004 to ($528,617) in 2005.

Comparison for Fiscal Year 2004 and 2003

Revenues.  Our revenues in 2004 and 2003, were $18,314 and $450,831, respectively. The change is primarily due to a decrease in internal seismic data processing work. We have focused on the acquisition of seismic data for our Guinea concession. Our cost of revenues decreased 636% from $371,666 in June 2003 to $58,432 in June 2004. The decrease is primarily due to decline in high contribution margin transcription work and the necessity to maintain level of operational personnel.

Selling, General and Administrative Expenses. We had an increased of $20,698 in 2004, from $322,557 in 2003. The change is primarily due to the increase in travel expenses associated with our Guinea concession.
We experienced impairment losses of $350,000 on goodwill during 2003 and no impairment in 2004. Our depreciation and amortization increased 61% from $15,080 in 2003 to $24,248 in 2004 due to the increased cost basis on our asset.

Interest Expense.  Our interest expense increased $231,802 in 2004 from $0 in 2003, due to accretion of interest on the mandatorily redeemable preferred stock.

Loss form Operations. Based on the factors discussed above, our loss from operations from this segment in 2004 and 2003 is ($407,622) and ($609,821) respectively. This represents a decrease of $202,199.

Results of Operations --- Corporate Overhead
Comparison for Fiscal Year 2005 and 2004

Revenues. We continue to receive occasional revenues from our prior value added reselling and computer consulting business. When this occurs, we classify the revenue to corporate overhead. This revenue was $300 for the year ended June 30, 2005 and $10,056 for the year ended June 2004, thus a 97% decline in revenues for 2005. We do not actively pursue revenues of this nature and they occur very irregularly.

Our cost of revenues decreased from $81,356 in 2004 to $68,104 in 2005. We classify certain computer expenditures and our system engineer's payroll costs as cost of revenues attributable to corporate overhead. The 15% difference in cost of revenues is attributable to the cost of the computer equipment purchased and resold in June 2005.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses increased by $392,750, from $2,410,441 in 2004 to $2,803,191 in 2005. This represents an increase of 16% and is due to equity-based compensation costs.  Equity-based compensation costs were approximately $300,000 higher in the year ended June 30, 2005 than in the comparable period of 2004. This year's expense related to equity-based compensation to four consultants of $1,833,086 derives from the vesting of 800,000 warrants to purchase common stock at an exercise price of $0.50 per share. During the year ended June 30, 2004, 2,000,000 warrants were granted to four consultants and 800,000 warrants vested during that year. Additionally, 800,000 warrants vested during fiscal 2005. 200,000 warrants are scheduled to vest during fiscal 2006. We record the expense associated with these warrants using the fair value of the warrants as of the date they vest as estimated by the Black-Scholes option pricing model. Thus, provided that the agreements are not terminated (which would result in the forfeiture of the unvested warrants), we will incur expense related to these warrants each quarter for the next three quarters and the expense will vary based upon the market price of our common stock in each quarter. Equity-based compensation does not impact our liquidity or net worth because the consulting expense is offset by an increase to additional paid-in capital.

Additional factors affecting the increase of selling, general and administrative expenses is attributable to the purchase of added coverage for the Directors and Officers indemnity insurance, an increase of $99,865 from $14,962 in 2004. The insurance policy has been in force since April 2004. Our general office expenses increased from $49,319 in 2004 to $158,327 in 2005 due to American Stock Exchange listing fees of $65,000 and higher expenses for the annual shareholder meeting. Based on the factors discussed above, the loss from operations attributable to corporate overhead increased from ($2,617,060) in 2004 to ($2,863,195) in 2005.

Other Items

Interest Expense.  Interest expense decreased from $474,463 in the year ended June 30, 2004 to $316,034 in the year ended June 30, 2005. The interest expense during fiscal 2004 consisted of approximately $250,000 attributable to the Notes Payable, due December 31, 2007 and $230,000 of accretion on mandatorily redeemable preferred stock. These notes payable were converted during the year ended June 30, 2004. The interest expense during 2005 consisted of accretion of interest on mandatorily redeemable preferred stock and a loss on the retirement of the preferred stock.

Net Loss. Based on the factors discussed for each segment, the Net Loss chargeable to common shareholders increased $1,666,748, or 45% from ($3,677,822), or( $.12) per share in 2004 to ($5,344,570), or ($.13) per share in 2005. The net loss chargeable to common shareholders includes a provision for preferred stock dividends of $186,779 in 2004 and $128,445 in 2005. The negative results are due to the factors discussed above.

Comparison for Fiscal Year 2004 and 2003

Revenue.  The revenue for 2004 and 2003 was $10,056 and $17,191, respectively. Our cost of revenues decreased by $16,135, from $97,491 in 2003 to $81,356 in 2004.

Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $1,262,423, from $1,532,565 in 2003 to $2,794,988 in 2004. This represents an increase of 82%. This occurred because effective October 1, 2003, Hyperdynamics adopted the fail value recognition provisions of FASB statement 123, Accounting for Stock-Based Compensation. We adopted FASB Statement 123 using the retroactive restatement method as described in SFAS 148, Accounting for Stock-Based Compensation - Transition and Disclosure. In accordance with that statement, we have retroactively restated all periods presented so that stock option expense is reflected in accordance with SFAS 123. Consequently, amounts previously marked to market of $2,147,000 during the year ended June 2003, in accordance with APB 25 and related interpretations, have been restated and these financial statements reflect instead the fair value of the employee options earned in that year $415,412.

The major factor involved in the change in Selling, General and Administrative Expenses was approximately $1,500,000 of consulting cost incurred in 2004 when 800,000 warrants issued to consultants for Investor Relations/Public Relations services became vested. The cost of warrants issued to consultants in 2003 was $85,000. An additional 200,000 warrants vested at the end of each quarter through December 2005. At each vesting date, Hyperdynamics will estimate and record the fair value of the warrants that vest using the Black-Scholes option pricing model; thus this cost continued through December 2005. Our other expense associated with warrants issued to our Officers decreased $147,046 or 36% from $412,766 in 2003 to $265,720 in 2004. This occurred because warrants were forfeited when one of our Officers resigned during fiscal 2003. A one-time debt renegotiation cost of $100,000 is included in 2003 results and a gain on a settlement with a vendor of $92,066 is included in 2004 results. Our other consulting, legal and professional costs decreased $189,818 or 53%, from $357,220 in 2003 to $167,402 in 2004.

In addition to increased Selling, General and Administrative Expense, we experienced impairment losses of $704,061 on leasehold improvements during 2003. There was no impairment in 2004. The cost basis of our asset decreased as of July 1, 2004 due to that impairment and our depreciation expense decreased significantly from $161,857 in 2003 to $17,663 in 2004.

Other Items.

Interest Expense.  Interest expense increased 339% from $55,407 in 2003 to $474,463 in 2004. The increase was primarily due to Notes Payable due December 31, 2007, which were converted during the year ended June 30, 2004.

Net Loss.  Based on the factors discussed for each segment, our net loss chargeable to common shareholders was ($3,677,822), or ($0.12) per share in 2004 and compared to ($2,645,316), or ($0.12) per share in 2003.

CRITICAL ACCOUNTING POLICIES
Property and Equipment and Unproved Oil and Gas Properties:

We have capitalized $4,072,503 in oil and gas properties as of June 30, 2005. The $4,072,503 in oil and gas properties is subject to impairment review as of June 30, 2005. The oil and gas properties were determined to be unimpaired because the Government of Guinea is currently working diligently to give us our permits and permission to continue our work. Additionally, we expect various strategies to raise funds, as discussed in the liquidity and capital resources section, to raise sufficient funds to satisfy our obligations with regard to the Guinea project.

Off-Balance Sheet Arrangements.

We have a contractual arrangement that has resulted in a lawsuit against USOil Corporation. The original agreements provide for us to pay USOil $1,600,000 if SCS obtains third party financing for the Guinea development project. Also USOil will receive a 3% royalty if oil and gas is produced on this project and depending on the outcome of our legal claims against them. We also have a contingent $350,000 note payable that is only payable with 25% of the profits of SCS Corporation. We have the right to pay this note off using common stock. This contingent payable will, if paid, increase the cost of the Unproved Oil and Gas properties at the time of payment. As such, it will increase the cost of sales over the oil and gas production period as part of the periodic amortization of the proved properties, or, if the development of the properties does not culminate in oil and gas production, the cost will be charged to expense as an impairment.

In conjunction with our purchase of HYD Resources Corporation, we entered into three notes payable to two individuals totaling $856,000. The notes are to be paid quarterly over the five years ended June 30, 2009. Payments will be due only if HYD has net income. Payment amount will be 25% of the net income for the period, unless there was a net loss in previous period(s). If there is a net loss, subsequent net income must completely offset the losses before any amounts are due. After the loss is offset, payment of 25% of the remaining net income will be due. Upon the resignation of Sam Spears Jr. $350,000 of this contingent amount was foregone by agreement.

Disclosure of Contractual Obligations as of June 23, 2006

	Payments due by period ($)
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Long-Term Debt Obligations	0	0	0	0	0

Capital Lease Obligations	0	0	0	0	0

Operating Lease Obligations	0	0	0	0	0

Purchase Obligations	0	0	0	0	0

Other Long-Term Liabilities	$4,000,000	2,100,000	1,900,000	0	0

Total	$4,000,000	2,100,000	1,900,000	0	0

FISCAL QUARTER ENDED MARCH 31, 2006
By Segment.

	Nine months ended March 31,			Nine months ended March 31,

	2006	2005	% Change	2005	2004	% Change

Revenues
SCS	0	3,140	(100%)	3,140	0	100%
HYDR	329,052	145,253	126%	145,253	0	100%
Corporate	0	300	(100%)	300	0	100%

Total Revenues	$329,052	$148,693	121%	$148,693	$0	(100%)

Geographical Information

All revenues are currently derived from domestic sources. All long-lived assets are located in the USA, except for our oil and gas exploration and exploitation rights, which are located offshore Guinea, West Africa.

A breakdown of our operations by segments is as follows:

	SCS	HYDR	Corporate	Total

As of March 31, 2006:
Segment assets	$4,274,928	$1,226,819	$202,981	$5,704,728

Nine months ended March 31, 2006
Revenues from external customers	-	329,052	-	329,052
Depreciation, depletion and amortization	21,739	192,217	17,044	231,000
Loss from operations	(517,094)	(1,997,523)	(1,887,956)	(4,402,573)
Expenditures for long-lived assets	76,106	524,971	8,249	609,326
Three months ended March 31, 2006
Revenues from external customers	0	134,234	-	134,234
Depreciation, depletion and amortization	8,019	142,808	8,032	158,859
Loss from operations	(180,965)	(802,562)	(662,108)	(1,645,635)
Expenditures for long-lived assets	2,629	174,474	3,813	180,916

As of March 31, 2005:
Segment assets	4,074,834	1,480,284	722,152	6,277,270

Nine months ended March 31, 2005
Revenues from external customers	3,140	145,253	300	148,693
Depreciation, depletion and amortization	21,270	45,643	13,689	80,602
Loss from operations	(430,418)	(752,018)	(2,099,787)	(3,282,223)
Expenditures for long-lived assets	849,502	611,981	3,564	1,465,047
Three months ended March 31, 2005
Revenues from external customers	-	28,002	-	28,002
Depreciation, depletion and amortization	7,243	12,669	4,465	24,377
Loss from operations	(112,903)	(329,705)	(622,118)	(1,064,726)
Expenditures for long-lived assets	137,114	427,331	-	564,445

Product and services information
	Quarter Ended March 31,		Nine Months Ended March 31,
	2006	2005	2006	2005
Revenues from:
Seismic data management	$-	$-	$-	$3,140
Computer-related	-	-	300
Oilfield services	-	-	117,251
Oil and gas production	134,234	28,002	329,052	28,002
Totals	$134,234	$28,002	$329,052	$148,693

Guinea and Seismic Data Management ("SCS")

We had no revenues from this segment during the three months ended March 31, 2006 and 2005, respectively, and negligible revenues from this segment during the nine months ended March 31, 2006 and 2005, respectively. The lack of revenues is attributable to the amount of internal seismic data processing work performed during these periods as we focused our resources on the acquisition of seismic data for our concession in Guinea.

We have processed a portion of some data that we have the right to market in order to provide samples of the data to our prospects. When we sell the right to use this data, we will receive a fee and we will also be compensated for processing the data that we sell.

Our depreciation and amortization was $8,019 and $7,243 for the three months ended March 31, 2006 and 2005, respectively; and $21,739 and $21,270 for the nine months ended March 31, 2006 and 2005, respectively. These amounts are comparable between the periods.

Our loss from operations for this segment increased by $68,062, from ($112,903) for the three months ended March 31, 2005 to ($180,965)for the three months ended March 31, 2006. Our loss from operations for this segment increased by $86,676 from ($430,418) for the nine months ended March 31, 2005 to ($517,094)for the nine months ended March 31, 2006. The increased losses for both periods of time is due the increased costs associated with our efforts to secure our Guinea concession, as noted at the beginning of this section.

Expenditures for long lived assets were $2,629 and $137,114 for the three months ended March 31, 2006 and 2005, respectively. Expenditures for long lived assets were $76,106 and $849,502 for the nine months ended March 31, 2006 and 2005, respectively. The decreases of $134,485 and $773,396 during the three and nine month periods noted is primarily due to reductions in geophysical and other related consulting services.

Louisiana Operations ("HYDR")

Revenue for the three months ended March 31, 2006 and 2005 was $134,234 and $28,002, respectively. The increase of $106,232 is due to the increasing production trend noted above. We recorded oil and gas revenues of $329,052 and $145,253 during the nine months ended March 31, 2006 and 2005, respectively. This increase of $183,799 is also due to the increasing production trend noted above.

Depreciation, depletion and amortization was $142,808 and $12,669 for the three months ended March 31, 2006 and 2005, respectively. The increase of $130,139 is due to the aforementioned production increases. Depreciation, depletion and amortization were $192,217 and $45,643 for the nine months ended March 31, 2006 and 2005, respectively. The increase of $146,574 is due to the aforementioned production increases.

Our loss from operations for this segment increased by $472,857, from ($329,705) for the three months ended March 31, 2005 to ($802,562)for the three months ended March 31, 2006. Our loss from operations for this segment increased by $1,245,505 from ($752,018) for the nine months ended March 31, 2005 to ($1,997,523)for the nine months ended March 31, 2005. The increased losses during the quarter are due primarily to the loss in the amount of ($361,193) incurred upon the buyback of working interests in our oil and gas properties during the period and increased costs associated with bringing our oil production on line. The increase in the loss for the nine month period is also due to these same factors.

Our expenditures for long lived assets in this segment decreased by $252,857, from $427,331 during the three months ended March 31, 2005 to $174,474 during the three months ended March 31, 2006 due to the substantial completion of the capital improvements in our gas production and gathering systems. Our expenditures for long lived assets in this segment decreased by $87,010, from $611,981 during the nine months ended March 31, 2005 to $524,971 during the nine months ended March 31, 2006 due to the slow down in work on our gas production and gathering systems as they neared completion.

Corporate Overhead

Revenue was zero for the three months ended March 31, 2006 and 2005, respectively. We recorded negligible revenues in this segment during the nine months ended March 31, 2006 and 2005. We do not actively pursue revenues in this segment.

The loss from operations attributable to corporate overhead was ($662,108) and ($622,118) for the three months ended March 31, 2006 and 2005, respectively. The increase of $39,990 is due to increased shareholder meeting costs and the cost of registration statement preparation and filings. The loss from operations attributable to corporate overhead was ($1,887,956) and ($2,099,787) for the nine months ended March 31, 2006 and 2005, respectively. The decrease in the loss of $211,831 was due to 1) reduction in rent expense of approximately $128,000 as the result of the settlement of a dispute with our former landlord, 2) a payroll tax refund of $46,000, and efforts to reduce overhead.

Our expenditures for long lived assets were negligible during the three and nine months ended March 31, 2006 and 2005 respectively and consisted of office equipment.

HYD Resources Corporation has made continuous progress towards increased production on the Norris/Kelly leases. As a result we have been able to steadily solve problems and have realized a stepped increase in oil production from approximately 620 barrels of monthly production for December 2005, to approximately 720 barrels for both January and February, 1,670 barrels for March 2006, 1,770 barrels in April 2006, 2,172 barrels in May 2006, and 2,124 barrels in June 2006. Management remains optimistic that this trend can continue and we can soon maximize our oil production out of the current wells on these leases. At that point we plan to evaluate how to enhance this production further through additional work-over, as well as re-focusing on our potential natural gas production using the gas gathering system recently installed. Once we get to the point of determining the optimum production levels from our production facilities installed, we will then reevaluate our drilling programs going forward. As part of this, we anticipate the search and hiring of a professional drilling and production manager to continue our growth of production from low volume, low cost wells in proven zones.

We recorded oil and gas revenues of $134,234 and $28,002 during the three months ended March 31, 2006 and 2005, respectively. The increase of $106,232 is due to the increasing production trend noted above. We recorded oil and gas revenues of $329,052 and $148,693 during the nine months ended March 31, 2006 and 2005, respectively. This increase of $180,359 is also due to the increasing production trend noted above. Our seismic data management, computer-related sales, and oilfield service revenues declined from $3,140, $300, and $117,251, respectively, during the nine months ended March 31, 2005 to zero during the nine months ended March 31, 2006 due to our continued emphasis on expanding and increasing our oil and gas production. We did not recognize any revenues from these activities in the three months ended March 31, 2006 and 2005.

Our cost of revenues were $241,778 and $266,027 for the three months ended March 31, 2006 and 2005, respectively, and $1,515,185 and $693,389 for the nine months ended March 31, 2006 and 2005, respectively. The decrease of $24,249 during the quarter is due to the billing of recoverable drilling costs to our working interest partners. The increase of $821,796 during the nine months period is due to an increase in the cost of maintaining and repairing our production facilities in preparation for bringing our oil and gas production online.

Selling, general and administrative expenses were $1,018,039 and $804,577 for the three months ended March 31, 2006 and March 31, 2005, respectively. The increase of $213,462 is primarily due to the establishment of a reserve for uncollectible working interest billings in the amount of $201,784 during the quarter as a result of a lawsuit filed by one of our working interest holders. Selling, general and administrative expenses were $2,624,047 and $2,639,766 during the nine months ended March 31, 2006 and 2005, respectively. The decrease of $15,719 was primarily due to the following factors: 1) an increase in bad debt expense of $201,784, noted above, 2) reduction in rent expense of approximately $128,000 as a result of the settlement of a dispute with our former landlord, 3) a payroll tax refund of $46,000, and 4) $45,000 due to increased shareholder meeting costs, travel to Guinea and the cost of registration statement preparation and filings.

We recorded a loss on the buyback of working interests of $361,193 during the three and nine months ended March 31, 2006 as a result of the repurchase of working interests in our Louisiana properties that were previously sold to investors in 2005.

Depreciation and amortization was $158,859 and $24,377 for the three months ended March 31, 2006 and 2005, respectively. The increase of $134,482 was primarily due to depletion of $117,913 on wells that came on line in late 2005. Depreciation and amortization was $231,000 and $80,602 for the nine months ended March 31, 2006 and 2005, respectively. The increase of $150,398 is due to depletion on wells that came on line in late 2005.

Interest expense was $1,148,944 and $23,144 for the three months ended March 31, 2006 and 2005, respectively. The increase of $1,290,692 was due to the expensing of previously unamortized debt discount related to our 2005 financings that were converted to common shares during the third quarter. Interest expense was $1,313,837 and $314,300 during the nine months ended March 31, 2006 and 2005, respectively. The increase of $999,537 was due in large part to the expensing of the unamortized debt discount on the 2005 notes as they were repaid during the period.

Liquidity and Capital Resources

Our ratio of current assets to current liabilities (current ratio) was .12 to 1 at March 31, 2006 and .27 to 1 at March 31, 2005. A deeper analysis of the current ratio reveals several current obligations that reduce the current ratio but for which there is no requirement to use cash to satisfy them or for which the payment is deferred until we receive cash inflows sufficient to pay the obligation. These items include Deferred gain, Accounts payable Seismic Data, Dividends payable, and Dividends payable to related party. While the company continues to work toward generating positive cash flow from domestic operations altogether, including corporate overhead, it is expecting to report positive cash flow from its HYDR operations very soon.

We believe that are now prepared financially to begin an exploration well offshore Guinea. As discussed hereunder we expect our liquidity ratios to improve directly from our equity financing and with the success of putting our drilling operations back online in Guinea, we expect to have plenty of financial partnering opportunities that will allow us to far exceed minimum exploration and drilling requirements. This will allow us to drill more wells faster in quality locations. The more we drill in quality locations, the more chances we have to realize a viable commercial discovery for Guinea and for us. Once the March 17th protocol letter is fulfilled by the Government of Guinea, we will be able to implement our additional strategy to bring on working interest partners to share in the risk on some of our more expensive wells to be drilled sooner rather than later.

Currently, in anticipation of receiving our permits to drill in Guinea, we are prepared and our financing is in place to drill at least one well offshore Guinea using fund from an equity line of credit and the recent Cornell financing. Partners that have contacted us with verbal indications of interest could provide the ability for us to drill many more wells and at a very fast pace.

With our financing in place, management is highly confident in our ability to proceed and perform under either scenario of a new PSA or continuing under the 2002 PSA. Also, under the old agreement, the second exploration period expires sometime during the later part of this decade depending on initial periods and extension provisions. Although we have several years to complete this work, we wish to initiate a drilling program as soon as possible. If all outstanding options and warrants were exercised, we would raise approximately $8,000,000.

We are considering all of our options or any combination of these options to: a) increase revenues from operations; b) raise additional capital to support at least the minimum required drilling program; c) negotiate one or more transactions with oil company partners who share in the required work and financing risk; and d) negotiate work program related deals with oil industry vendors such as seismic acquisition companies. We believe that our ability to manage and affect one or more of these options will determine our significant current ratio and financial position in the future.

Our cash from operations was a deficit in 2005. We have taken steps to reduce overhead and reduce non-operational costs. We continue to spend most of the capital we raise on enhancing the value of our offshore oil and gas concession. These expenditures, however, do not improve cash flow from operations. In order to improve our operating cash flow situation for future periods, we have started to build up our production revenues for HYDR in Louisiana.

In April 2005, we sold a 35% working interest in two of our leases in Louisiana. Since this time, with the belief we could solve operational problems that we encountered and that we could gradually increase our production, we decided to offer a buy-back of the working interest from the non-operators that invested in these leases. In 2006 non-operators owning 5% of the working interest accepted our offer and we issued 197,416 shares of common stock to them in exchange for their working interest. No new working interest sales are planned at this time. We will continue to assess our progress with the oil production from our current leases and perhaps increase drilling activity in the near future. We believe that there is significant attainable production to go after on a profitable basis and will continue towards its goal of profitable operations from its domestic operations. We believe it has the financing in place to invest in necessary improvements, production facilities and new drilling programs to continue to build this domestic production.

In January 2006, we entered into a new lease for office space with a term of five years. The new lease will become effective upon the completion of tenant improvements specified in the lease agreement. As of now it appears this will be sometime in August 2006. This lease will cost us $15,000 per month less in rent and approximately $5,000 less in electricity than our previous lease at another location. Currently we are also in nearby temporary space that is being provided by our landlord at no cost to the Company while our new space is being readied for occupancy. Once the new lease begins, the base monthly rent is $0 for months 1-6, and we have paid three months of rent in advance so once we move into the new space we will not be required to pay rent for nine months. We have put up a $75,000 Letter of Credit to secure our build-out costs. The letter of credit will be released back to us in 18 months.

On June 23, 2006, we closed a private financing transaction with Cornell Capital Partners, LP. The financing included a subscription for 3 convertible debentures in the aggregate amount of $6,000,000 of which we received the net amount of $1,800,000 on June 23, 2006. We received $1,820,000 in connection with the second debenture prior to filing the registration statement. We expect to receive another $1,820,000 when this registration statement is ordered effective by the Commission. Since only the Commission can order a registration statement effective, we do not know for certain when or if the registration statement will become effective.

We have an equity line of credit. We have made 5 puts on the equity line of credit since February 2006 in the aggregate amount of $967,0.At June 23, 2006, the remaining amount available for us to draw down on the equity line of credit is $19,032,900. The equity line of credit expires in February 2009, after which we may no longer utilize the equity line of credit.

Although we plan to continue to improve on our current ratio, we have a contractual requirement during the second exploration period in the Guinea concession to invest an estimated $10,000,000 in drilling at least one exploratory well offshore Guinea. The second exploration period expires sometime during the later part of this decade depending on initial periods and extension provisions. Although we have several years to complete this work, we wish to initiate a drilling program as soon as possible. Thus, we are considering all of our options or any combination of these options to: (a) increase revenues from operations; (b) raise additional capital to support at least the minimum required drilling program; (c) negotiate one or more transactions with oil company partners who share in the required work and financing risk; and, (d) negotiate work program related deals with oil industry vendors such as seismic acquisition companies. We believe that our ability to manage and effect one or more of these options will determine our significant current ratio and financial position in the future.

Because SCS has significant work requirements to accomplish a 3D seismic acquisition program, processing, and analysis thereof, and to drill exploration wells, we are beginning to look at more than one option to raise additional funds. We are confident in our ability to raise additional capital under more conventional financing structures such as an underwritten secondary financing, but also believes we will be able to secure oil and gas working interest partners to fund and carry significant portions of the capital investment burden.

We have been successful in raising our necessary capital through private placements. Based on our relatively low overhead in comparison to the rather large task at hand, most of our capital going to improve our drilling prospects.

We expect to exploit our leases in Louisiana by operating numerous low volume wells that produce 20 barrels a day or less. We believe the relatively high price of oil will help make these wells more economically viable. Because of the geological features of the Louisiana leases and our oil production to date, we consider this an attractive prospect for oil and gas investors.

As a public company, the health of the market for our common stock is paramount to be able to raise capital. In May 2005, we began trading on the American Stock Exchange. We believe this will directly and indirectly help to strengthen and provide more stability to the price of our common stock and that financing options for us will expand as a result.

We are obligated on a contingent $350,000 note payable that is only payable with 25% of the profits of SCS Corporation. We have the right to pay this note off using common stock.

In conjunction with our purchase of HYD, we entered into three notes payable to two individuals totaling $856,000. The notes are to be paid quarterly over the five years ending June 30, 2009. Payments will be due only if HYD has a net income according to accounting principles generally accepted in the United States of America. Payment amount will be 25% of the net income for the period, unless there was a net loss in previous period(s). If there is a net loss, subsequent net income must completely offset the losses before any amounts are due. After the loss is offset, payment of 25% of the remaining net income will be due.

We could obtain additional capital also upon the exercise of outstanding warrants and options for common stock.

FINANCIAL STATEMENTS

Our financial statements begin on page F-1.

MARKET RISK

Our functional currency is the US dollar. Our revenue is directly related to the price of oil and gas. Assuming that we sell one barrel of oil, then a one dollar decrease in the price that we get for that barrel of oil will lower our revenue by one dollar, and correspondingly so for a one dollar increase in price. The same is true for changes in the price of natural gas. We intend to sell oil and gas immediately upon lifting to the wellhead. We do not contemplate retaining any oil and gas inventory. We do not hedge any market risk. Although the prices of oil and gas have recently increased substantially, there is no assurance that the price of oil and gas will not fall dramatically in the future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Price Range of Common Stock.

Our common stock is traded on the American Stock Exchange under the trading symbol ““HDY”. The following table sets forth the quarterly high and low bid prices per share for the common stock, as reported by the OTCBB (our previous trading market) or the AMEX as the case may be. The bid prices reflect inter-dealer quotations, do not include retail markup, markdown, or commission and do not necessarily reflect actual transactions.

	High Bid	Low Bid
Fiscal 2004

First Quarter	$2.1400	$0.7300
Second Quarter	2.2500	1.4100
Third Quarter	3.7200	1.5100
Fourth Quarter	3.0200	2.2700

Fiscal 2005

First Quarter	$2.7200	$1.7600
Second Quarter	3.5000	2.1700
Third Quarter	3.4000	1.7500
Fourth Quarter	3.2000	1.9900

Fiscal 2006

First Quarter	$2.57	$0.8700
Second Quarter	2.37	1.09
Third Quarter	$3.42	1.68
Fourth Quarter	$3.42	$2.05

On July 25, 2006, the last price for our common stock as reported by the AMEX was $2.19 per share. On July 25, 2006, there were approximately 200 stockholders of record of the common stock.

We have not paid, and we do not currently intend to pay in the foreseeable future, cash dividends on our common stock. The current policy of our Board of Directors is to retain all earnings, if any, to provide funds for operation and expansion of our business. The declaration of dividends, if any, will be subject to the discretion of the Board of Directors, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors.

The following table sets forth the names and positions of each of our Executive Officers and Directors.

Name	Position	Age

Kent Watts	Director, Chief Executive Officer, Chairman and President	47

Harry J. Briers	Director and Executive Vice President	42

Harold A. Poling	Director	79

Albert F. Young	Director	68

Steven Plumb	Chief Financial Officer	47

L. Gene Stohler	Director	77

Directors are elected annually and hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. We have no standing committees of the Board of Directors. Officers are elected annually and serve at the discretion of the Board of Directors. There is no family relationship between or among any of the Directors and our Executive Officers. Board vacancies are filled by a majority vote of the Board. We have determined that our Vice-President for Guinea Affairs, Famourou Kourouma, is not an executive officer. We have a corporate Secretary who we have also determined is not an executive officer.

Kent Watts, age 47, became Chairman of the Board of Directors and was named our President Chief Executive Officer (CEO) on June 4, 1997. Mr. Watts has been a certified public accountant in Texas since 1985 and a licensed real estate broker since 1979. He received a Bachelor of Business Administration Degree from the University of Houston in 1983. Mr. Watts founded MicroData Systems, Inc., our former subsidiary, in 1988 and was MicroData's CEO until he became President and Chief Executive Officer of Hyperdynamics Corporation. He has extensive experience designing and working with integrated communications network systems and management information systems; additionally he designed our Integrated Technology Center. As our CEO and Chairman of the Board, he remains primarily responsible for managing our strategic direction and focus on the vertical oil and gas industry.

Harry James Briers, age 42, has been a Director since March 2, 2000. He began as our Director of Integrated Information Systems when he joined us in May 1998. He was elected as Vice President of Operations for Hyperdynamics Corporation in 1999 and named the Chief Operating Officer in 1999. He became our Executive Vice President in October 2002, which is the only position and title he now holds. From 1988 until May 1998, Mr. Briers owned and operated Perfect Solutions, a software consulting firm in Houston, Texas. He has extensive experience in the sale and implementation of mission critical software applications. Prior work experience included consulting for Ernst & Young in its Entrepreneurial Services Group. Mr. Briers has a B.S. in Accounting and an MBA from the University of Houston-Clear Lake. As Executive Vice President he is responsible for managing the daily operations of the organization. He holds no other directorships.

Mr. Harold A. Poling, age 79, was elected as our fourth Director on June 2, 2004. He is a former Chairman of the Board and CEO of Ford Motor Co. After finishing his MBA in accounting, he took a job with Ford in 1951. Ford of Europe had record earnings during his tenure as head of that subsidiary. He moved to Ford's North American Operations prior to being named President and COO, then Vice-chairman and CEO of , and later Chairman and CEO of Ford Motor Co., the world's second largest auto maker. He served as a member of Ford's Board of Directors from May 1979 until January 1994, and was elected Chairman in March 1990. He became a member of the Office of the Chief Executive of Ford in November 1984. He retired from Ford in January 1994. Currently, Mr. Poling serves as the Chairman of The PGA Tournament Players Club of Michigan and is also the chairman for Eclipse Aviation Corp. He is a Director of Flint Ink Corp., Monmouth, IL. College Senate, and William Beaumont Hospital where he is also a trustee. He is also a member of the Board of Trustees of Spring Arbor University. In the past, Mr. Poling served on the Boards of ArvinMeritor, Royal Dutch Shell, Kellogg, and is past Director of the Professional Golf Association's (PGA) Tour Policy Board.

Albert F. Young, age 68, was elected to the Board of Directors on October 18, 2004. He currently owns and operates Al Young Sales and Consulting. He retired from Venture Industries, where he had spent the preceding 14 years, in 2003. Currently, he continues to consult with Venture and is the Executive Assistant to its Chairman. During his tenure at Venture, Mr. Young was responsible for building his division's sales to approximately $500 million annually. Additionally, Mr. Young was instrumental in formulating and orchestrating several acquisitions and joint ventures including Venture's purchase of a Ford plastic plant, design center and two (2) tool shops in Melbourne, Australia. These acquisitions made Venture a supplier of automotive design projects. Additionally, Mr. Young helped Venture acquire Bailey Corporation and a third tool shop in Michigan and became a joint venture partner with Visteon in the purchase of Atlantic Automotive in Benton Harbor, Michigan. He holds no other public company directorships.

Steven Plumb, age 47, has been our CFO since November 2005. He is a CPA licensed to practice in Texas. Mr. Plumb is a financial manager and senior executive experienced in operations, finance and marketing. He has Big 4 CPA experience, a background in IT, biotech, Fortune 500 firms, medical and utility companies, distribution, real estate, construction, governmental entities, and non-profit organizations. During 1981-1982, Mr. Plumb was a staff accountant at PriceWaterhouseCoopers. During 1982-1984, Mr. Plumb was a staff accountant at Kalman Phillips & Leon, P.C. During 1984-1987, Mr. Plumb was a supervising senior accountant at KPMG. During 1987-1990, Mr. Plumb was the controller of Memorial Hermann Rehabilitation Hospital. During 1990-1992, Mr. Plumb was the CFO of DePelchin Children's Center. During 1992-present, Mr. Plumb was the President of Steven M. Plumb, P.C. During 1997-2001, Mr. Plumb was the President of Orchard Consulting Group, Inc. During 2002-2004, Mr. Plumb was the CFO of ADVENTRX Pharmaceuticals, Inc. During 2003-present, Mr. Plumb was the President of Clear Financial Solutions, Inc. Mr. Plumb is also the CFO of Bluegate Corporation, a public company. Mr. Plumb is a member of: American Institute of Certified Public Accountants; Texas Society of Certified Public Accountants; Houston Chapter of Texas Society of Certified Public Accountants; Houston Technology Center; and Association for Corporate Growth. Mr. Plumb is active in BioHouston and the Rice Alliance. Mr. Plumb has a Bachelor of Business Administration degree from the University of Texas at Austin, Austin, Texas, 1981. There is no family relationship between Mr. Plumb and any of our officers or directors. We have a one year contract with Clear Financial Solutions, Inc., a company owned by Mr. Plumb, which has agreed to provide us with a so called “contract” CFO, namely Mr. Plumb. We will pay a fee directly to Clear Financial Solutions, Inc. in the estimated amount of approximately $3,300 to $4,950 per month for Mr. Plumb's services as our CFO and some additional services provided to us by Clear Financial Solutions, Inc.

L. Gene Stohler, age 77, is a Director. One of Mr. Stohler's early activities in 1959 was supporting the inventor of the cruise control system for automobiles. Mr. Stohler provided marketing, sales and manufacturing support assistance to the inventor. In 1970, Mr. Stohler began working for Rockwell International as the General Manager of the Service Parts Group of Rockwell. In 1978, Mr. Stohler was promoted to Director of Marketing for Rockwell. In 1983, Mr. Stohler joined ITT Automotive. His activities at ITT Automotive included sales management for the Anti-Lock Brake System sales to the automotive industry. In 1989, Mr. Stohler joined Masco Corporation as the Vice President--Marketing and Planning for the Masco Tech Automotive Group which had $750 million in sales, including projects such as engineering and building the Ford Mustang Convertible from a basic chassis. Mr. Stohler retired from MascoTech in 2003 and joined Bankers Integration Group, a startup company at that time, as the VP--Business Development, reporting to the Chairman. Bankers Integration Group, Inc. is a technology and software development company that provides decision support tools and services to the automotive industry for the purpose of assisting automobile dealers and financial institutions with interpretation of credit data, and matching buyers with available loan programs. Mr. Stohler is a past member of the Board of Oakland University and a member of the Board of Breed Technologies which is a supplier of safety equipment to the automotive industry.

Information Concerning the Board of Directors and its Committees.

We have no compensation committee and no nominating committee. Decisions concerning nominees for Director and Executive Officer compensation for fiscal 2004 were made by the full Board of Directors. The Board has not adopted formal policies with regard to the process to be used for identifying and evaluating nominees for Director and determining executive compensation. However, we are currently in the process of developing these policies and procedures. At this time, the consideration of candidates nominated by Directors and the compensation of our Officers are in the Board's discretion. We believe this is adequate based on our size and each current Board member's qualifications.

We have an Audit Committee. The Audit Committee was created during October 2004.Mr. Poling and Mr. Young are the members of the Audit Committee. Both committee members are independent. Mr. Poling is the financial expert.

The Board has not adopted formal policies with regard to shareholder communications with individual Board members. However, we are currently in the process of developing these policies and procedures.

The Board of Directors held special meetings on four occasions during the fiscal year ended June 30, 2005. The Board of Directors also took action by written consent on 16 occasions during the fiscal year ended June 30, 2005, in which all present Directors took part.

Section 16(a) Beneficial Ownership Reporting Compliance.

All persons required to file We have reviewed the Forms 3, 4 and 5 submitted to us relating to fiscal 2005. We have found that Harry Briers, Harold Poling, Albert F. Young, DJX Ltd, and Kent Watts have filed all required Forms 3, 4 and 5 during fiscal 2005.

The following table summarizes the results of our review.

Name	Form Type	Number of forms filed late	Number of transactions reported late

Harry Briers	4	1	3

DJX Ltd	4	1	1
Kent Watts	4	0	0
Harold Poling	4	0	0
Albert F. Young	4	0	0

Code of Ethics.

We have adopted a Code of Ethics for our senior Executive Officers and Financial Officers, which was filed in our 10-KSB Amendment on May 16, 2005.

Board Committee Meetings.

The Board of Directors held special meetings on four occasions during the fiscal year ended June 30, 2005. The Board of Directors also took action by written consent on 16 occasions during the fiscal year ended June 30, 2005, in which all present Directors took part. The Audit Committee has a written charter, which was included in our proxy statement filed on December 28, 2004. During the year ended June 30, 2005, the Audit Committee met five times and took action by Unanimous Consent one time.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table reflects all forms of compensation for the fiscal years ended June 30, 2003, 2004, and 2005 for services provided by our named Executive Officers.

				Annual Compensation Awards			Long Term Compensation Payouts
Compensation Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation		Restricted Stock Awards	Securities Underlying Options SARS		LTIP Payouts	All Other Compensation

Kent Watts	2005	$100,000	(1)	-0-	-0-		-0-	-0-		-0-	-0-
Chief Executive Officer	2004	$100,000		-0-	$171,062	(3)	-0-	-0-		-0-	-0-
	2003	$100,000		-0-	$147,314	(2)	-0-	1,100,000	(2)	-0-	-0-

Harry Briers	2005	$95,000		-0-	-0-		-0-	-0-		-0-	-0-
Executive Vice President	2004	$95,000		-0-	$132,861	(3)	-0-	-0-		-0-	-0-
	2003	$87,100		-0-	147,314	(2)	-0-	1,100,000	(2)	-0-	-0-

(1) On July 21, 1999, our Board of Directors unanimously agreed to the terms of an “Executive Employment Agreement” for Kent Watts. The Agreement was duly executed on July 21, 1999 which establishes Mr. Watts as our President, Chief Executive Officer (CEO). The contract provides for a base salary of $100,000 annually with a performance based incentive salary based on 5% of adjusted net income, up to an additional $100,000 in salary. Therefore, maximum salary under the Agreement is $200,000 annually. This Agreement has been renewed on a year-by-year basis under the same terms.
(2) On August 26, 2002, the strike price of the warrants described in Note (2) was reduced to $0.23. The repricing of the warrants was valued as a new grant in fiscal 2003. This table reflects the $122,857 original fair value of the 400,000 warrants earned during 2003 and $24,457 fair value attributable to the repricing of 1,100,000 warrants for a total of $147,314.
(3) For the year ended June 30, 2004, an additional 400,000 warrants were earned. The original fair value of these warrants, $129,686, and $3,175 attributable to the repricing of these warrants is included in 2004 bonus income.

Option/SAR Grants.

We did not grant any options or SARS to any of our Directors or Officers during the year ended June 30, 2005.

Aggregate Options Exercised In Last Fiscal Year And Fiscal Year End Option Values (*)
Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Securities Underlying Options at FYE Exercisable/Unexercisable (*)	Value of Unexercised in the Money Options at FYE Exercisable/Unexercisable
Kent Watts Chief Executive Officer	-0-	-0-	400,000/0	$1,032,000/0

Harry Briers Executive Vice President	-0-	-0-	400,000/0	$1,032,000/0
________________________________
(*)
These are all of the remaining warrants that were in the money at fiscal year end 2005. Mr. Watts and Mr. Briers each hold 400,000 warrants for restricted common stock each that are vested but have not been exercised.

Option/SAR Repricings.

There were no option repricings during fiscal 2005.

Long-term Incentive Plan Awards.

There were no long-term incentive plan awards to any of our Officers during the year ended June 30, 2005.

Director Compensation.

On January 21, 2005 the Board of Directors approved compensation for Directors of $4,000 per quarter to be paid in the form of our common stock and $1,000 per quarter for our Secretary. On January 21, 2005, compensation of $8,000 each was paid to Kent Watts, Harold Poling, Harry Briers and $4,000 to Albert Young for Director services for the first two quarters of the fiscal year. The stock was issued at a price of $3.17 per share and thus 2,524 shares each were issued to Kent Watts, Harold Poling, and Harry Briers; 262 shares were issued to Albert Young. On May 9, 2005, the third quarter 2005 Director compensation of $4,000 was paid to each of the Directors by issuing 1,527 shares of common stock based on the average closing bid price for the quarter of $2.62 per share. As of September 5, 2005, the fourth quarter Director's compensation accrued is $4,000 each for Kent Watts, Harold Poling, Harry Briers, and Albert Young.

There was no other compensation granted by the Board for services rendered during the fiscal year ended 2005. There have been no Director meeting expense reimbursements for 2005 and 2004.

Employment contracts and termination of employment and change-in-control arrangements.

We have an employment contract with Kent Watts, CEO. The contract provides for a base salary of $100,000 annually with a performance based incentive salary based on 5% of adjusted net income, up to an additional $100,000 in salary. The maximum salary under the contract is $200,000 annually. This contract has been renewed on a year-by-year basis under the same terms.

We have a one year contract (expiring in November 2006) with Clear Financial Solutions, Inc., a company owned by Mr. Plumb, which has agreed to provide us with a so called “contract” CFO, namely Mr. Plumb. We will pay a fee directly to Clear Financial Solutions, Inc. in the estimated amount of approximately $3,300 to $4,950 per month for Mr. Plumb's services as our CFO and some additional services provided to us by Clear Financial Solutions, Inc. The CFO contract terminates in November 2006 unless otherwise extended.

In August 2005, we hired Mr. Famourou Kourouma as our new Vice President of Guinea Affairs. Famourou Kourouma will receive compensation from us in the amount of $2,000 per month and he may also receive between 200,000 and 400,000 options based upon our relations with the government of Guinea.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Related Stockholder Matters.

Securities authorized for issuance under equity compensation plans as of June 30, 2005.

	Equity Compensation Plan Information
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	-0-	N/A	4,879,075

Equity compensation plans not approved by security holders	2,902,000	$0.42	-0-

Total	2,902,000	$0.42	4,879,075

The Stock and Stock Option Plan (the “Plan”) of Hyperdynamics was adopted May 7, 1997 and amended on December 3, 2001. On June 30, 2004, we had 44,453 shares available to be issued or granted pursuant to the Plan. On January 21, 2005, the shareholders approved an increase in the Plan for an additional 4,880,000 shares to a total of 10,000,000 shares under the Plan. We issued 45,378 shares under the Plan this fiscal year, leaving us with 4,879,075 shares available to be issued or granted pursuant to the Plan as of June 30, 2005.

Under the Plan, options will vest over a five year or other negotiated period and will have a strike price set at the time of grant based on the then current market value of the stock. Our President has the authority as given by the Board of Directors to negotiate stock option agreements with corporate consultants as well.

We presently have warrants to purchase 2,902,000 shares of common stock which are currently outstanding and were issued pursuant to the Plan at a weighted average price of $0.42 per share.

The purpose of the Plan is to further our interest, and the interest of our subsidiaries and our stockholders by providing incentives in the form of stock or stock options to key employees, consultants and Directors who contribute materially to our success and profitability. We believe that our future success will depend in part on our continued ability to attract and retain highly qualified personnel as employees, independent consultants and attorneys. The issuance of stock and grants of options and warrants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress. We pay wages, salaries, and consulting rates that we believe are competitive. We use the Plan and individual compensation arrangements to augment our compensation packages.

TABLE OF SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at July 25, 2006, with respect to the beneficial ownership of shares of Common Stock by (1) each person known to us that owns beneficially more than 5% of the outstanding shares of Common Stock, (2) each of our Directors, (3) each of our Executive Officers, and (4) all of our Executive Officers, Directors as a group.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class

Kent Watts
One Sugar Creek Boulevard. Suite 125
Sugar Land, TX 77478	23,121,903	(1)	35%

Harry Briers
One Sugar Creek Boulevard. Suite 125
Sugar Land, TX 77478	1,929,418	(2)	4%

Harold Poling
Fairlane Plaza North
290 Town Center Drive, Suite 322
Dearborn, Michigan 48126	474,753	(3)	1%

Albert F. Young
2417 Fox Chase Blvd
Troy, Michigan 48098-5626	52,601		0.1%

DJX Ltd.
4438 West 10th Avenue
Vancouver, BC V6R4R8	20,272,900	(4)	30%

Steven Plumb
5300 N. Braeswood, #370
Houston, TX 77096-3317	100,000	(6)	0.1%

L. Gene Stohler
One Sugar Creek Boulevard. Suite 125
Sugar Land, TX 77478	5077	(5)	0.1%

All Directors, Director Nominees and Executive Officers as a group (6 persons)	25,683,752		38%

_______________________________
(1)
This amount includes 2,449,003 shares of common stock; currently exercisable warrants to purchase 400,000 shares at $0.23; 20,185,185 shares deemed as indirectly owned by Kent P. Watts based on his relationship with DJX Ltd., whose shares he presently has the authority to vote and which are one-half owned by his minor children; and 87,715 common stock shares owned by DJX Ltd. and deemed owned by Kent P. Watts.

(2)	This amount includes 1,529,418 shares of common stock and currently exercisable warrants to purchase 400,000 shares at $0.23.

(3)	This amount includes 349,753 shares of common stock and currently exercisable warrants to purchase 125,000 shares at $0.25.

(4)
In May 2001, we entered into a stock exchange agreement whereby we acquires SCS Corporation as our wholly owned subsidiary. We issued 2,725 shares of Series B Preferred Stock to pay for the acquisition. Each share of Series B Preferred Stock carries a $1,000 per share face value and is convertible into common stock at the lesser of $0.135 per share or 50% of the closing bid price on conversion. On July 25, 2006 the closing price was $2.05 per share, and if all of the Series B Preferred Stock was converted at the lesser conversion price, $0.135 per share, we would issue to DJX Ltd. 20,185,185 shares of common stock. DJX Ltd. is a foreign corporation whose shareholders are the grandchildren of Ernest M. Watts, the father of Kent P. Watts, our Chairman, CEO. Kent Watts currently exercises voting rights of DJX shares. DJX also owns 87,715 shares of Common Stock issued in payment of accrued dividends so the total attributed to DJX is 20,272,900 shares.

(5)	No warrants, options or preferred stock.

(6)	Includes 100,000 immediately exercisable options.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with Michael E. Watts.

In November 2003, a Master Public Relations Consulting Agreement (the “Agreement”) was signed with Michael E. Watts, the brother of Kent Watts, our Chairman and CEO. The Agreement affirmed and established Michael Watts as the primary consultant with the responsibility to help manage public relations, general investor relations and shareholder communications. In the Agreement, Michael Watts was authorized and required to communicate publicly known information to shareholders and potential shareholders and to help in all reasonable ways to convey the history and story of Hyperdynamics with the goal to increase the interest of all investors in investing in Hyperdynamics publicly traded stock. The agreement additionally authorized Michael Watts to subcontract public relations services to other firms and consultants. It was contemplated that these subcontracts would include but not necessarily be limited to setting up public relations agents in different parts of the country. The total compensation for the Agreement and all underlying subcontracts is a total of 2,000,000 warrants with a strike price of $0.50 per share of restricted common stock. During January and April 2004, Hyperdynamics granted an aggregate of 1,200,000 of the warrants (of which 900,000 were vested as of June 30, 2005) under the Agreement to a company whose president is Michael Watts. We granted 800,000 warrants (of which 600,000 were vested as of June 30, 2005) under the Agreement to unrelated third parties. This compensation was designed to encourage the long term commitment to the market developing work being performed in the maintenance of our informed and orderly market. As such, it is believed that significant incentive is in place for all public relations consultants, agents, and subcontractors to continually work in communicating the Hyperdynamics story and opportunity. This agreement with Michael Watts may be canceled by us at any time by giving a 30 day written notice.

During the year ended June 30, 2004, Michael Watts received payment of $699,951 cash to pay for offering costs on private subscription agreements and exercised warrants. Additional offering costs will also be paid on 3,732,403 outstanding warrants purchased by private investors should they be exercised in the future. If all of these warrants are exercised, Mr. Watts would receive approximately $712,000 to pay these additional costs.

On February 9, 2005, the Audit Committee of Hyperdynamics Corporation preapproved a contract (the “Contract”) with Geoserve Marketing, an assumed name for Michael E. Watts, the brother of our Chief Executive Officer. The Contract was executed by and between Trendsetter Production Company (our wholly owned subsidiary) and Geoserve Marketing. Under the Contract, Geoserve Marketing was to sell up to 49% of the working interest in certain oil and gas properties owned by Trendsetter. At $55,000 per point, this was to bring in proceeds of $2,695,000 once sold out. Geoserve Marketing was given the responsibilities to sell working interest in our oil and gas leases; obtain executed documents for such sales as required by us; help prepare the marketing materials for working interest sales; obtain investor nondisclosure agreements and other representations from all prospective nonoperators; obtain a check or wired funds from and signatures of nonoperators on all pertinent operating agreement forms; pay expenses for working interest promotion including but not limited to any brokerage fees and referral fees. Trendsetter agreed to pay 20% of the proceeds to Geoserve Marketing in return for these services. On June 30, 2005, the Audit Committee preapproved an extension of the working interest sales contract through July 30, 2005. As of June 30, 2005, 18.5% or $1,017,500 of a total of 49% planned had been sold and Geoserve Marketing had been paid promotion fees of $203,500.  On July 29, 2005 the Audit Committee preapproved that Trendsetter Production Company may extend the term of the contract with Geoserve Marketing until sales of working interests total $2,695,000 or we have determined that we are have positive cash flow or we otherwise reach a cash position net of current liabilities equal to at least $1,500,000 with projected cash surplus to last a minimum of one year based on current operations. As of September 26, 2005, 32.5% of the working interest has been sold for proceeds of $1,787,500 and a total of $357,500 has been paid to Geoserve Marketing.

On May 9, 2005, Harry James Briers, Executive Vice President, requested and obtained preapproval from the Audit Committee to rehire Mr. Jeremy Driver (son-in-law of Michael E. Watts, brother of the Chief Executive Officer), a past employee of Hyperdynamics Corporation, to work as General Manager for HYD. Mr. Driver had just been honorably discharged from the United States Air Force with the rank of Lieutenant. The Audit Committee approved the request and Mr. Driver was hired by Mr. Briers at an initial salary of $45,000 annually.

In connection with HYD and Trendsetter Production Company.

In April 2004, we purchased 100% of the stock of HYD for $375,000 to be paid in Hyperdynamics common stock in four quarterly installments between April 2004 and January 2005. At the time of acquisition, HYD had no operations and consisted solely of assets donated to it by its initial shareholders. As of June 30, 2005, the entire purchase price has been paid. The final purchase price allocation was:

Inventory	$15,400
Field equipment	359,600
Total assets	$375,000
Liabilities	0
$375,000

The initial employment agreements with the previous owners of HYD provided for bonuses in the form of three contingent notes payable, of up to $856,000 that may be paid based upon HYD's net income over the next five years. The payments will be 25% of the net income for each quarter, if there is net income after offsetting any losses from previous quarters. As of June 30, 2005, HYD had a cumulative net loss of approximately $1,381,524. This amount would need to be earned as net income in current and future periods prior to having to pay the contingent note with 25% of net income in excess of the recovery amount.

In conjunction with our purchase of HYD, we entered into two employment agreements with HYD's prior owners whereby we agreed to pay two employees $3,500 per month. Under the contracts, we may terminate the employment agreements for cause, or if HYD experiences a cumulative net loss any time after the first nine months of operation. Both employees have been terminated.

The previous owners of HYD had also previously owned Trendsetter Production Company (“TPC”). In January 2005, we acquired all of the equity of Trendsetter at a de minimis cost. We purchased TPC so that we could acquire and drill oil and gas leases under the name of TPC, which is a licensed oil and gas operator in the state of Louisiana. At the time of the purchase, Trendsetter owned one oil and gas lease, which it had acquired in September 2004 for nominal consideration, and it had no liabilities. This transaction involved entities under common control, and Trendsetter's asset was recorded at historical cost.

In connection with Steven Plumb.

Steven Plumb is our CFO. Mr. Plumb became our CFO in November 2005. We have a one year contract with Clear Financial Solutions, Inc., a company owned by Mr. Plumb, which has agreed to provide us with a so called “contract” CFO, namely Mr. Plumb. We will pay a fee directly to Clear Financial Solutions, Inc. in the estimated amount of approximately $3,300 to$ 4,950 per month for Mr. Plumb's services as our CFO and some additional services provided to us by Clear Financial Solutions, Inc.

DESCRIPTION OF SECURITIES
Common Stock.

The holders of shares of our common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. If we are required to go into liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities and preferred stock. Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights. Holders of common stock are entitled to dividends as declared by the Board of Directors out of funds legally available. The outstanding common stock is validly issued and nonassessable. At July 25, 2006, we have outstanding 46,308,573 shares of common stock.

Preferred Stock.

Series A Convertible Preferred Stock was issued in January 2000 in the amount of 1,945 shares. The stated value is $1,000 per share and par value is $.001. It is convertible into Hyperdynamics' common stock at a price of the lower of the trading price when purchased at $5.25 or 80% of the then current 5 day trading average. All or any of the stock may be converted at any time at the holder's option, and all shares outstanding as of January 30, 2002 were to be automatically converted. This Series is nonvoting and pays dividends of 4%, payable at conversion in either cash or shares of common stock, at Hyperdynamics' option. 1,055 shares were converted to common stock in 2000 and 2001. Hyperdynamics has not converted any of the Series A shares since fiscal 2001 because of claims filed in November 2001 in our lawsuit with the Series A shareholders. Since the outcome is not known and no conversion has been effected, Hyperdynamics has continued to accrue the dividend through September 30, 2004. We evaluated the accrual as of September 30, 2004 and consider the accrual at that date to be adequate to cover the liability, if any, pursuant to the lawsuit.

Series B Convertible Preferred Stock was issued on May 31, 2001 in the amount of 2,725 shares of Series B Convertible Preferred Stock for the acquisition of SCS Corporation. The stated value is $1,000 per share and the par value is $.001. Each Series B share may vote 7,408 common shares for a total of 20,186,800 votes. The shares are convertible to common stock at the lesser of $.135 or 50% of the then current 5 day average trading price. Series B stockholders are entitled to a 4% cumulative dividend on the stated value, which is payable only upon conversion of the Series B Convertible Preferred Stock. Dividends may be paid in stock or cash at our option.

Cornell Warrants

We granted Cornell 3 warrants to purchase up to 2,1000,000 shares of common stock. The Cornell warrants expire in June 2011 and are in three tranches consisting of:

(A)	one warrant to purchase 955,000 shares of common stock at an exercise price of $2.50 per share

(B)	one warrant to purchase 715,000 shares of common stock at an exercise price of $3.50 per share

(C)	one warrant to purchase 430,000 shares of common stock at an exercise price of $4.00 per share.

Other Options and Warrants.

At July 25, 2006, we have outstanding an aggregate of 6,088,778 other warrants that were issued for investors, employees and consultant compensation.

SELLING STOCKHOLDERS

The following table sets forth the name of each Selling Stockholder, the number of shares of common stock offered by each Selling Stockholder, the number of shares of common stock to be owned by each Selling Stockholder if all shares were to be sold in this offering and the percentage of our common stock that will be owned by each Selling Stockholder if all shares are sold in this offering. The shares of common stock being offered hereby are being registered to permit public secondary trading and the Selling Stockholders may offer all, none or a portion of the shares for resale from time to time.

Name of Selling Stockholder	Shares Owned Before Offering	Shares Offered For Sale	Shares Owned After If All Offered Shares Are Sold	Percentage Owned After Offering If All Offered Shares Are Sold
(1)	(2)	(2B)	(3)	(3)
	2,310,796 (2A)

Cornell Capital Partners, LP (4)	-0-	5,100,000	-0-	-0-%

_______________________________
(1)
To the best of our knowledge, no Selling Stockholder has a short position in our common stock. To the best of our knowledge, no Selling Stockholder that is a beneficial owner of any of these shares is a broker-dealer or an affiliate of a broker-dealer (a broker-dealer may be a record holder). No Selling Stockholder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years. Cornell has entered into a agreements to provide us with financing.

(2)
Cornell’s beneficial ownership of our common stock is contractually capped at 4.99% of the shares outstanding at any particular time. Cornell cannot convert the debentures nor exercise the warrants so as to exceed the 4.99% common stock beneficial ownership contractual limit.

(2A)	Represents 4.99% of our outstanding common stock as of the filing date of the registration statement.

(2B)	Includes 3,000,000 shares underlying debentures and 2,100,000 shares underlying warrants.

(3)	Assumes no sales are transacted by the Selling Stockholder during the offering period.

(4)
The General Partner of Cornell Capital Partners, LP is Yorkville Advisors, LLC. Mark Angelo is the control person of Yorkville Advisors, LLC. Cornell became contractually obligated to purchase the three debentures and the three warrants.

PLAN OF DISTRIBUTION

The Selling Stockholders (of record ownership and of beneficial ownership) and any of their pledges, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders are not required to sell any shares in this offering. There is no assurance that the Selling Stockholders will sell any or all of the common stock in this offering. The Selling Stockholders may use any one or more of the following methods when selling shares:

-	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

-	Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

-	An exchange distribution following the rules of the applicable exchange;

-	Privately negotiated transactions;

-	An agreement between a broker-dealer and a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

-	A combination of any such methods of sale;

-	Any other lawful method.

The Selling Stockholder may also engage in:

-	Buying puts, which is a contract whereby the person buying the contract may sell shares at a specified price by a specified date;

-	Selling calls, which is a contract giving the person buying the contract the right to buy shares at a specified price by a specified date;

-	Selling under Rule 144 under the Securities Act, if available, rather than under this prospectus;

-	Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stock holder;

-
Pledging shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commissions from the purchaser in amounts to be negotiated. We do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering.

If we are notified by a Selling Stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the Selling Stockholder and the broker-dealer.

Our offering expenses are estimated to be:

Amount Paid or be Paid (1)
SEC registration fee	$1,210.00

Printing and engraving cost	1,000.00
Attorneys' fees	25,000.00
Accounting fees	10,000.00
Transfer agent and registrar cost	1,000.00
Edgar service provider cost	3,000.00
Miscellaneous	1,000.00

Total	$42,210.00

(1) The amounts set forth are all estimates.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

INTEREST OF NAMED EXPERTS AND COUNSEL

Joel Seidner, Esq., Attorney At Law, 880 Tully Road, Suite 50, Houston, Texas 77079, tel. (281) 493-1311, has acted as our legal counsel for this offering. The validity of the shares offered by this prospectus has been passed upon for us by Mr. Seidner. Mr. Seidner owns 4,000 shares of our common stock.

Our consolidated balance sheets as of June 30, 2005 and 2004, and the consolidated statements of operations, stockholders' deficit, and cash flows, for each of the three years in the period ended June 30, 2005 have been included in the registration statement on Form S-1 of which this prospectus forms a part, in reliance on the report of Malone & Bailey, PC, Independent Registered Public Accounting Firm, given on the authority of that firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Delaware General Corporation Law Code provides for indemnification as follows:

§ 145.  Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Our Bylaws provide for indemnification. Our Bylaws--ARTICLE IV, as follows:

1.
INDEMNIFICATION.  This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or any of its direct or indirect subsidiaries or while such a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim: provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article IV shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

2.
INSURANCE.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article IV of the by-laws.

3.
DEFINITIONS.  For purposes of this Article IV, reference to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence has continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IV with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IV, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on. or involves services by. such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article IV.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

HYPERDYNAMICS CORPORATION Index To Financial Statements

Consolidated Balance Sheet at March 31, 2006 (unaudited)	FF-1
Consolidated Statements of Operations for the three and nine months ended March 31, 2006 and 2005 (unaudited)	FF-2
Consolidated Statements of Cash Flows for the nine months ended March 31, 2006 (unaudited)	FF-3
Notes to Consolidated Financial Statements (unaudited)	FF-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Hyperdynamics Corporation
Houston, Texas

We have audited the accompanying consolidated balance sheets of Hyperdynamics Corporation and subsidiaries as of June 30, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended June 30, 2005. These financial statements are the responsibility of Hyperdynamics' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hyperdynamics Corporation as of June 30, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas
September 21, 2005

HYPERDYNAMICS CORPORATION
CONSOLIDATED BALANCE SHEETS
As of June 30, 2005 and 2004
	2005	2004
ASSETS
Current Assets
Cash	$259,448	$3,149,441
Restricted certificate of deposit	65,445	129,750
Accounts receivable, net of allowance for doubtful accounts of $31,242 and $16,451, respectively	19,635	28,244
Inventory	3,637	83,730
Prepaid expense	167,250	130,384
Other current assets	-0-	167

Total Current Assets	515,415	3,521,716
Property and equipment, net of accumulated depreciation of $314,171 and $207,667, respectively	599,092	406,821
Investment in Oil and Gas Properties, using Full Cost Method of Accounting	4,072,503	3,191,565
Restricted certificate of deposit	-0-	65,445
Deposit	22,312	21,632
Customer list, net of accumulated amortization of $4,441 in 2004	-0-	75,483

TOTAL ASSETS	$5,209,322	$7,282,662

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of installment notes payable	247,750	$126,670
Accounts payable and accrued expenses	558,314	319,231
Accounts payable seismic data	650,000	650,000
Deferred Gain	73,464	-0-
Customer deposits	-0-	3,264
Note payable	-0-	281,250
Dividends payable	372,398	352,953
Dividends payable to related party	27,250	163,500

Total Current Liabilities	1,929,176	1,896,868

Deferred Rent	134,697	141,482
Long-term portion of installment notes payable	-0-	43,372
Mandatorily redeemable preferred stock, net of $25,750 unamortized offering costs and $206,000 unamortized discount in 2004	-0-	540,750

Total Liabilities	2,063,873	2,622,472

Commitments and Contingencies	0
Stockholders' Equity
Convertible preferred stock, par value $.001; stated value $1,000; 20,000,000 authorized; Series A - 1,945 shares issued and outstanding	2	2
Series B - 2,725 shares issued and outstanding	3	3
Common Stock, par value $.001; 50,000,000 shares authorized; 42,168,410 and 41,206,953 shares issued and outstanding	42,168	41,207
Additional paid in capital	22,915,690	19,086,822
Accumulated deficit	(19,812,414)	(14,467,844)

Total Stockholders' Equity	3,145,449	4,660,190

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,209,322	$7,282,662

See accompanying summary of accounting policies and notes to financial statements.

HYPERDYNAMICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended June 30, 2005, 2004 and 2003

	2005	2004	2003

Revenues	$172,699	$38,344	468,022
Operating Expenses
Cost of revenues	1,348,529	207,200	469,158
Selling	63,225	48,568	38,745
General and administrative	3,536,190	2,838,486	1,493,820
Impairment			704,061
Depreciation and amortization	124,660	61,004	176,938

Total Operating Expenses	5,072,604	3,155,258	2,882,722

LOSS FROM OPERATIONS	(4,899,905)	(3,116,914)	(2,414,700)

Other Income (Expense)
Interest expense	(239,187)	(474,463)	(55,407)
Interest income	16,973	8,268	6,139
(Gain) loss on retirement and sale of assets	17,159	0	(5,431)
Loss on retirement of mandatorily redeemable preferred stock	(76,847)	0	0
Gain on debt payoff	0	92,066

Total Other Income (Expense)	(316,220)	(374,129)	(43,837)

NET LOSS	(5,216,125)	(3,491,043)	(2,458,537)
Preferred dividend requirement	(128,445)	(186,779)	(186,779)

NET LOSS CHARGEABLE TO COMMON SHAREHOLDERS	$(5,344,570)	$(3,677,822)	(2,645,316)

Basic and diluted loss per common share	$(.13)	$(.12)	(.12)
Weighted average shares outstanding	41,646,844	31,938,926	22,580,526

See accompanying summary of accounting policies and notes to financial statements.

HYPERDYNAMICS CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Years Ended June 30, 2005, 2004 and 2003
	Preferred		Common
	Shares	Amount	Shares	Amount
Balances, June 30, 2002	4,670	$5	21,033,791	$21,034
Common stock issued for:
- cash			4,371,811	4,372
- exercise of options			573,821	574
- services			405,526	405
- accounts payable			383,643	384
Issuance of stock options and warrants
Preferred stock dividends
Funds raised from sale of warrants to purchase Hyperdynamics Corporation stock in association with SCS Corp. units
Beneficial conversion feature associated with convertible notes payable to officers
Payment of preferred stock dividends in common shares			862,915	863
Net loss

Balances, June 30, 2003	4,670	5	27,631,507	27,632
Common stock issued for:
- cash, net			8,575,543	8,576
- exercise of options for cash, net			179,000	179
- cashless exercise of options, net of 257,070 shares returned			2,976,263	2,976
- services			181,250	181
- accounts payable			35,489	35
- conversion of notes payable			1,595,573	1,596
- acquisition of HYD Resources			32,328	32
Issuance of stock options and warrants
Preferred stock dividends
Funds raised from sale of warrants to purchase Hyperdynamics Corporation stock in association with SCS Corp. units
Net loss

Balances, June 30, 2004	4,670	5	41,206,953	41,207
Common stock issued for:
- exercise of options			321,500	321
- services			155,756	156
- conversion of mandatorily redeemable preferred stock			269,634	270
- accounts payable			25,372	25
- acquisition of HYD Resources			101,480	101
Issuance of stock options and warrants
Preferred stock dividends
Payment of preferred stock dividends in common shares			87,715	88
Net loss

Balances, June 30, 2005	4,670	$5	42,168,410	$42,168

See accompanying summary of accounting policies and notes to consolidated financial statements.

HYPERDYNAMICS CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Years Ended June 30, 2005, 2004 and 2003
(Continued)
	Additional Paid in Capital	Accumulated Deficit	Totals

Balances, June 30, 2002	$8,491,055	$(8,144,706)	$367,388
Common stock issued for:
- cash	668,628		673,000
- exercise of options	116,065		116,639
- services	112,216		112,621
- accounts payable	105,336		105,720
Issuance of stock options and warrants	500,427		500,427
Preferred stock dividends	(186,779)		(186,779)
Funds raised from sale of warrants to purchase Hyperdynamics Corporation stock in association with SCS Corp. units	35,903		35,903
Beneficial conversion feature associated with convertible notes payable to officers	243,934		243,934
Payment of preferred stock dividends in common shares	171,720		172,583
Net loss		(2,458,537)	(2,458,537)

Balances, June 30, 2003	10,445,284	(10,790,022)	(317,101)
Common stock issued for:
- cash, net	5,870,237		5,878,813
- exercise of options for cash, net	67,071		67,250
- cashless exercise of options, net of 257,070 shares returned	(27,948)		(24,972)
- services	393,557		393,738
- accounts payable	76,204		76,239
- conversion of notes payable	266,460		268,056
- acquisition of HYD Resources	93,718		93,750
Issuance of stock options and warrants	1,783,642		1,783,642
Preferred stock dividends		(186,779)	(186,779)
Funds raised from sale of warrants to purchase Hyperdynamics
Corporation stock in association with SCS Corp. units	118,597		118,597
Net loss		(3,491,043)	(3,491,043)

Balances, June 30, 2004	19,086,822	(14,467,844)	4,660,190
Common stock issued for:
- exercise of options	167,304		167,625
- services	389,904		390,060
- conversion of mandatorily redeemable preferred stock	849,077		849,347
- accounts payable	63,187		63,212
- acquisition of HYD Resources	281,149		281,250
Issuance of stock options and warrants	1,833,085		1,833,085
Preferred stock dividends		(128,445)	(128,445)
Payment of preferred stock dividends in common shares	245,162		245,250
Net loss		(5,216,125)	(5,216,125)
	$22,915,690	$(19,812,414)	$3,145,449

See accompanying summary of accounting policies and notes to consolidated financial statements.

HYPERDYNAMICS CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS Years Ended June 30, 2005, 2004 and 2003

	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,216,125)	$(3,491,043)	$(2,458,537)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	124,659	61,004	176,938
Stock issued for services	48,010	-0-	112,621
Options and warrants issued	1,833,085	1,783,642	500,427
Beneficial conversion feature associated with convertible notes payable to officers	-0-	249,066	18,990
(Gain)/loss on disposition of assets	17,160	-0-	(5,431)
Impairment	-0-	-0-	704,061
Bad debt expense	14,791	(216)	11,671
Accretion of interest and amortization of offering costs of mandatorily redeemable Preferred stock	231,750	231,750	-0-
Loss on retirement of mandatorily redeemable Preferred stock	76,847	-0-	-0-
Shares withheld from cashless exercise of Options	--	(24,972)	-0-
Changes in assets and liabilities
Accounts receivable	(6,182)	(20,853)	8,765
Inventory	46,016	(28,261)	1,034
Other current assets	(36,699)	234	5,324
Accounts payable and accrued expenses	302,291	(98,358)	345,050
Accrued officer salaries	-0-	-0-	110,330
Customer deposits	(3,264)	-0-	(36,878)
Change in deferred rent	(6,786)	9,577	9,576

NET CASH USED IN OPERATING ACTIVITIES	(2,574,447)	(1,328,430)	(496,059)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(266,956)	(129,112)	(35,932)
Decrease in restricted cash	129,750	86,391	82,724
Proceeds from sale of assets	13,413	-0-	39,356
Investment in unproved property	(1,250,406)	(1,900,990)	(321,233)
Return of deposit	(680)	1,800	-0-

NET CASH USED IN INVESTING ACTIVITIES	(1,374,879)	(1,941,911)	(235,085)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, net	-0-	5,878,813	673,000
Proceeds from exercise of options, net	167,625	67,250	116,639
Proceeds from sale of units consisting of warrants in Hyperdynamics and preferred stock in subsidiary, net of $39,500 and $12,000 offering cost, respectively	-0-	355,500	108,000
Proceeds from sale of working interest in oil and gas properties, net	814,000	-0-	-0-
Proceeds from installment debt	227,454	-0-	-0-
Payments on installment debt	(149,746)	(57,798)	(19,493)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,059,333	6,243,765	878,146

See accompanying summary of accounting policies and notes to financial statements.

HYPERDYNAMICS CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS Years Ended June 30, 2005, 2004 and 2003 (Continued)

	2005	2004	2003
Net Change In Cash	(2,889,993)	2,973,424	147,002
CASH AT BEGINNING OF PERIOD	3,149,441	176,017	29,015
CASH AT END OF PERIOD	$259,448	$3,149,441	$176,017

SUPPLEMENTAL DISCLOSURES
Interest paid in cash	$7,437	$10,100	$21,107
Income taxes paid in cash	-0-	-0-	-0-

NON-CASH TRANSACTIONS
Issuance of common stock for accounts payable	$63,212	$76,239	$105,720
Payment of preferred stock dividends in common shares	245,250	-0-	172,583
Conversion of accrued officer salary to convertible notes payable to officers net of amortized discount	-0-	-0-	224,944
Conversion of notes payable to common stock	-0-	268,056	-0-
Conversion of mandatorily redeemable preferred stock	849,347	-0-	-0-
Issuance of stock for oil and gas properties	342,050	393,738	-0-
Purchase of HYD Resources for stock and note payable	-0-	375,000	-0-
Stock issued for note payable	281,250	-0-	-0-

See accompanying summary of accounting policies and notes to financial statements.

Hyperdynamics Corporation
Notes To Consolidated Financial Statements
Note 1 - Significant Accounting Policies

Nature of business. Hyperdynamics Corporation (Hyperdynamics) is a Delaware corporation formed in March 1996. Hyperdynamics utilizes its integrated technology infrastructure to provide support to its wholly-owned subsidiaries, SCS Corporation (SCS), HYD Resources Corporation (HYD), and Trendsetter Production Company (Trendsetter). Through SCS, Hyperdynamics focuses on oil and gas exploration offshore Guinea. SCS began operations in oil and gas exploration, seismic data acquisition, processing, and interpretation in late fiscal 2002. In April 2004, Hyperdynamics acquired HYD, and in January 2005, Hyperdynamics acquired Trendsetter, an oil and gas operator in Louisiana that had been under common ownership with HYD. Trendsetter owns oil and gas leases. It contracts with its sister company, HYD, which drills new wells in shallow, proven areas and implements production facilities on Trendsetter leases to produce oil and gas. The fiscal year-end is June 30. Basis of presentation. The consolidated financial statements include the accounts of Hyperdynamics and its wholly-owned subsidiaries, SCS, HYD Resources Corporation, and Trendsetter Production Company. Significant inter-company accounts and transactions have been eliminated. Estimates and assumptions. Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses at the balance sheet date and for the period then ended. Actual results could differ from these estimates. Cash and cash equivalents include all highly liquid investments purchased with original maturity of three months or less. Restricted cash is a certificate of deposit at a bank that uses the letter of credit as collateral for supporting Hyperdynamics' lease commitment. The CD matures on May 9, 2006 and accrues interest at 1.3% annually. The restriction on the CD will be lifted on November 1, 2005. Revenue recognition. Revenue, if any, from tape conversions, consulting and oil field services, is recognized when services are rendered. Revenues for oil and gas sales are recognized at the point when title to the oil or gas passes to the customer. For oil sales, this occurs when the customer's truck takes delivery of oil from Trendsetter's storage tanks. Property and equipment. Hyperdynamics follows the full cost accounting method to account for the costs incurred in the acquisition, exploration, development and production of oil and gas reserves. Under this method, all costs including internal costs that are directly related to acquisition, exploration, and development activities are capitalizable as oil and gas property costs.

Amortization of unproved property costs begins when the properties become proved or their values become impaired. Hyperdynamics assesses the realizability of unproved properties at least annually or when there has been an indication that an impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of Hyperdynamics to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. Under full cost accounting rules for each cost center, capitalized costs of proved properties, less accumulated amortization and related deferred income taxes, shall not exceed an amount (the “cost ceiling”) equal to the sum of (a) the present value of future net cash flows from estimated production of proved oil and gas reserves, based on current economic and operating conditions, discounted at 10 percent, plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged as an impairment expense. Accounts receivable are written down to reflect management's best estimate based upon known specific analysis, historical experience, and other currently available evidence of the net collectible amount. Inventory consists of oil field equipment and is stated at the lower of cost or market using the first-in first-out basis (FIFO). Long-lived assets. Property, equipment and a building are stated on the basis of historical cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets of 3 - 15 years. The Company follows Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, by reviewing such assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment loss recognized is the excess of the carrying amount over the fair value of the asset. Accounts payable and accrued expenses as of June 30, 2005 and 2004 consist of the following:

	2005	2004
Accounts payable	$332,635	$252,601
Accrued payroll expenses	112,249	17,378
Accrued insurance	110,494	-0-
Taxes payable	2,258	29,945
Accrued warranty	678	1,831
Current portion of deferred rent	-0-	17,476

Total	$558,314	$319,231

Deferred rent represents the difference between the rent expense per month as calculated based on the total contractual payments specified over the 10 year period of the lease and the actual monthly rent paid. It arises because the initial 6 months of the lease were free and because the rent payment increases after the 60th month of the lease. The deferral reverses beginning in the year ended June 30, 2005. Income taxes are computed using the tax liability method of accounting, whereby deferred income taxes are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences reverse. Hyperdynamics accounts for stock options issued to employees under the recognition and measurement principles of FASB Statement No. 123, Accounting for Stock-Based Compensation. No options are outstanding as of June 30, 2005 and 2004. The basic net loss per common share is computed by dividing the net loss chargeable to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss applicable to common stockholders, adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended June 30, 2005, 2004 and 2003, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share. Recently issued accounting pronouncements. Hyperdynamics does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Hyperdynamics' results of operations, financial position or cash flow. Reclassifications.  Certain prior year amounts have been reclassified to conform with the current year presentation.

Note 2 - HYD Resources Corporation and Trendsetter Production Company

In April 2004, Hyperdynamics purchased 100% of the stock of HYD for $375,000 to be paid in Hyperdynamics common stock in four quarterly installments to be paid between April 2004 and January 2005. At the time of acquisition, HYD had no operations and consisted solely of assets donated to the company by its initial shareholders. As of June 30, 2005, the entire purchase price has been paid. The final purchase price allocation is:

Inventory	$15,400
Field equipment	359,600

Total assets	$375,000
Liabilities	0

Net Assets	$375,000

HYD is a dealer of used equipment and it provides oil field services, such as well workovers, drilling services, and the repair and leasing of equipment to oil field operators. In conjunction with the purchase of HYD, Hyperdynamics entered into two employment agreements with HYD's prior owners under which Hyperdynamics agreed to pay two employees $3,500 per month. Under the contracts, Hyperdynamics may terminate the employment agreements for cause, or if HYD experiences a cumulative net loss any time after the first nine months of operation. One of the employees was terminated early in 2005 and the other remains as the primary operating officer. The initial employment agreements stipulated that bonuses, in the form of three contingent notes payable, of up to $856,000 will be paid based upon HYD's net income over the next five years. The payments will be 25% of the net income for each quarter, if there is net income after offsetting any losses from previous quarters. As of June 30, 2005, HYD had a cumulative net loss of approximately $1,381,524. This amount would need to be earned as net income in current and future periods prior to having to pay the contingent note with 25% of net income in excess of the recovery amount. The previous owners of HYD also previously owned Trendsetter Production Company (Trendsetter), a Louisiana oil and gas operator. In January 2005, Hyperdynamics acquired Trendsetter. Trendsetter at that time had no operations and one oil lease of nominal cost. This transaction involved entities under common control; accordingly, Trendsetter's asset was recorded at historical cost. The reporting segment for the HYD and Trendsetter Production Company is designated as “HYDR”.

Note 3 - Property and Equipment

A summary of property and equipment as of June 30, 2005 and 2004 is as follows:

		2005	2004
Computer equipment and software	3 years	$153,689	$193,400
Office equipment and furniture	5 years	13,892	13,892
Oil field equipment	3 years	64,252	-0-
Oil field equipment	5 years	551,038	-0-
Other equipment	5 years	80,392	407,196
Building	15 years	25,000	-0-
Land	N/A	25,000	-0-

Total cost		913,263	614,488
Less: accumulated depreciation and amortization		(314,171)	(207,667)

Net carrying value		$599,092	$406,821

Hyperdynamics reviews assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. During the years ended June 30, 2005 and 2004, there was no impairment of Hyperdynamics' assets. During the year ended June 30, 2003, Hyperdynamics had a goodwill impairment of $380,000 and an asset impairment of $354,061.

Note 4 - Investment in Oil and Gas Properties

Investment in Oil and Gas Properties consist of Hyperdynamics' concession in offshore Guinea, as previously disclosed, and leaseholds in Louisiana, USA. Proved Oil and Gas Properties relate to three leases in Louisiana, USA. The following table provides detail of costs to date by country as of June 30, 2005 and 2004:

	Republic of Guinea	USA	Total
As of June 30, 2005
Lease acquisition costs
Proved	$-0-	$4,269	$4,269
Unproved	290,452	13,329	303,781
Exploration costs - unproved properties
Geological and geophysical costs	3,782,051	-0-	3,782,051
Drilling	-0-	50,773	50,773
Development costs	-0-	607,175	607,175
Purchased proved reserves	-0-	64,990	64,990
Cost recovery (sale of working Interest)	-0-	(740,536)	(740,536)

	$4,072,503	$0	$4,072,503

As of June 30, 2004
Lease acquisition costs
Unproved	$290,452	$-0-	$290,452
Exploration costs - unproved properties
Geological and geophysical costs	2,901,113	-0-	2,901,113
	$3,191,565	$-0-	$3,191,565

Sale of working interest

During March 2005, Hyperdynamics began to market working interest units in one lease in Louisiana, USA. The working interest units were priced at $55,000 for each one percent working interest. 49 units were available for sale. Marketing costs related to these units are 20%. As of June 30, 2005, 18.5 units had been sold, resulting in net proceeds of $814,000. The proceeds reduced the full cost pool related to the USA by $740,536. By the terms of the agreement, Hyperdynamics must drill an additional four wells to the casing point at its own expense. Because Hyperdynamics has this obligation to the working interest investors as of June 30, 2005, there will be no gain computed on the sale of these units until the obligation is fulfilled. Therefore, the balance of the net proceeds, $73,464, is reflected as deferred gain as of June 30, 2005.

Republic of Guinea Production Sharing Agreement (PSA)

Under the PSA, SCS had the following obligations:

a.
Pursuant to the PSA, a payment to the Government of Guinea of $250,000 was made in June 2003. The PSA specifies royalties and production sharing if oil and gas is discovered offshore Guinea . The PSA was filed in a Form 8-K filed on July 29, 2005,

b.
SCS must perform 2-D seismic and other work on 4,000 kilometers of seismic acquired in 2003, as well as additional work on pre-acquired seismic, exceeding the work requirement obligation of the PSA for the First Exploration Period which ended in December 2003. SCS has continued its work in 2004 and 2005 and contracted with third parties for a satellite seeps study and a coring analysis as well as obtaining an independent interpretation of its data from an internationally known vendor, PGS.

c.
During the second exploration period, SCS is required to drill at least one exploratory well at an estimated cost of $10 million. The time frame SCS has to complete this requirement is at least four years. Because of events as explained below, management believes the time frames are frozen as a case for Force Majeure has occurred pursuant to the PSA.

If SCS were to continue to perform under the 2002 PSA as farmed out from USOil, SCS would pay USOil $1,600,000 conditionally if SCS obtains third party financing for this Guinea development project from an oil company partner participating in a working interest purchase or a 3rd party financing company. Also under the 2002 PSA and associated Farmout Agreement with USOil, a 3% royalty on oil and gas production would also be paid to USOil. With the events surrounding the 8-K filed in July with regard to a fake termination letter as discussed below, the ensuing litigation with USOil Corporation may ultimately determine any amounts at all to be paid pursuant to the original terms of the Farmout Agreement. While in Guinea, the Vice President and CEO also hired a new in-country general manager to facilitate consistent daily communication with the Government. On June 27, 2005, SCS made a request for a drilling permit to the Guinea Government through its USOil contact. On July 12, 2005, USOil claimed that the Guinea Government had cancelled the Royalties and Production Sharing Agreement. We believe that the PSA is still in full force and effect because none of the terms regarding disputes with respect to any issues regarding the PSA, including proper procedures for termination of the PSA were followed whatsoever. The terms of the PSA regarding disputes and termination were literally ignored. Additionally, the purported termination letter did not specify the reason for termination and the letter was not signed by the Minister of the private office of the President of Guinea, or the President himself. Hyperdynamics hired Famourou Kourouma as its new Vice President for Guinea Affairs in August. Famourou Kourouma and CEO Kent Watts traveled to Guinea. They have determined from direct meetings with the Ministre Secretaire General de la Presidence de la Republique de Guinee that the termination letter did not originate from his office. For the termination letter to be legitimate it would have had to be initiated by his office with his knowledge. The termination letter was a fake. The Government has represented that SCS will be allowed to resume work and the Ministre Secretaire General is working on this by order of his Excelence President Lansana Conte.

Note 5 - Accounts Payable Seismic Data

In February 2003, SCS agreed to pay $650,000 to Offshore Seismic Surveys, Inc. (OSS), an offshore seismic company, for OSS agreeing to release GHRC from the $550,000 due to OSS for the Guinea seismic data. The additional $100,000 was charged to expense in 2003. OSS maintains a lien on the ownership and sale of 1,000 kilometers of the seismic data acquired in 2002, for the $650,000 less any payments made on this amount. Any user license sales proceeds generated from user licenses of the 2002 acquired data shall first go to pay off the $650,000 liability at a rate of 90 percent of gross user license sales proceeds for OSS and 10 percent for SCS until the $650,000 is paid in full. Any funding arrangement SCS enters into with respect to the Guinea PSA, whereby all rights and obligations under the PSA are transferred, shall cause the $650,000 to become immediately due upon signing and funding of such agreement.

Note 6 - Installment Notes Payable

Installment notes payable consist of the following as of June 30, 2005 and 2004:

	2005	2004
Lease payable in approximately 6 equal remaining monthly installments of $1,693 including interest at 10% APR, and secured by electrical equipment	$9,872	$28,191

Vendor settlement payable in 9 equal remaining monthly installments of $1,000 plus a balloon payment of $24,500 due May 1, 2006, no interest and no collateral	33,500	45,500

Lease/Purchase payable for acquisition of oil and gas operations center with 5 equal remaining monthly installments of $6,541 including interest of 12% APR, and secured by a metal building of approximately 7,000 sq. ft. located on about 7/10 of an acre of land	31,725	-0-

Directors and Officers Liability Insurance premium notes payable with $20,994 down and the balance in 9 monthly installments of $9,546 including interest of 5.5% APR	104,970	-0-

Equipment floater finance agreement, payable in one remaining installment	800	-0-

Workman's Compensation finance agreement payable with $10,117 down and balance in 9 monthly installments of $4,826	49,786	-0-

Auto insurance finance agreement payable with $6,185 down and balance in 9 monthly installments of $1,276	17,097	-0-

Insurance premium notes payable in 8 variable monthly installments beginning at about $12,000 and declining per month, including interest at 7.8% APR	-0-	96,351

Subtotal	247,750	170,072

Less current portion	(247,750)	(126,670)

Long-term portion	$-0-	$43,372

Note 7 - Letter Of Credit

Hyperdynamics renewed its letter of credit for $65,445 with Frost Bank, and it now expires on October 31, 2005. The purpose of the letter of credit is to guarantee the lease payments on Hyperdynamics' office space. The letter of credit is guaranteed by a security interest in a certificate of deposit with Frost Bank that may not be redeemed until the letter of credit expires. There were no draws against this letter of credit as of June 30, 2005. The letter will not be renewed upon expiration and the funds will be free of restriction at that time.

Note 8 - Mandatorily Redeemable Preferred Stock

As of June 30, 2004, 5.15 units consisting of 5.15 shares of SCS Series A Preferred Stock and warrants to purchase 257,500 shares of Hyperdynamics common stock at $.25 per share had been sold. The portion of the proceeds of these units that is allocable to the SCS preferred stock is $360,500 less $51,500 paid as a cost of offering leaving $309,000. The $51,500 was to be amortized until July 1, 2005, the date on which the stock is redeemable at the stockholders' option. As of June 30, 2004, unamortized offering costs were $25,750. The proceeds were allocated $360,500 to the warrants and $154,500 to the Preferred Stock based on their relative fair market values. The warrants' fair market value was estimated using the Black-Scholes option pricing model. Variables used in the Black-Scholes option pricing model include (1) 3.0% risk-free interest rate, (2) expected warrant life is five years, the actual remaining life of the warrant, (3) expected volatility is the actual historical stock price fluctuation volatility and (4) zero expected dividends. The fair market value of the preferred stock was estimated as the discounted present value, using a discount rate of 30%, of the amount redeemable at the option of the holder, $150,000, on July 1, 2005, which is the first date that the preferred stock is redeemable at the holder's option. During the year ended June 30, 2005, Hyperdynamics retired 5.15 units of SCS mandatorily redeemable preferred stock. Hyperdynamics offered payment of this obligation using Hyperdynamics common stock in lieu of cash, as provided by the original agreement. The investors received one share of Hyperdynamics common stock for each $1.91 of preferred stock outstanding. All investors accepted this offer as of March 31, 2005; a total of 269,634 shares were issued to redeem the 5.15 units they owned. A loss of $76,847 was recorded on the redemption.

Note 9 - Income Taxes

Income taxes are not due since Hyperdynamics has had losses since inception. Hyperdynamics has net operating loss carryforwards of approximately $12,911,000 at June 30, 2005.

Deferred tax assets	$4,389,000
Less: valuation allowance	(4,389,000)

Net deferred taxes	$0

Internal Revenue Section 382 restricts the ability to use these carryforwards whenever an ownership change as defined occurs. Hyperdynamics incurred such an ownership change on January 14, 1998 and again on June 30, 2001, As a result of the first ownership change, Hyperdynamics' use of net operating losses as of January 14, 1998 of $949,000 are restricted to $151,000 per year. The availability of losses from that date through June 30, 2001 of $3,313,000 are restricted to $784,000 per year. Losses in fiscal 2002 and beyond are not restricted. The net operating loss carryforwards expire from 2011 to 2025.

Note 10 - Preferred Stock

Series A Convertible Preferred Stock was issued in January 2000 for net proceeds of $2,604,190. The stated value is $1,000 per share and par value is $.001. It is convertible into Hyperdynamics' common stock at a price of the lower of the trading price when purchased at $5.25 or 80% of the current 5-day trading average. All or any of the stock may be converted at any time at the holder's option, and all shares outstanding as of January 30, 2002 were to be automatically converted. This Series is non-voting and pays dividends of 4%, payable at conversion in either cash or shares of common stock, at Hyperdynamics' option. 1,055 shares were converted to common in 2000 and 2001. Hyperdynamics has not converted any of the Series A shares since fiscal 2001 because of claims filed in November 2001 in the lawsuit with the Series A shareholders. Since the outcome is not known and no conversion has been effected, Hyperdynamics has continued to accrue the dividend through September 30, 2004. Management evaluated the accrual as of September 30, 2004, and considers the accrual at that date to be adequate to cover the liability, if any, pursuant to the lawsuit. As of June 30, 2004, $352,953 in dividends were accrued. Dividends of $19,445 have been accrued in 2005, resulting in total accrued Series A dividends of $372,398 as of June 30, 2005. 2,725 shares of Series B Convertible Preferred Stock were issued for the acquisition of SCS Corporation on May 31, 2001. The stated value is $1,000 per share and the par value is $.001. Each Series B share may vote 7,408 common shares for a total of 20,186,800 votes. The shares are convertible to common stock at the lesser of $.135 or 50% of the current 5-day average trading price. Series B stockholders are entitled to a 4% cumulative dividend on the stated value, which is payable only upon conversion of the preferred stock. Dividends may be paid in stock or cash at Hyperdynamics' option. Dividends accrued on the Series B as of June 30, 2004 were $163,500. In 2005 dividends of $81,750 were accrued for the first three quarters of 2005, resulting in accrued dividends as of March 31, 2005 of $245,250. The Board of Directors approved the issuance of 87,715 shares of restricted common stock to pay the March 31, 2005 accrued Series B dividend. Dividends were accrued for the fourth quarter leaving a June 30, 2005 balance of $27,250. Accrued dividends on Series A and Series B stock as of June 30, 2005 and 2004 totaled $399,648 and $516,453, respectively. If all Preferred Series A and B shares were converted as of June 30, 2005, total common shares outstanding would be approximately 66,225,000 shares.

Note 11 - Common Stock

During the year ended June 30, 2004, Hyperdynamics issued 35,489 shares of common stock for accounts payable of $76,239. Between November 2003 and March 2004, private investors purchased 8,575,543 shares of common stock and 3,534,903 warrants with an exercise price of $2.00 per share, expiring in second quarter of 2006, for $6,532,014. Offering costs were $653,201, resulting in net proceeds of $5,878,813. Additionally, during the year ended June 30, 2004, Hyperdynamics issued 181,250 shares for services valued at $393,738. Hyperdynamics' Officers converted their convertible notes payable during the year ended June 30, 2004, which at that time totaled $268,056 in principal and interest, at a price of $.168. This resulted in the issuance of 1,595,573 shares. Hyperdynamics delivered 1,227,764 shares issued pursuant to the notes payable on December 31, 2003 and 367,809 shares, the balance of the shares issued pursuant to the notes payable, on January 14, 2004. During the year ended June 30, 2004, 179,000 warrants were exercised for gross proceeds of $74,500; after offering costs of $7,250, net proceeds were $67,250. During the year ended June 30, 2004, three Hyperdynamics Officers exercised 3,233,333 warrants with an exercise price of $.23 per share in a cashless exercise when Hyperdynamics stock fair market value was $2.99. 257,070 shares were deducted from the shares issued for taxes withheld of $24,976 and the exercise price of $743,667; thus the net exercise was 2,976,263 shares. Finally, during the year ended June 30, 2004, Hyperdynamics issued 32,328 shares to pay the first $75,000 installment on the purchase of HYD Resources Corporation. During the year ended June 30, 2005, Hyperdynamics issued 25,372 shares of common stock for accounts payable of $63,212; 101,480 shares of common stock were issued for $281,250 note payable to pay off the purchase price of HYD Resources Corporation; 20,006 shares of common stock were issued for services totaling $48,010; 135,750 shares of common stock were issued for $342,050 of oil and gas properties; 269,634 shares of common stock were issued to redeem $849,347 worth of the SCS Series A preferred stock; and 87,715 shares of common stock were issued to pay $245,250 of Series B accrued dividends. Also during 2005, 321,500 shares were issued for warrant exercises totaling $167,625.

Note 12 - Stock Options and Warrants

Hyperdynamics' Stock Option Plan provides for the grant of non-qualified options to Directors, employees and consultants, and opportunities for Directors, Officers, employees and consultants to make purchases of stock in Hyperdynamics. In addition, Hyperdynamics issues stock warrants from time to time to employees, consultants, stockholders and creditors as additional financial incentives. The plans and warrant issuances are administered by the Board of Directors, which has substantial discretion to determine which persons, amounts, time, price, exercise terms, and restrictions, if any. Options differ from warrants in that the options awards are immediately exercisable and are assignable. In contrast, warrants have employment termination restrictions, vesting periods and are non-transferable.

During 2005, Hyperdynamics did not grant any compensatory warrants or options. In 2004 and 2003 respectively, Hyperdynamics granted 2,360,000 and 150,000 warrants to consultants. The compensation cost recognized for these warrants was $1,833,085, $1,517,922 and $85,014 for the years ended June 30, 2005, 2004 and 2003, respectively, based on the Black-Scholes option pricing model. During 2005, 2004 and 2003, Hyperdynamics issued warrants to employees in the amounts of -0- and 333,333 and 4,510,000 warrants, respectively. There were 800,000 warrants forfeited during the year ended 2003 due to termination of employment. The compensation cost recognized for these warrants was $265,721 for the year ended June 30, 2004 and $415,412 in 2003, based on the Black-Scholes option pricing model. In addition to shares issued to consultants and employees, investors purchased 3,732,403 warrants in conjunction with purchases of SCS preferred stock and Hyperdynamics common stock. The weighted average fair value of the stock options granted during 2005, 2004 and 2003, was $-0- and $1.31 and $.32, respectively. Variables used in the Black-Scholes option pricing model include (1) risk-free interest rates ranging from 1% to 5%, depending on the grant dates and the expected lives of the options, (2) expected option life is the actual remaining life of the options as of the grant date, (3) expected volatility is the actual historical stock price fluctuation volatility and (4) zero expected dividends.

Summary information regarding options and warrants is as follows:

	Options	Weighted Average Share Price		Warrants	Weighted Average Share Price

Outstanding June 30, 2002	164,636		$1.15	6,272,500	$1.16

Granted				5,906,463.24
Exercised				(573,821)	.20
Expired	(164,636)		1.15	(525,000)	1.21
Cancelled due to repricing				(5,585,142)	.48
Forfeited				(870,000)	.28

Outstanding, June 30, 2003	0	$	N/A	4,625,000	$1.16

Granted				6,425,736	1.31
Exercised				(3,412,333)	.28
Expired				(355,000)	.83
Cancelled due to repricing				-0-	-0-
Forfeited				-0-	-0-

Outstanding, June 30, 2004	0		N/A	7,283,403	1.69

Granted				250,000.55
Exercised				(321,350)	.52
Expired unused				(600,000)	6.50

Outstanding, June 30, 2005	0		N/A	6,611,903	$1.27

Warrants outstanding and exercisable as of June 30, 2005:

Exercise Price	Outstanding Number of Shares	Remaining life	Exercisable Number of Shares
$.23	800,000	2 years	800,000
.25	175,000	3 years	175,000
.28	10,000	1 years	10,000
.50	100,000	1 years	100,000
.50	1,992,000	2 years	1,392,000
2.00	3,534,903	2 years	3,534,903
	6,611,903		6,011,903

Note 13 - Segment Information
Reportable segments

Hyperdynamics management has two reportable segments: SCS Corporation (“SCS”) and its Louisiana operations (“HYD”). SCS is engaged in oil and gas exploration activities pertaining to offshore Guinea, West Africa. Additionally, it provides seismic data transcription and management services to support its activities and to external customers. The seismic data work is performed in the USA. HYD is engaged in oil and gas exploration and production activities in Louisiana, USA; it also provides some oilfield services to external customers. Hyperdynamics evaluates performance based on profit or loss from operations. The reportable segments are managed by separate management teams who are evaluated based on their segment's performance.

The following tables summarize certain balance sheet and income statement data about Hyperdynamics' reportable segments and corporate overhead for the years ended June 30, 2005, 2004 and 2003:

As of June 30, 2005	SCS	HYD	Corporate	Total
Segment assets	$4,104,519	$819,170	$285,633	$5,209,322

As of June 30, 2004	SCS	HYD	Corporate	Total
Segment assets	$3,310,065	$515,043	$3,457,553	$7,282,661

Year ended June 30, 2005:
	SCS	HYD	Corporate	Total
Revenues from external customers	$3,140	$169,259	$300	$172,699
Depreciation, depletion and amortization	28,499	77,370	18,791	124,660
Loss from operations	(528,617)	(1,508,093)	(2,863,195)	(4,899,905)
Expenditures for long-lived assets	888,630	958,092	16,708	1,863,430
Year ended June 30, 2004:
Revenues from external customers	$18,314	$9,974	$10,056	$38,344
Depreciation, depletion and amortization	24,248	19,093	17,663	61,004
Loss from operations	(407,622)	(92,232)	(2,617,060)	(3,116,914)
Expenditures for long-lived assets	2,338,980	359,304	1,244	2,699,528
Year ended June 30, 2003:
Revenues from external customers	$450,831	$-0-	$17,191	$468,022
Depreciation, depletion and amortization	365,081	-0-	515,919	881,000
Loss from operations	(688,986)	-0-	(1,719,147)	(2,408,133)
Expenditures for long-lived assets	63,115	-0-	927,691	990,806

Product and Service Information
Year Ended June 30

	2005	2004	2003
Revenues from:
Seismic data management	$3,140	$18,314	$450,831
Computer related sales	300	10,056	17,191
Oilfield services	117,251	9,974	-0-
Oil and gas production	52,008	-0-	-0-

Totals	$172,699	$38,344	$468,022

Geographical Information

All revenues currently derive from domestic sources. All long-lived assets are located in the USA, except for rights associated with the Guinea offshore territory.

Note 14 - Commitments and Contingencies

From time to time, Hyperdynamics and its subsidiaries are involved in a number of routine business disputes that may occur in the ordinary course of business. Hyperdynamics is unable to predict the outcome of such matters when they arise. Other than disputes currently disclosed under litigation, the company is unaware of any other disputes that exist and does not believe that the ultimate resolution of such matters would have a material adverse effect on the financial statements of Hyperdynamics.

Hyperdynamics leases its office space from AGP Westwood, LTD over a 10 year period. The company's rent under this lease has increased from $20,774 for months 7-54, to $24,114 for months 55-120. The lease payments began on November 1, 2000. Additional common area maintenance charges are assessed. At June 30, 2005, future minimum payments are $289,364 per year in years 2006-2010, and $120,568 in 2011. Rent expense for the years ended June 30, 2005, 2004 and 2003 totaled $267,290, $274,214 and $268,040, respectively. Hyperdynamics has a termination option that may be exercised after 60 months of the lease. If the termination option is exercised, Hyperdynamics will be released from the lease after 69 months. On May 5, 2005 the Company filed a lawsuit styled Hyperdynamics Corporation v. AGB Westwood L.P.; Cause No. 2005-30992; In the 165th Judicial District Court of Harris County, Texas. The Company alleges that AGB Westwood L.P. committed fraud and has breached the lease contract with Company. The Company intends to aggressively pursue damages for its claims and is looking to cancel the lease and move out in order to mitigate further damages.

In addition, Hyperdynamics is involved in a dispute with its Series A Preferred Stock shareholders over conversion rights to common stock and whether monetary damages are due for various claims against the preferred shareholders. The economic effects of and the probable outcome of this contingency are not known.

Hyperdynamics' subsidiary, SCS, has $350,000 remaining of a contingent note payable due to Seacon Computer Systems Inc., the former owners of SCS Corporation's assets.

As mentioned above, should Hyperdynamics' subsidiary, SCS, continue under the 2002 PSA, Hyperdynamics will owe USOil $1,600,000 if SCS procures third party funding for the Guinea project (see Note 4).

Hyperdynamics' subsidiary, SCS, has arrangements with one individual and one corporation to provide geological and geophysical services in exchange for Hyperdynamics common stock. This arrangement was temporarily put on hold beginning in July 2005. Should SCS continue with the 2002 PSA or proceed with rights to explore and exploit the concession off the coast of Guinea, Hyperdynamics may be obligated under these agreements to issue 41,250 - 46,250 shares per quarter, depending upon the price of Hyperdynamics common stock, or it may, at the company's option renegotiate or cancel such agreements going forward in any respect.

Note 15 - Related Party Transactions

Related party transactions include payments to the CEO's brother, Michael Watts, as follows: during the year ended June 30, 2004, Michael Watts, the CEO's brother, received payment of $699,951 cash to pay for offering costs on private subscription agreements and warrants exercised. Additional offering costs will also be paid on 3,732,403 warrants purchased by private investors should they be exercised in the future. If all of these warrants were exercised, Michael Watts would receive approximately $712,000 to pay these additional costs.

Additionally, 1,200,000 warrants with an exercise price of $.50 per share were issued to a company of which Michael Watts is president for public relations/investor relations services. The warrants vest quarterly from January 2004 through December 2005 and expire July 18, 2007. As of June 30, 2005, 960,000 of these warrants have vested. The value of the 1,200,000 warrants, as computed using the Black-Scholes model, was $2,256,592 of which $1,101,493 and $959,895 was recognized in 2005 and 2004, respectively. The balance will be recognized in the fiscal year ended June 30, 2006, when they vest.

On February 9, 2005 the Audit Committee of Hyperdynamics Corporation, acting under the Audit Committee Charter adopted by the Board of Directors on October 18, 2005, pre-approved a contract with Geoserve Marketing, an assumed name for Michael E. Watts, the brother of the Chief Executive Officer. The contract was executed by Trendsetter Production Company (a wholly owned subsidiary) with Geoserve Marketing. Under the Agreement Geoserve Marketing was to sell up to 49% of the working interest in certain oil and gas properties owned by Trendsetter. At $55,000 per point, this was to bring in gross revenues of $2,695,000 once sold out. Geoserve Marketing was given the responsibilities to sell working interest on the company's oil and gas leases; obtain executed documents for such sales as required by the company; help prepare the marketing materials for working interest sales; obtain investor non-disclosure agreements and other representations from all prospective non-operators; obtain a check or wired funds from and signatures of non-operators on all pertinent operating agreement forms; pay expenses for working interest promotion including but not limited to any brokerage fees and referral fees. Trendsetter agreed to pay 20% of the proceeds to Geoserve Marketing in return for these services. On June 30, 2005, the independent audit committee pre-approved an extension of the working interest sales contract through July 30, 2005. As of June 30, 2005, 18.5% or $1,017,500 of a total of 49% working interest had been sold and Geoserve Marketing had been paid promotion fees of $203,500. On July 29, 2005, the audit committee pre-approved that Trendsetter Production Company may extend the term of the contract with Geoserve Marketing until a total of gross sales of $2,695,000 has occurred or it has been determined that HYDR is cash flowing, as a whole, or the company otherwise reaches a cash position net of current liabilities equal to at least $1,500,000 with projected cash surplus to last a minimum of one year based on current operations. As of September 8, 2005, 32.5% or $1,787,500 had been sold and a total of $357,500 in promotion fees has been paid to Geoserve Marketing.

On May 9, 2005, Harry James Briers, Executive Vice President, requested and obtained pre-approval from the audit committee to rehire Mr. Jeremy Driver (son-in-law of Michael E. Watts, brother of the Chief Executive Officer), a past employee of Hyperdynamics Corporation, to work as General Manager for HYD Resources Corporation. Mr. Driver had just been honorably discharged from the United States Air Force with the rank of Lieutenant. Our Audit committee approved the request and Mr. Driver was hired by Mr. Briers at an initial salary of $45,000 annually.

Note 16 - Subsequent Events

On July 12, 2005, Hyperdynamics Corporation received a letter from USOil Corporation whereby they claimed that the royalties and production sharing agreement between them and Guinea had been terminated. Hyperdynamics immediately went to work to rectify the situation and initially took the position that the Royalties and Production Sharing Agreement was still in full force and effect since the contract was ignored with respect to events of default, remedies, notices, and cures of such defaults. On August 26, 2005, Hyperdynamics hired Famourou Kourouma as its new Vice President for Guinea Affairs in August. Both Mr. Kourouma and the Company's CEO, Kent Watts traveled to Guinea. They have determined from direct meetings with the Ministre Secretaire General de la Presidence de la Republique de Guinee that the termination letter did not originate from his office. For the termination letter to be legitimate it would have had to be initiated by his office with his knowledge. The termination letter was a fake. The Government has represented that SCS will be allowed to resume work and the Ministre Secretaire General is working on this by order of his Excelence President Lansana Conte. Mr. Kourouma remains working in Guinea at this time.

On August 12, 2005, Hyperdynamics closed a private financing transaction with Dutchess Private Equities Fund II, LP. The financing included a subscription for a $1,500,000 two (2) year debenture that was funded in the amount of $1,000,000 upon closing and will fund $500,000 upon filing of a registration statement which is expected to be filed in October or November 2005. Upon effectiveness of the ensuing registration, Dutchess may elect to convert the payments coming due on the debenture at a stock price of the lesser of the fixed floor conversion price or $1 per share. Hyperdynamics may request another debenture with Dutchess for an additional $1,500,000 upon the effectiveness of the registration statement. Management believes that the registration statement will be effective within six months. However, since only the Securities and Exchange Commission can order a registration statement effective, it is not known for certain when or if the registration statement will become effective. Management believes that these financings will enable Hyperdynamics to fund its operating activities through June 30, 2006.

Hyperdynamics also executed an investment agreement with Dutchess and received a commitment from Dutchess to fund up to $20,000,000 in equity at 95% of the market price. The company and Dutchess agreed through a global amendment to limit the number of shares to register under financing to 8,400,000 shares without a shareholder vote. This insures the number of shares to be issued will not exceed 20% of the outstanding common stock as is required by the rules of the American Stock Exchange. Thus, the amount ultimately raised by the financing will be determined strictly by the stock price at each point in time the equity line is used.

On August 31, 2005, Trendsetter Production Company (wholly owned by HYD Resources Corporation) signed a gas facilities contract with Tennessee Gas Pipeline Company. On September 1, 2005, a gas sales and purchase contract was signed with British Petroleum. The company is now installing the production facilities and metering equipment to allow it to begin selling its natural gas reserves.

HYPERDYNAMICS CORPORATION
Consolidated Balance Sheets
(Unaudited)

March 31,
2006

ASSETS
Current Assets
Cash	$161,063
Restricted certificate of deposit	75,000
Accounts receivable, net of allowance for doubtful accounts Of $31,242 and $20,145	49,475
Accounts receivable - recovery from working interest, net of allowance of doubtful accounts of $201,784	-
Inventory	-
Prepaid Expenses	85,681
Other Current Assets	1,303
Total Current Assets	372,522

Property and equipment, net of accumulated depreciation of $400,313 and $314,171	527,746
Other assets	-
Oil and gas properties, using full cost method of accounting
Proved properties	786,084
Unproved properties	4,133,609
Accumulated depreciation, depletion, amortization &impairment	(117,913)
Net oil and gas properties	4,801,780

Deposits	2,680
TOTAL ASSETS	$5,704,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Installment notes payable	$43,667
Convertible notes payable, net of discount of $504,573	135,427
Accounts payable and accrued expenses	896,942
Accounts payable seismic data	650,000
Deferred gain	983,107
Dividends payable	372,398
Dividends payable to related party	109,250

Total Current Liabilities	3,190,791

Deferred rent	-

TOTAL LIABILITIES	3,190,791

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.001; 20,000,000 shares authorized
Series A - 1,945 shares issued and outstanding	2
Series B - 2,725 shares issued and outstanding	3
Common stock, $.001 par value, 250,000,000 shares authorized, 45,563,620 and 42,168,410 shares issued and outstanding, respectively	45,564
Additional paid-in capital	28,074,758
Accumulated deficit	(25,606,390)

Total stockholders' equity	2,513,937

Total Liabilities and Stockholders' Equity	$5,704,728

HYPERDYNAMICS CORPORATION
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2006	2005	2006	2005

Revenues	$134,234	$28,002	$329,052	$148,693

Operating Expenses
Cost of revenues	241,778	266,027	1,515,185	693,389
Selling	-	26,748	199	64,098
General and administration	816,255	777,829	2,422,264	2,575,668
Bad Debt expense	201,784	-	201,784	-
(Gain) loss from retirement of assets	-	(2,253)	-	17,159
Loss on working interest buy back	361,193	-	361,193	-
Depreciation, depletion and amortization	158,859	24,377	231,000	80,602

Total Operating Expenses	1,779,869	1,092,728	4,731,625	3,430,916

LOSS FROM OPERATIONS	(1,645,635)	(1,064,726)	(4,402,573)	(3,282,223)

Other Income (Expense)

Other Income	1,995	-	1,995	-
Interest income	-	3,679	2,438	16,461
Interest expense	(1,148,944)	(23,144)	(1,313,837)	(314,300)

NET LOSS	(2,792,584)	(1,084,191)	(5,711,977)	(3,580,062)
Preferred dividend requirement	(27,500)	(27,250)	(82,000)	(101,194)

Net loss chargeable to common shareholders	$(2,820,084)	$(1,111,441)	$(5,793,977)	$(3,681,256)

Basic and diluted loss per common share	$(0.06)	$(0.03)	$(0.14)	$(0.09)
Weighted average shares outstanding	43,880,008	41,839,128	42,468,964	41,498,372

HYPERDYNAMICS CORPORATION
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months
	Ended March 31,
	2006	2005

Cash flows from operating activities
Net loss	$(5,711,977)	$(3,580,062)
Adjustments to reconcile net loss to cash used by operating activities
Depreciation and amortization	231,000	80,602
Loss on disposal of assets	-	17,159
Loss on working interest buyback	361,193	-
Options and warrants expense	651,269	1,365,123
Stock issued for services	153,206	-
Loss on retirement of mandatorily redeemable preferred stock	76,847
Accretion of interest and amortization of offering costs of mandatorily redeemable preferred stock	-	231,750
Bad debt expense	201,784	3,694
Amortization of debt discount	1,109,764	-
Changes in:
Accounts receivable	(29,840)	(33,296)
Accounts receivable - recovery from working interest	(201,784)	-
Inventory	3,637	16,239
Other current assets	80,266	100,947
Deposits from customers	-	(3,264)
Deferred rent	(134,696)	7,182
Accounts payable and accrued expenses	352,744	71,482
Net cash used in operating activities	(2,933,434)	(1,645,597)
Cash flows from investing activities
Decrease in restricted cash	(9,555)	129,750
Investment in unproved property	(385,347)	(914,455)
Purchase of equipment	(62,741)	(160,530)
Proceeds from disposal of assets	-	13,413
Change in deposits	19,632	(280)
Net cash provided by (used in) investing activities	(438,011)	(932,102)
Cash flows from financing activities
Proceeds from sale of common stock and warrants	940,000	162,125
Proceeds from installment notes payable	78,177	7,201
Proceeds from convertible notes payable, net	1,980,872	-
Proceeds from sale on working interest, net	726,000	176,000
Payments on convertible notes payable	(186,717)	-
Payments on installment debt	(265,272)	(122,119)
Net cash provided by financing activities	3,273,060	223,207
Net increase (decrease) in cash	(98,385)	(2,354,492)
Cash at beginning of period	259,448	3,149,441
Cash at end of period	$161,063	$794,949

Supplemental Information:

Cash paid for interest	$111,876	$5,703

Cash paid for income taxes	$-	$-

Non-cash transactions
Issuance of common stock for accounts payable	$-	$42,086
Geological and geophysical work performed on unproved oil and gas properties paid with equity-based compensation	37,200	390,061
Series B preferred shareholder quarterly dividends	82,000	-
Discount related to convertible debt	1,465,245	-
Common stock issued to retire mandatorily redeemable preferred stock in subsidiary	-	849,347

HYPERDYNAMICS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	Basis of Presentation

The unaudited consolidated financial statements of Hyperdynamics Corporation ("Hyperdynamics") have been prepared in accordance with accounting principles generally accepted in the United States and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in this registration statement. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal year 2005 as reported in this registration statement have been omitted.

2.	Convertible Notes payable -

Convertible Note Payable

In August 2005, Hyperdynamics closed a private financing convertible note payable with Dutchess Private Equities Fund II, LP (Dutchess). The proceeds from the transaction were received in two tranches. The first tranche of $1,000,000 was received at closing and the second tranche of $500,000 was received upon the filing of a registration statement with the SEC. The registration statement was filed with the SEC in October 2005. Upon effectiveness of the registration statement, Dutchess may elect to receive loan payments in the form of stock at a conversion price based upon the prevailing market price of Hyperdynamics's common stock but in no event less than $1.00 per share. In conjunction with the transaction, Hyperdynamics issued a detachable warrant to Duchess to purchase 500,000 shares of common stock at $1.00 per share. The relative fair value of the warrants was $304,631 and the intrinsic value of the conversion feature of the two tranches was $354,631. Effective February 9, 2006, Hyperdynamics has the option to enter into another debenture with Dutchess for an additional $1,500,000. During the quarter ending March 31, 2006 this note was converted into common stock.

Short Term Note Payable

In December 2005, Hyperdynamics issued 127,000 shares of stock with a market value of $240,030 and a non-interest bearing note to Dutchess in exchange for $640,000. Upon effectiveness of the aforementioned registration statement, Dutchess may elect to receive loan payments in the form of stock at a conversion price based upon the prevailing market price of Hyperdynamics's common stock.

Hyperdynamics analyzed its convertible notes payable instruments for derivativeaccounting consideration under SFAS 133 and EITF 00-19. Hyperdynamics determinedthe conversion feature met the criteria for classification in stockholders'equity under SFAS 133 and EITF 00-19. Therefore, derivative accounting is notapplicable for the convertible instruments.

The carrying value of the notes at
March 31, 2006 is as follows:

Face value of notes payable	$2,140,000
Less: discount related to warrants	(304,631)
discount related to conversion feature	(1,219,631)
discount related to financing costs	(90,075)
conversion to common shares	(1,500,000)
Add: amortization of discount	1,109,764
Carrying value of note at March 31, 2006	$135,427

3.	Contingencies

From time to time, Hyperdynamics is party to various legal proceedings in theordinary course of business or otherwise. The following is a description of thematerial legal proceedings involving Hyperdynamics commenced or pending duringthe three months ended March 31, 2006. In accordance with SFAS 5, "Accountingfor Contingencies," the company makes a provision for a liability when it isboth probable that a liability has been incurred and the amount of the loss canbe reasonably estimated. These provisions are reviewed at least quarterly andadjusted to reflect the impacts of negotiations, settlements, rulings, advice oflegal counsel, and other information and events pertaining to a particular case.Although Hyperdynamics believes it has adequate provisions for the followingmatters, litigation is inherently unpredictable and it is possible that cashflows or results of operations could be materially and adversely affected in anyparticular period by the unfavorable resolution or disposition of one or more ofthese contingencies.

TRENDSETTER INVESTORS, LLC

On March 8, 2006, Trendsetter Investors, LLC ("Trendsetter") filed a lawsuitagainst Hyperdynamics. Trendsetter purchased from Hyperdynamics workinginterests in certain domestic properties. Trendsetter seeks unspecifiedmonetary damages. Hyperdynamics has filed a motion todismiss, and the case is currently stayed by the court pending a ruling on thesemotions to dismiss.

Hyperdynamics is considering counter claims against Trendsetter.

4.	Stock Based Compensation

On January 1, 2006, Hyperdynamics adopted SFAS No. 123(R), "Share-BasedPayment"("SFAS 123(R)"). SFAS 123(R) replaced SFAS No. 123 and supersedes APBOpinion No. 25. SFAS 123(R) requires all share-based payments to employees,including grants of employee stock options, to be recognized in the financialstatements based on their fair values. The pro forma disclosures previouslypermitted under SFAS 123 are no longer an alternative to financial statementrecognition. The consolidated financial statements for the three months endedMarch 31, 2006 and 2005 reflect the impact of adopting SFAS 123(R).

5.	Segment Information

Reportable segments

Hyperdynamics has two reportable segments: SCS Corporation ("SCS") and its Louisiana operations ("HYDR"). SCS is engaged in oil and gas exploration activities offshore Guinea, West Africa. Additionally, it provides seismic data transcription and management services to support its activities and to external customers. The seismic data work is performed in the USA. HYDR is engaged in oil and gas exploration and production activities in Louisiana, USA; it also provides oilfield services to external customers. Hyperdynamics evaluates performance based on profit or loss from operations. The reportable segments are managed by separate management teams who are evaluated based on their segment's performance.

The following tables summarize certain balance sheet and income statement dataabout Hyperdynamics' reportable segments and corporate overhead for the threeand nine months ended March 31, 2006 and 2005:

	SCS	HYDR	Corporate	Total

As of March 31, 2006:
Segment assets	$4,274,928	$1,226,819	$202,981	$5,704,728

Nine months ended March 31, 2006
Revenues from external customers	-	329,052	-	329,052
Depreciation, depletion and amortization	21,739	192,217	17,044	231,000
Loss from operations	(517,094)	(1,997,523)	(1,887,956)	(4,402,573)
Expenditures for long-lived assets	76,106	524,971	8,249	609,326
Three months ended March 31, 2006
Revenues from external customers	0	134,234	-	134,234
Depreciation, depletion and amortization	8,019	142,808	8,032	158,859
Loss from operations	(180,965)	(802,562)	(662,108)	(1,645,635)
Expenditures for long-lived assets	2,629	174,474	3,813	180,916

As of March 31, 2005:
Segment assets	4,074,834	1,480,284	722,152	6,277,270

Nine months ended March 31, 2005
Revenues from external customers	3,140	145,253	300	148,693
Depreciation, depletion and amortization	21,270	45,643	13,689	80,602
Loss from operations	(430,418)	(752,018)	(2,099,787)	(3,282,223)
Expenditures for long-lived assets	849,502	611,981	3,564	1,465,047
Three months ended March 31, 2005
Revenues from external customers	-	28,002	-	28,002
Depreciation, depletion and amortization	7,243	12,669	4,465	24,377
Loss from operations	(112,903)	(329,705)	(622,118)	(1,064,726)
Expenditures for long-lived assets	137,114	427,331	-	564,445

Product and services information

	Quarter Ended March 31,		Nine Months Ended March 31,
	2006	2005	2006	2005

Revenues from:
Seismic data management	$-	$-	$-	$3,140
Computer-related sales	-	-	300
Oilfield services	-	-	117,251
Oil and gas production	134,234	28,002	329,052	28,002

Totals	$134,234	$28,002	$329,052	$148,693

6.	Subsequent events

During the forth quarter we made 5 puts on our equity line of credit for a total of $967,000. On June 23, 2006, the remaining amount available for us to draw down on the equity line of credit is $19,032,900. The equity line of credit expires in February 2009.

During the forth quarter we repaid the outstanding balances on our convertible notes payable. The carrying value of these notes was $135,427 on March 31, 2006.

In June 2006 we entered into a financing agreement with Cornell Capital Partners, LP. Under this agreement we will issue three 10% convertible debentures, with a face value of $2,000,000 each, for a total of $6,000,000. In June 2006 we issued the first debenture and we received net proceeds of $1,800,000. Later in June 2006 we issued the second debenture and we received net proceeds of $1,820,000. We expect to issue the third debenture when the aforementioned Form S-1 is declared effective by the SEC. The debentures are to be repaid in monthly installments of $175,000 plus accrued interest. After the registration statement has been declared effective by the SEC, Cornell may elect to convert the monthly installment payments on the debentures into our common stock at a conversion price of $2.00 per share. In connection with the financing we issued warrants to Cornell to purchase 955,000 shares of our common stock at $2.50 per share, 715,000 shares of our common stock at $3.50 per share and 430,000 shares of our common stock at $4.00 per share. The warrants expire in 2011.

FORM S-1
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our offering expenses are estimated to be:

Amount Paid or be Paid (1)
SEC registration fee	$1,210.00

Printing and engraving cost	1,000.00
Attorneys' fees	25,000.00
Accounting fees	10,000.00
Transfer agent and registrar cost	1,000.00
Edgar service provider cost	3,000.00
Miscellaneous	1,000.00

Total	$42,210.00

(1) The amounts set forth are all estimates.
_______________

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law Code provides for indemnification as follows:

§ 145.	Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Our Bylaws provide for indemnification. Our Bylaws--ARTICLE IV, as follows:

1.  INDEMNIFICATION. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or any of its direct or indirect subsidiaries or while such a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim: provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article IV shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

2.  INSURANCE.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article IV of the by-laws.

3.  DEFINITIONS.  For purposes of this Article IV, reference to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence has continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IV with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IV, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on. or involves services by. such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article IV.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

During the 3 year period ending June 23, 2006, we issued unregistered securities in transactions summarized below. In January-March 2004, we sold 7,376,090, shares of common stock to 84 investors for an aggregate of $5,664,614. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In February-April 2004, we issued 125,000 shares of common stock to one vendor for services rendered. We valued these transactions at $252,188. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In April 2004, we issued 2,333,333 shares of common stock to employees upon cashless exercise of options. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In April 2004, we issued 32,328 shares of common stock to person upon the acquisition of assets. We valued these transaction at $93,750. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In April-June 2004, we issued 70,822 shares of common stock to four vendors for services rendered. We valued these transactions at $182,789. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In April-June 2004, we issued 55,000 shares of common stock to two investors who exercised warrants for $15,000. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In August-September 2004, we sold 22,50 shares of common stock to two investors for an aggregate of $8,125. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In September 2004, we issued 46,250 shares of common stock to two vendors for services rendered. We valued these transaction at $99,750. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In December 2004, we issue 33,250 shares of common stock to two vendors for services rendered. We valued these transactions at $136,238. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In October-November 2004, we sold 260,000 shares of common stock to two investors for an aggregate of $140,000. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In March 2005, we issued 101,480 shares of common stock to acquire assets from two persons. We valued these transactions at $281,250. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In March 2005, we sold 28,000 shares of common stock to two investors for an aggregate of $14,000. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In January-March 2005, we issued 81,616 shares of common stock to 15 employees and vendors for services rendered. We valued these transactions at $191,044. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In May 2005, we issued 87,715 shares of common stock to one investor as a dividends on preferred stock. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In May 2005, we issued 10,012 shares of common stock to one vendor for services rendered. We valued these transactions at $21,126. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In June 2005, we sold 11,000 shares of common stock to one investor for $5,500. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

During August 2005, we sold a convertible denture and a warrant to on investor who paid us the gross amount of $1 million when we signed the agreements and Dutchess paid us an additional $500,000 a short time later. The warrant has been exercised and the debenture has been converted. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In June 2003, we issued an aggregate of 150,000 options to one vendor for services rendered. These options had an exercise price of $0.50 per share with an expiration of June 2005. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In July-December 2003, we issued an aggregate of 197,500 options to one vendor for services rendered. These options had an exercise price of $0.25 per share with a pro rata expiration of December 2008. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In December 2003, we issued an aggregate of 2,000,000 options to five vendors for services rendered. These options had an exercise price of $0.50 per share with an expiration of June 2007. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In October 2003- March 2004, we issued an aggregate of 3,534,903 to 102 investors concurrent with purchase of common stock. These options had an exercise price of $2.00 per share with a expirations of October 2006-March 2007. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In August 2005 we issued to one investor a convertible debenture that was convertible into 1,500,000 shares, and a warrant to purchase 500,000 shares with an exercise price Of $1.00 per share. We received the aggregate amount of $1,500,000 for these securities. In December 2005 we issued to the same investor an option to purchase 127,000 shares at an exercise price of $1.89 per share as partial consideration for a loan.
These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In November 2005, we issued 30,000 shares of common stock to one vendor for services rendered. We valued this transaction at $52,200. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In November 2005, we issued 25,000 shares of common stock to one investor who exercised warrants for $12,500. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In December 2005, we issued 127,000 shares of common stock to a lender in partial consideration of a loan to us of $500,000. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In November 2005, we issued 24,351 shares of common stock to our directors as compensation. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In January 2006, an investor exercised 25,000 options. The exercise price was $12,500. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In November 2005, we issued 40,000 options to Seacon Computer Systems Inc. These options have an exercise price of $0.01 per share and expire in one year. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In December 2005, we issued 10,000 options to one employee as compensation. These options have an exercise price of $1.55 per share and expire in two years. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In December 2005, we issued 500,000 options to two employees as compensation. These options have an exercise prices from $1.00 per share to $1.55 per share and expire in two years. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In February March and April 2006, one investor exercised warrants with an exercise price of $0.50 per share to acquire 1,030,000 shares of common stock for an aggregate exercise price of $515,000. We issued these shares to the investor. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In February 2006, one investor exercised warrants with an exercise price of $0.50 per share to acquire 20,000 shares of common stock for an aggregate exercise price of $10,000. We issued these shares to the investor. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In March 2006, one investor exercised options to purchase 25,000 shares and we received $12,500 as consideration. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investor was an accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investor were knowledgeable about our operations and financial condition.

In December 2005 through June 2006, we issued 30,000 shares to one vendor as compensation for services rendered that we valued at approximately $125,000.

In February 2006, we issued an aggregate of 197,146 shares to buy back oil and gas working interests from owners. We valued these transactions at $2.39 per share. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In February 2006, we issued 300,000 shares of restricted common stock to investors upon the exercise of options. We received an aggregate of $150,000 in exercise proceeds. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

In June 2006, one investor exercised options to purchase 25,000 shares of stock and paid us $12,500. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investor was an accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investor were knowledgeable about our operations and financial condition.

In May 2006, we issued 75,000 options to three employees as compensation. These options have an exercise price of $2.09 per share and expire in two years. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition

In April 2006, we issued 40,000 options to three employees as compensation. These options have an exercise price of $2.09 per share and expire in two years. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition

In July 2006, we issued 134,999 options to seven employees as compensation. These options have an exercise price of $2.15 per share and expire in three years. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transaction did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition

In June 2006, we entered into a financing arrangement with Cornell Capital Partners, LP whereby we received net amount of $1,800,000 by selling a convertible debenture to Cornell. The debenture has a fixed conversion price of $2.00 per share and matures in 2009. In connection with the Cornell transaction, we issued a total of 3 warrants expiring in 2011 Cornell as follows:

(a)	one warrant to purchase 955,000 shares of common stock at an exercise price of $2.50 per share

(b)	one warrant to purchase 715,000 shares of common stock at an exercise price of $3.50 per share

(c)	one warrant to purchase 430,000 shares of common stock at an exercise price of $4.00 per share.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)
Exhibit
Number	Description

3.1	Articles of Incorporation as amended -- Incorporated by reference to our Form 10-KSB/A filed May 16, 2005.

3.2	By-laws as amended -- Incorporated by reference to our Form 10-KSB/A filed May 16, 2005.

4.1.1	First Convertible Debenture—-Incorporated by reference to our Form 8-K filed June 23, 2006.

4.1.2	Second Convertible Debenture—-Previously provided.

4.2	First Warrant—-Incorporated by reference to our Form 8-K filed June 23, 2006.

4.3	Second Warrant—-Incorporated by reference to our Form 8-K filed June 23, 2006.

4.4	Third Warrant—-Incorporated by reference to our Form 8-K filed June 23, 2006.

4.5	Registration Rights Agreement—-Incorporated by reference to our Form 8-K filed June 23, 2006.

4.6	Form of Common Stock Certificate -- Incorporated by reference to our Form S-1 filed January 12, 2006 as amended.

4.7	Form of Series A Preferred Stock Certificate -- Incorporated by reference to our Form SB-2 filed February 5, 2000.

4.8	Form of Series B Preferred Stock Certificate -- Incorporated by reference to our Form 8-K filed June 15, 2001.

5.1	Opinion re: legality -- provided herewith.

10.1	Securities Purchase Agreement—-Incorporated by reference to our Form 8-K filed June 23, 2006.

10.2	Amendment to the Securities Purchase Agreement—-Incorporated by reference to our Form 8-K filed June 23, 2006.

10.3	Parent Security Agreement—-Incorporated by reference to our Form 8-K filed June 23, 2006.

10.4	Subsidiary Security Agreement—-Incorporated by reference to our Form 8-K filed June 23, 2006.

10.5	Irrevocable Transfer Agent Instructions—-Incorporated by reference to our Form 8-K filed June 23, 2006.

10.6	Investment Agreement for equity line of credit-- Incorporated by reference to our Form S-1 filed January 12, 2006 as amended.

10.7	Employment Agreement of Famourou Kourouma -- Incorporated by reference to our Form S-1 filed January 12, 2006 as amended.

10.8	Employment Agreement of Kent Watts -- Incorporated by reference to our Form SB-2 filed February 25, 2000.

10.9	Production Sharing Agreement (PSA) -- Incorporated by reference to our Form 8-K filed July 28, 2005.

10.10	Farmout Agreement -- Incorporated by reference to our Form 8-K filed December 20, 2002.

10.11	CFO Agreement -- Incorporated by reference to our Form S-1 filed January 12, 2006 as amended.

21.1	Subsidiaries - Previously provided.

23.1	Consent of Independent Registered Public Accounting Firm-- provided herewith.

23.2	Consent of Counsel (see Exhibit 5.1).

99.1	Map of Guinea lease -- Incorporated by reference to our Form S-1 filed January 12, 2006 as amended.

99.2	Map of Louisiana leases -- Incorporated by reference to our Form S-1 filed January 12, 2006 as amended.

99.3	Letter from government of Guinea in original French language -- Incorporated by reference to our Form S-1 filed January 12, 2006 as amended.

99.4	Letter from government of Guinea translated into English -- Incorporated by reference to our Form S-1 filed January 12, 2006 as amended.

(B)

FINANCIAL STATEMENT SCHEDULES

The financial statement schedules required by this item are set forth in the notes to our financial statements set forth on page 58 and F-1.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

i.	If the registrant is relying on Rule 430B (?230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that:

1.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by any underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by an underwriter is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 Amendment Numer 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sugar Land, State of Texas, on July 27, 2006.

HYPERDYNAMICS CORPORATION

July 27, 2006	By: /s/ Kent Watts
Kent Watts
Chairman of the Board,
Director,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kent Watts	Chairman of the Board,
Kent Watts	Director, President Chief Executive Officer	July 27, 2006

/s/ Harold A. Poling	Director	July 27, 2006
Harold A. Poling

/s/ Harry J. Briers	Director and Executive Vice-president	July 27, 2006
Harry J. Briers

/s/ Al Young	Director	July 27, 2006
Al Young

/s/ Steven M. Plumb	Chief Financial Officer	July 27, 2006
Steven M. Plumb

/s/ L. Gene Stohler	Director	July 27, 2006
L. Gene Stohler